FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-12

January 16, 2018

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$1,166,378,009

(Approximate Total Mortgage Pool Balance)

$985,207,000

(Approximate Offered Certificates)

BENCHMARK 2018-B1

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

JPMorgan Chase Bank, National Association

Citi Real Estate Funding Inc.

Sponsors and Mortgage Loan Sellers

Co-Lead Managers and Joint Bookrunners

Academy Securities
Co-Manager

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

Benchmark 2018-B1 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated January 16, 2018 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Citigroup Global Markets Inc.
Co-Manager:	Academy Securities, Inc.
Mortgage Loan Sellers:	German American Capital Corporation* (“GACC”) (42.0%), JPMorgan Chase Bank, National Association (“JPMCB”) (41.9%) and Citi Real Estate Funding Inc. (“CREFI”) (16.1%) *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	Wells Fargo Bank, National Association (“Wells Fargo”)
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland Loan Services”)
Certificate Administrator:	Wells Fargo
Trustee:	Wilmington Trust, National Association
Rating Agencies:	S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”)
Risk Retention Consultation Party:	Deutsche Bank AG, acting through its New York Branch (“DBNY”)
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in February 2018.
Distribution Date:	4th business day following the Determination Date in each month, commencing in February 2018.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in January 2018 (or, in the case of any mortgage loan that has its first due date subsequent to January 2018, the date that would have been its due date in January 2018 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about January 31, 2018
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	January 2051
Minimum Denominations:	$10,000 (for offered principal balance certificates) and $100,000 (for Class X-A Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B1 Mortgage Trust
TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation	21	104	$489,970,948	42.0%
JPMorgan Chase Bank, National Association	18	58	$488,417,060	41.9%
Citi Real Estate Funding Inc.	10	11	$187,990,000	16.1%
Total:	49	173	$1,166,378,009	100.0%
Pooled Collateral Facts:
Initial Outstanding Pool Balance:				$1,166,378,009
Number of Mortgage Loans:				49
Number of Mortgaged Properties:				173
Average Mortgage Loan Cut-off Date Balance:				$23,803,633
Average Mortgaged Property Cut-off Date Balance:				$6,742,069
Weighted Average Mortgage Rate:				4.1373%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(1):				110
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(1):				108
Weighted Average Mortgage Loan Seasoning (months):				2
% of Mortgaged Properties Leased to a Single Tenant:				8.3%
Credit Statistics(2):
Weighted Average Mortgage Loan U/W NCF DSCR:				2.33x
Weighted Average Mortgage Loan Cut-off Date LTV(3)(4):				57.3%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(1)(3)(4):				53.5%
Weighted Average U/W NOI Debt Yield(4)(5):				11.2%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date or ARD(1):				12.8%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD(1):				58.8%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD(1):				28.4%
Weighted Average Remaining Amortization Term (months)(6):				350
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				60.7%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(7):				56.4%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				36.6%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(8):				49.1%
% Mortgage Loans with Upfront Engineering Reserves:				34.7%
% Mortgage Loans with Upfront or Ongoing Other Reserves:				65.7%
% Mortgage Loans with In Place Hard Lockboxes:				61.3%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.10x:				69.2%
% Mortgage Loans with Cash Traps Triggered at Debt Yield ≥ 5.4%:				16.0%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:				58.5%
% Mortgage Loans with Prepayment After a Lockout Period and Prior to an Open Period, or with a Yield Maintenance Charge or After a Lockout Period with Defeasance:				13.9%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with Defeasance or a Yield Maintenance Charge:				4.9%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or After a Lockout Period with Defeasance:				1.3%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:				21.4%

(1)	With respect to the 156-168 Bleecker Mortgage Loan (the “ARD Loan”), the Original Term to Maturity Date or ARD, Remaining Term to Maturity Date or ARD and Maturity Date or ARD LTV are calculated through the related anticipated repayment date.

(2)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(3)	With respect to seven Mortgage Loans, in aggregate, representing approximately 19.7% of the Initial Outstanding Pool Balance (including Griffin Portfolio, Atrium Center, Sentinel Square II, Gateway Net Lease Portfolio, AHIP Northeast Portfolio I, Starwood Capital Group Hotel Portfolio and Hampton Inn Glenwood Springs), the Cut-off Date LTV and Maturity Date or ARD LTV has been calculated based on other than “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	With respect to the William Penn Building Mortgage Loan representing approximately 1.0% of the Initial Outstanding Pool Balance, the Cut-off Date LTV, Maturity Date or ARD LTV and U/W NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related holdback reserve.

(5)	With respect to the 8900 Beverly Mortgage Loan representing approximately 3.7% of the Initial Outstanding Pool Balance and the 1114-1126 Lake Street Mortgage Loan representing approximately 1.1% of the Initial Outstanding Pool Balance, the U/W NOI Debt Yield is calculated based on the Cut-off Date Balance net of a related future lease reserve and economic holdback reserve, respectively.

(6)	Excludes mortgage loans which are interest only for the full loan term.

(7)	Includes FF&E reserves.

(8)	Represents the percent of the allocated Initial Outstanding Pool Balance of office, retail, mixed use and industrial properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B1 Mortgage Trust
STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)

Class A-1	AAA(sf)/AAAsf/AAA(sf)	$18,703,000	30.000%(7)	2.66	1 – 53	40.1%	16.0%
Class A-2	AAA(sf)/AAAsf/AAA(sf)	$157,629,000	30.000%(7)	4.80	53 – 60	40.1%	16.0%
Class A-3	AAA(sf)/AAAsf/AAA(sf)	$49,272,000	30.000%(7)	6.45	77 – 82	40.1%	16.0%
Class A-SB	AAA(sf)/AAAsf/AAA(sf)	$40,449,000	30.000%(7)	7.36	60 – 115	40.1%	16.0%
Class A-4	AAA(sf)/AAAsf/AAA(sf)	$175,000,000	30.000%(7)	9.61	113 – 117	40.1%	16.0%
Class A-5	AAA(sf)/AAAsf/AAA(sf)	$347,112,000	30.000%(7)	9.81	117 – 119	40.1%	16.0%
Class X-A(8)	AAA(sf)/AAAsf/AAA(sf)	$885,279,000(9)	N/A	N/A	N/A	N/A	N/A
Class A-M	AAA(sf)/AAAsf/AAA(sf)	$97,114,000	21.375%	9.88	119 – 119	45.1%	14.2%
Class B	AA(sf)/AA-sf/AA(sf)	$47,853,000	17.125%	9.88	119 – 119	47.5%	13.5%
Class C	A(sf)/A-sf/A-(sf)	$52,075,000	12.500%	9.93	119 – 120	50.1%	12.8%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)

Class X-B(8)	AA(sf)/AA-sf/AAA(sf)	$47,853,000(9)	N/A	N/A	N/A	N/A	N/A
Class X-D(8)	NR/BBB-sf/BBB-(sf)	$60,520,000(9)	N/A	N/A	N/A	N/A	N/A
Class X-E(8)	NR/BB-sf/BB-(sf)	$25,334,000(9)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBB-sf/BBB-(sf)	$60,520,000	7.125%	9.96	120 – 120	53.2%	12.1%
Class E	NR/BB-sf/BB-(sf)	$25,334,000	4.875%	9.96	120 – 120	54.5%	11.8%
Class F-RR(10)	NR/B-sf/B-(sf)	$14,074,000	3.625%	9.96	120 – 120	55.2%	11.6%
Class G-RR(10)	NR/NR/NR	$40,816,346	0.000%	9.96	120 – 120	57.3%	11.2%

NON-OFFERED VERTICAL RISK RETENTION INTEREST

Non-Offered Vertical Risk Retention Interest	Ratings (S&P/Fitch/KBRA)	Initial Retained Certificate Balance or Notional Amount	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio	Underwritten NOI Debt Yield

VRR Interest(11)	NR/NR/NR	$40,426,662(11)(12)	N/A	8.75	1 – 120	N/A	N/A

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates (the “Principal Balance Certificates”) will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related Distribution Date occurs (the “WAC” Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate.

(2)	Approximate; subject to a permitted variance of plus or minus 5%. The Certificate Balance of the VRR Interest is not included in the Certificate Balance or Notional Amount of any Class of Certificates set forth under “Offered Certificates” or “Non-Offered Certificates” in the table above. In addition, the Certificate Balance of each Class of Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) is subject to change as described in footnote (12) below. If the initial Certificate Balance of the VRR Interest is decreased from $40,426,662 to $38,377,518, the initial Certificate Balance of each Class of Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will increase by approximately 0.182% and the aggregate initial Certificate Balance of the Offered Certificates will increase from $985,207,000 to $987,000,000.

(3)	The initial subordination levels are calculated based on the initial Certificate Balance. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Non-VRR Certificates (exclusive of the Class X, Class S and Class R certificates), on the other hand, pro rata in accordance with their respective outstanding certificate balances. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

(4)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates is based on (i) modeling assumptions described in the Preliminary Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates.

(5)	“Certificate Principal to Value Ratio” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of the such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates are represented in the aggregate.

(8)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-D and Class X-E certificates (collectively, the “Class X Certificates” and, together with the Principal Balance Certificates, the “Regular Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the pass-through rate of the Class B certificates, (C) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates and (D) with respect to the Class X-E certificates, the pass-through rate of the Class E certificates.

(9)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class B certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D certificates. The interest accrual amounts on the Class X-E certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class E certificates. The notional amount of each class of the Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B1 Mortgage Trust
STRUCTURE OVERVIEW

such pricing the pass-through rate of any class of Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of the related Class X Certificates (or, if as a result of such pricing the pass-through rate of the related Class X Certificates is equal to zero, such Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of the related Class X Certificates is equal to less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and will increase accordingly, such notional amount of the related Class X Certificates.

(10)	In satisfaction of a portion of the credit risk retention rules applicable to this securitization transaction by German American Capital Corporation, as retaining sponsor, the Class F-RR and Class G-RR certificates (the “HRR Certificates”), which will constitute an “eligible horizontal residual interest” (as defined in Regulation RR), are expected to be purchased and retained by Eightfold Real Estate Capital Fund V, L.P. or its “majority-owned affiliate” (as defined in Regulation RR) in accordance with the credit risk retention rules.

(11)	German American Capital Corporation, as the retaining sponsor, is expected to purchase from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security with an expected aggregate initial Certificate Balance of approximately $40,426,662 (the “VRR Interest”), which is expected to represent approximately 3.466% of all of Classes of Regular Certificates in the issuing entity. The VRR Interest will be retained by German American Capital Corporation or its “majority-owned affiliate” in accordance with the credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention” in the Preliminary Prospectus.

(12)	The initial Certificate Balance of the VRR Interest is subject to change depending on the final pricing all Classes of Regular Certificates with the final initial Certificate Balance of the VRR Interest determined such that, upon initial issuance, the percentage of the fair value of the HRR Certificates and the percentage of the VRR Interest will equal at least 5. If the initial Certificate Balance of the VRR Interest is reduced, the initial Certificate Balance of each Class of Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will be increased on a pro rata basis (based on the initial Certificate Balance set forth in the table above) in an aggregate amount equal to such reduction in the initial Certificate Balance of the VRR Interest. If the initial Certificate Balance of the VRR Interest is increased, the initial Certificate Balance of each Class of Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will be decreased on a pro rata basis (based on the initial Certificate Balance set forth in the table above) in an aggregate amount equal to such increase in the initial Certificate Balance of the VRR Interest. For a further description, see “Credit Risk Retention” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B1 Mortgage Trust
STRUCTURE OVERVIEW

Class A-2 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-2	CREFI	The Woods	Multifamily	$57,500,000	59	29.6%	5.01x	15.2%
A-2	GACC	Sentinel Square II	Office	$45,000,000	60	59.7%	2.70x	9.0%
A-2	JPMCB	Marriott Charlotte City Center	Hospitality	$30,000,000	53	60.6%	2.76x	12.7%
A-2	JPMCB	Valley Crossing	Retail	$14,712,700	59	67.5%	1.39x	9.6%
A-2	JPMCB	Honey Creek Marketplace	Retail	$13,284,690	59	64.2%	1.69x	11.2%
(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.
(2)	LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

Class A-3 Principal Paydown(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-3	JPMCB	Gateway Net Lease Portfolio	Various	$42,100,000	77	45.0%	3.54x	14.1%
A-3	JPMCB	Tri State Neighborhood Center	Retail	$9,800,000	82	45.2%	1.99x	13.2%
(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-3 certificates, assuming that (i) none of the mortgage loans experience prepayments, defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B1 Mortgage Trust
STRUCTURE OVERVIEW

Allocation between VRR Interest and the Non-VRR Certificates:

The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the remaining certificates (the “Non-VRR Certificates”), on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balances of the Principal Balance Certificates and the initial Certificate Balance of the VRR interest (the “VRR Percentage”); and (b) the Non-VRR Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

Principal Payments:

Payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates, in that order, until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the principal distributions and realized losses allocated to the Class B certificates; (iii) the notional amount of the Class X-D certificates will be reduced by the principal distributions and realized losses allocated to the Class D certificates; and (iv) the notional amount of the Class X-E certificates will be reduced by the principal distributions and realized losses allocated to the Class E certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of Non-VRR Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of the Non-VRR Percentage of the aggregate available funds (exclusive of any portion thereof that represents the Non-VRR Percentage of (i) any yield maintenance charges and prepayment premiums and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date): first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-D and Class X-E certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B1 Mortgage Trust
STRUCTURE OVERVIEW

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, and Class A-M certificates (for that distribution date, weighted on the basis of their respective Certificate Balances immediately prior to that distribution date), (B) with respect to the Class X-B certificates, the pass-through rate of the Class B certificates, (C) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates and (D) with respect to the Class X-E certificates, the pass-through rate of the Class E certificates.

Prepayment Interest Shortfalls:

Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:

The Non-VRR Percentage of losses will be allocated to each class of Non-VRR Certificates entitled to principal in reverse alphabetical order starting with Class G-RR through and including Class A-M and then to Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

Prepayment Premiums:

A percentage of the Non-VRR Percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such class of certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate)	X	The percentage of the principal distribution amount to such class as described in (a) above
(Mortgage Rate - Discount Rate)

The remaining percentage of the Non-VRR Percentage of prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as 90 Hudson, The Woods, Griffin Portfolio, Worldwide Plaza, Station Place III, Atrium Center, Sentinel Square II, Radisson Blu Aqua Hotel, Gateway Net Lease Portfolio, Lehigh Valley Mall, Rochester Hotel Portfolio, 521-523 East 72nd Street, Marriott Charlotte City Center, Miracle Mile Shopping Center, Towers at University Town Center, Two Harbor Point Square, AHIP Northeast Portfolio I and the Starwood Capital Group Hotel Portfolio, each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu and/or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B1 Mortgage Trust
STRUCTURE OVERVIEW

As of the Closing Date, the pari passu companion loans and the subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” below and in “Description of the Mortgage Pool—The Whole Loans—General—Whole Loan Control Notes and Non-Control Notes” in the Preliminary Prospectus.

Control Rights and Directing Holder:

Controlling Class Certificateholders will generally have certain control rights over servicing matters with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. The majority owner or appointed representative of the class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Holder”) will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

It is expected that Eightfold Real Estate Capital Fund V, L.P. or its affiliate will be the initial Directing Holder with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class E, Class F-RR and Class G-RR certificates.
Controlling Class:

The Controlling Class will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any appraisal reduction amounts and any collateral deficiency amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero (without regard to the application of appraisal reduction amounts or any collateral deficiency amounts to notionally reduce the Certificate Balance of such class).

The Controlling Class as of the Closing Date will be the Class G-RR certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reductions amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of appraisal reduction amounts and collateral deficiency amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Serviced Mortgage Loan for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the appraisal reduction amount or collateral deficiency amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the appraisal reduction amount or collateral deficiency amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B1 Mortgage Trust
STRUCTURE OVERVIEW

Control Termination Event:

Will occur with respect to any Mortgage Loan or Serviced Whole Loan when (i) the Class E certificates have a Certificate Balance (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such class, in each case, without regard to the application of any appraisal reduction amounts and collateral deficiency amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Risk Retention Consultation Party:

The risk retention consultation party will have certain non-binding consultation rights with respect to certain material servicing actions. The holder (or group of affiliated holders) of the majority of the VRR Interest, which is expected to be transferred on the Closing Date by GACC to DBNY, will be entitled to appoint a risk retention consultation party. DBNY is expected to be appointed as the initial risk retention consultation party.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B1 Mortgage Trust
STRUCTURE OVERVIEW

in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all Certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of (i) holders of Principal Balance Certificates and the VRR Interest evidencing at least 50% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates and the VRR Interest evidencing more than 50% of the aggregate voting rights of Principal Balance Certificates and the VRR Interest outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses) (“Non-Reduced Certificates”), the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and the VRR Interest, on an aggregate basis.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not risk retention affiliated with each other) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation, subject to a minimum fee of $25,000. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee (only after receipt by the Special Servicer of workout fees of $25,000) and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, if any, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loans, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B1 Mortgage Trust
STRUCTURE OVERVIEW

than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:

With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account Realized Losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur upon the earlier of (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any appraisal reduction amounts and any collateral deficiency amounts to notionally reduce the certificate balance of any such class of certificates) is 25% or less of the initial aggregate Certificate Balances of the HRR Certificates and (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the last proviso in the definition of Control Termination Event).

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of Certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account Realized Losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B1 Mortgage Trust
STRUCTURE OVERVIEW

Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting Certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:

On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
$3,500,000	-	$7,499,999	11	$56,800,085	4.9%	4.8011%	117	1.80x	60.4%	50.6%
$7,500,000	-	$14,999,999	15	$176,767,726	15.2%	4.6784%	106	1.80x	63.5%	55.6%
$15,000,000	-	$24,999,999	4	$79,225,500	6.8%	4.5890%	120	1.80x	66.4%	60.6%
$25,000,000	-	$49,999,999	12	$463,084,697	39.7%	4.0988%	105	2.20x	57.6%	54.6%
$50,000,000	-	$70,000,000	7	$390,500,000	33.5%	3.7497%	110	2.92x	51.8%	50.2%
Total/Weighted Average			49	$1,166,378,009	100.0%	4.1373%	108	2.33x	57.3%	53.5%

Distribution of Mortgage Rates(1)

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
2.9405%	-	3.7499%	5	$244,600,000	21.0%	3.3736%	86	3.67x	42.7%	42.7%
3.7500%	-	3.9999%	5	$219,000,000	18.8%	3.8916%	118	2.26x	56.6%	56.6%
4.0000%	-	4.2499%	5	$218,634,697	18.7%	4.1506%	118	2.04x	59.9%	54.9%
4.2500%	-	4.4999%	9	$168,653,000	14.5%	4.3684%	116	1.86x	65.2%	59.9%
4.5000%	-	4.7499%	11	$184,544,148	15.8%	4.6152%	103	1.99x	61.0%	55.7%
4.7500%	-	4.9999%	8	$76,598,490	6.6%	4.8450%	119	1.39x	64.7%	54.6%
5.0000%	-	5.4160%	6	$54,347,674	4.7%	5.1725%	103	1.77x	67.5%	54.8%
Total/Weighted Average			49	$1,166,378,009	100.0%	4.1373%	108	2.33x	57.3%	53.5%

Property Type Distribution(1)(5)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Rooms/Units/NRA/ Beds/Pads	Weighted Averages
					Cut-off Date Balance per # of Rooms/Units/ NRA/Beds/Pads	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
Office	38	$372,350,617	31.9%	7,364,293	$255	3.8925%	110	96.8%	2.55x	56.4%	54.9%
CBD	6	$235,565,333	20.2%	3,829,107	$326	3.7359%	107	97.1%	2.73x	52.3%	52.0%
Suburban	21	$126,712,157	10.9%	3,392,210	$122	4.1494%	115	95.9%	2.25x	63.7%	60.4%
Medical	11	$10,073,126	0.9%	142,976	$277	4.3235%	104	100.0%	2.05x	59.3%	55.4%
Mixed Use	6	$204,700,000	17.6%	905,692	$479	4.0640%	118	96.3%	2.08x	58.1%	54.6%
Office/Retail	3	$151,000,000	12.9%	743,129	$410	4.0099%	119	95.7%	2.15x	58.8%	54.6%
Office/Multifamily	1	$35,000,000	3.0%	99,316	$856	3.9500%	115	98.8%	1.93x	59.0%	59.0%
Multifamily/Retail	1	$11,500,000	1.0%	27,200	$423	4.8550%	119	100.0%	1.46x	52.3%	44.4%
Retail/Office	1	$7,200,000	0.6%	36,047	$200	4.4900%	116	89.6%	2.24x	48.0%	48.0%
Retail	12	$191,295,577	16.4%	1,498,618	$391	4.4629%	108	94.4%	1.64x	60.2%	53.2%
Anchored(6)	11	$185,938,976	15.9%	1,468,854	$397	4.4500%	107	94.2%	1.65x	59.8%	53.1%
Unanchored	1	$5,356,601	0.5%	29,764	$180	4.9100%	119	100.0%	1.39x	73.9%	55.1%
Hospitality	80	$176,062,345	15.1%	9,310	$161,398	4.7219%	106	73.0%	2.14x	61.6%	55.7%
Full Service	7	$104,359,694	8.9%	2,030	$196,758	4.6179%	99	71.0%	2.18x	59.8%	56.5%
Limited Service	45	$42,337,599	3.6%	4,192	$98,164	5.0673%	118	74.6%	2.12x	66.7%	54.2%
Extended Stay	25	$16,346,850	1.4%	2,549	$146,214	4.5662%	115	81.3%	2.20x	60.8%	56.4%
Select Service	3	$13,018,203	1.1%	539	$102,656	4.6284%	116	73.9%	1.80x	61.0%	53.3%
Multifamily	4	$157,600,000	13.5%	3,638	$92,921	3.7997%	97	94.9%	3.06x	51.9%	48.5%
Garden	3	$137,600,000	11.8%	2,728	$99,080	3.6580%	94	94.3%	3.28x	50.2%	47.4%
Student Housing	1	$20,000,000	1.7%	910	$50,549	4.7750%	120	99.2%	1.52x	63.4%	55.9%
Industrial	27	$40,534,883	3.5%	5,861,182	$65	3.6213%	88	100.0%	3.24x	49.7%	49.7%
Warehouse/Distribution	14	$26,715,941	2.3%	3,656,410	$66	3.6515%	94	100.0%	3.09x	52.1%	52.1%
Manufacturing	6	$9,381,136	0.8%	1,318,408	$67	3.5628%	77	100.0%	3.54x	45.0%	45.0%
Flex	5	$3,822,809	0.3%	473,266	$69	3.5628%	77	100.0%	3.54x	45.0%	45.0%
Warehouse	2	$614,998	0.1%	413,098	$13	3.5628%	77	100.0%	3.54x	45.0%	45.0%
Self Storage	5	$19,190,128	1.6%	2,493	$8,137	4.8322%	120	92.4%	1.42x	65.3%	53.5%
Manufactured Housing Community	1	$4,644,458	0.4%	276	$16,828	4.5000%	119	97.1%	3.66x	22.6%	18.3%
Total/Weighted Average	173	$1,166,378,009	100.0%			4.1373%	108	92.5%	2.33x	57.3%	53.5%

Geographic Distribution(1)(5)

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
California	19	$223,308,183	19.1%	3.8795%	103	2.96x	51.4%	48.0%
Southern(7)	6	$142,844,458	12.2%	4.2170%	119	2.22x	59.2%	53.9%
Northern(7)	13	$80,463,725	6.9%	3.2801%	75	4.28x	37.4%	37.4%
New York - New York City	3	$119,000,000	10.2%	3.8763%	117	2.64x	49.0%	49.0%
District Of Columbia	2	$95,000,000	8.1%	3.4304%	91	2.86x	53.3%	53.3%
North Carolina	8	$86,431,142	7.4%	4.5926%	96	2.04x	66.5%	59.9%
New Jersey	5	$84,949,022	7.3%	4.1831%	114	2.04x	58.2%	57.5%
Other	136	$557,689,661	47.8%	4.3390%	112	2.02x	60.5%	55.0%
Total/Weighted Average	173	$1,166,378,009	100.0%	4.1373%	108	2.33x	57.3%	53.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date LTV Ratios(1)(3)(4)

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
22.6%	-	54.9%	13	$415,129,155	35.6%	3.8118%	105	2.96x	44.5%	43.2%
55.0%	-	59.9%	4	$128,600,000	11.0%	3.8342%	97	2.16x	58.8%	58.3%
60.0%	-	64.9%	12	$302,142,318	25.9%	4.2607%	109	2.22x	61.3%	59.4%
65.0%	-	69.9%	13	$206,733,045	17.7%	4.6350%	114	1.61x	68.4%	59.0%
70.0%	-	73.9%	7	$113,773,490	9.8%	4.4352%	119	1.88x	71.0%	59.7%
Total/Weighted Average			49	$1,166,378,009	100.0%	4.1373%	108	2.33x	57.3%	53.5%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)(3)(4)

Range of Maturity Date or ARD LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
18.3%	-	49.9%	12	$327,619,283	28.1%	3.7179%	101	3.16x	42.1%	40.1%
50.0%	-	54.9%	7	$146,273,428	12.5%	4.4851%	119	2.04x	57.6%	53.2%
55.0%	-	59.9%	15	$302,194,597	25.9%	4.2394%	107	1.93x	64.3%	58.1%
60.0%	-	63.4%	15	$390,290,700	33.5%	4.2798%	111	2.07x	64.4%	61.1%
Total/Weighted Average			49	$1,166,378,009	100.0%	4.1373%	108	2.33x	57.3%	53.5%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
1.24x	-	1.44x	7	$65,584,301	5.6%	4.8880%	106	1.32x	69.1%	58.3%
1.45x	-	1.49x	7	$104,907,018	9.0%	4.4874%	118	1.48x	66.1%	57.8%
1.50x	-	1.74x	7	$133,669,690	11.5%	4.5477%	113	1.61x	64.5%	57.6%
1.75x	-	1.99x	7	$111,392,321	9.6%	4.3218%	115	1.87x	62.5%	57.3%
2.00x	-	2.49x	12	$421,262,721	36.1%	4.1655%	118	2.19x	57.8%	54.7%
2.50x	-	3.49x	5	$175,317,500	15.0%	3.8215%	92	2.80x	56.5%	56.5%
3.50x	-	5.01x	4	$154,244,458	13.2%	3.3726%	85	4.17x	35.5%	35.3%
Total/Weighted Average			49	$1,166,378,009	100.0%	4.1373%	108	2.33x	57.3%	53.5%

Original Terms to Maturity or ARD(1)(2)

Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
60	5	$160,497,390	13.8%	3.6616%	58	3.34x	50.2%	49.3%
84	2	$51,900,000	4.4%	3.7039%	78	3.25x	45.0%	44.3%
120	42	$953,980,619	81.8%	4.2409%	118	2.12x	59.1%	54.7%
Total/Weighted Average	49	$1,166,378,009	100.0%	4.1373%	108	2.33x	57.3%	53.5%

Distribution of Remaining Terms to Maturity or ARD(1)(2)

Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
53	-	60	5	$160,497,390	13.8%	3.6616%	58	3.34x	50.2%	49.3%
77	-	82	2	$51,900,000	4.4%	3.7039%	78	3.25x	45.0%	44.3%
113	-	120	42	$953,980,619	81.8%	4.2409%	118	2.12x	59.1%	54.7%
Total/Weighted Average			49	$1,166,378,009	100.0%	4.1373%	108	2.33x	57.3%	53.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B1 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Underwritten NOI Debt Yields(1)(4)(8)

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
7.4%	-	8.9%	7	$151,715,000	13.0%	4.1766%	119	1.78x	59.7%	57.2%
9.0%	-	9.9%	11	$292,337,700	25.1%	4.1601%	106	1.88x	61.6%	58.0%
10.0%	-	12.4%	17	$367,751,308	31.5%	4.2647%	116	2.22x	60.0%	56.5%
12.5%	-	14.9%	10	$277,051,518	23.8%	4.0939%	104	2.70x	53.4%	48.2%
15.0%	-	23.3%	4	$77,522,482	6.6%	3.5250%	74	4.36x	37.2%	33.6%
Total/Weighted Average			49	$1,166,378,009	100.0%	4.1373%	108	2.33x	57.3%	53.5%

Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(2)(3)(4)
Interest Only	16	$651,317,500	55.8%	3.8387%	103	2.81x	51.9%	51.9%
Interest Only, then Amortizing	18	$331,435,500	28.4%	4.4624%	117	1.71x	66.5%	58.1%
Amortizing Balloon	14	$149,625,009	12.8%	4.7023%	108	1.80x	59.6%	48.8%
Interest Only, ARD	1	$34,000,000	2.9%	4.2000%	119	1.71x	58.6%	58.6%
Total/Weighted Average	49	$1,166,378,009	100.0%	4.1373%	108	2.33x	57.3%	53.5%

Footnotes:

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date or ARD LTV, Underwritten NOI Debt Yield and Cut-off Date Balance per Room/Unit/NRA/Bed/Pad calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the ARD Loan, the Original Term to Maturity or ARD, Remaining Term to Maturity or ARD, LTV Ratio at Maturity or ARD, Stated Remaining Term (Mos.) and Maturity Date or ARD LTV are calculated through the related anticipated repayment date.

(3)	With respect to seven Mortgage Loans, in aggregate, representing approximately 19.7% of the Initial Outstanding Pool Balance (including Griffin Portfolio, Atrium Center, Sentinel Square II, Gateway Net Lease Portfolio, AHIP Northeast Portfolio I, Starwood Capital Group Hotel Portfolio and Hampton Inn Glenwood Springs) the Cut-off Date LTV Ratio and Maturity Date or ARD LTV has been calculated based on other than “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	With respect to the William Penn Building Mortgage Loan representing approximately 1.0% of the Initial Outstanding Pool Balance, the Cut-off Date LTV Ratio, Maturity Date or ARD LTV and Underwritten NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related holdback reserve.

(5)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

(6)	Anchored retail also includes single tenant, super regional mall, shadow anchored and CBD retail properties.

(7)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

(8)	With respect to the 8900 Beverly Mortgage Loan representing approximately 3.7% of the Initial Outstanding Pool Balance and the 1114-1126 Lake Street Mortgage Loan representing approximately 1.1% of the Initial Outstanding Pool Balance, the Underwritten NOI Debt Yield is calculated based on the Cut-off Date Balance net of a related future lease reserve and economic holdback reserve, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B1 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/NRA/Unit(1)	Cut-off Date LTV Ratio(1)(2)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)
90 Hudson	JPMCB	Jersey City, NJ	Office	$70,000,000	6.0%	$301	60.2%	2.04x	9.1%
Valencia Town Center	GACC	Santa Clarita, CA	Mixed Use	58,000,000	5.0%	$147	70.6%	2.28x	14.3%
The Woods	CREFI	San Jose, CA	Multifamily	57,500,000	4.9%	$108,637	29.6%	5.01x	15.2%
Griffin Portfolio	GACC	Various, Various	Various	55,000,000	4.7%	$101	61.5%	2.49x	10.2%
Worldwide Plaza	GACC	New York, NY	Office	50,000,000	4.3%	$301	35.4%	3.77x	14.2%
Station Place III	JPMCB	Washington, DC	Office	50,000,000	4.3%	$367	47.6%	3.00x	11.9%
Atrium Center	JPMCB	Chestnut Hill, MA	Mixed Use	50,000,000	4.3%	$392	53.5%	2.05x	8.2%
Sentinel Square II	GACC	Washington, DC	Office	45,000,000	3.9%	$366	59.7%	2.70x	9.0%
Spicetree Apartments	CREFI	Ann Arbor, MI	Multifamily	44,100,000	3.8%	$80,036	69.2%	1.48x	9.1%
Radisson Blu Aqua Hotel	JPMCB	Chicago, IL	Hospitality	44,000,000	3.8%	$191,617	54.5%	2.24x	10.4%
Total/Weighted Average				$523,600,000	44.9%		54.2%	2.72x	11.2%
(1)	The Cut-off Date Balance per Room/NRA/Unit, Cut-off Date LTV Ratio, U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to Griffin Portfolio, Atrium Center and Sentinel Square II the Cut-off Date LTV Ratio has been calculated based on the appraised values other than “As Is” respectively. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

Existing Mezzanine Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Worldwide Plaza	$50,000,000	$566,286,000	$260,000,000	3.77x	1.75x	35.4%	69.0%	14.2%	7.3%
Two Harbor Point Square	$14,750,000	$34,750,000	$11,500,000	1.78x	1.28x	61.9%	76.3%	11.3%	9.2%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

Subordinate Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Worldwide Plaza	$50,000,000	$566,286,000	$323,714,000	3.77x	1.75x	35.4%	69.0%	14.2%	7.3%
Gateway Net Lease Portfolio	$42,100,000	$310,900,000	$170,000,000	3.54x	2.04x	45.0%	66.6%	14.1%	9.5%

(1)   Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	90 Hudson	A-1	$70,000,000	$70,000,000	Benchmark 2018-B1	Yes	Wells Fargo	Midland Loan Services
		A-2	$60,000,000	$60,000,000	JPMCB	No
		Total	$130,000,000	$130,000,000
3	The Woods	A-1	$85,000,000	$85,000,000	MSC 2017-HR2	Yes	Wells Fargo	LNR Partners, LLC
		A-2	$57,500,000	$57,500,000	Benchmark 2018-B1	No
		A-3	$57,500,000	$57,500,000	CREFI	No
		Total	$200,000,000	$200,000,000		No
4	Griffin Portfolio	A-1-1 & A-1-3	$110,000,000	$110,000,000	BANK 2017-BNK8	Yes	Wells Fargo	Midland Loan Services
		A-1-2	$96,250,000	$96,250,000	BANK 2017-BNK9	No
		A-2-3 & A-2-5	$40,000,000	$40,000,000	UBS 2017-C5	No
		A-2-2 & A-2-6	$36,250,000	$36,250,000	UBS 2017-C6	No
		A-3	$37,500,000	$37,500,000	UBS 2017-C7	No
		A-2-1 & A-2-4	$55,000,000	$55,000,000	Benchmark 2018-B1	No
		Total	$375,000,000	$375,000,000
5	Worldwide Plaza	A-1-S, A-2-S	$381,286,000	$381,286,000	WPT 2017-WWP	No	Wells Fargo	Cohen Financial, a Division of SunTrust Bank
		A-1-C1	$100,000,000	$100,000,000	GSMS 2017-GS8	No
		A-2-C1, A-2-C3	$50,000,000	$50,000,000	Benchmark 2018-B1	No
		A-2-C2, A-2-C4	$50,000,000	$50,000,000	DBNY	No
		A-1-C2	$35,000,000	$35,000,000	GSMC	No
		B-1-S, B-2-S(2)	$323,714,000	$323,714,000	WPT 2017-WWP	Yes
		Total	$940,000,000	$940,000,000
6	Station Place III	A-1	$64,000,000	$64,000,000	JPMDB 2017-C7	Yes	Midland Loan Services	Midland Loan Services
		A-4	$50,000,000	$50,000,000	CGCMT 2017-C4	No
		A-5	$26,000,000	$26,000,000	CD 2017-CD6	No
		A-2, A-3	$50,000,000	$50,000,000	Benchmark 2018-B1	No
		Total	$190,000,000	$190,000,000
7	Atrium Center	A-1	$50,000,000	$50,000,000	Benchmark 2018-B1	No	Wells Fargo(1)	Midland Loan Services (1)
		A-2	$35,000,000	$35,000,000	JPMCB	No
		A-3	$30,000,000	$30,000,000	JPMCB	Yes
		Total	$115,000,000	$115,000,000
8	Sentinel Square II	A-1	$57,660,000	$57,660,000	DBNY	Yes	Wells Fargo(1)	Midland Loan Services (1)
		A-2	$45,000,000	$45,000,000	Benchmark 2018-B1	No
		Total	$102,660,000	$102,660,000
10	Radisson Blu Aqua Hotel	A-1	$44,000,000	$44,000,000	Benchmark 2018-B1	Yes	Wells Fargo	Midland Loan Services
		A-2	$20,000,000	$20,000,000	JPMCB	No
		Total	$64,000,000	$64,000,000
12	Gateway Net Lease Portfolio	A-1-1	$85,000,000	$85,000,000	DBJPM 2017-C6	No	Midland Loan Services	Midland Loan Services
		A-1-2	$70,000,000	$70,000,000	JPMCC 2017-JP7	No
		A-1-3	$50,000,000	$50,000,000	JPMDB 2017-C7	No
		A-1-4	$42,100,000	$42,100,000	Benchmark 2018-B1	No
		A-2-1	$45,000,000	$45,000,000	BANK 2017-BNK5	No
		A-2-2, A-2-3	$60,900,000	$60,900,000	BANK 2017-BNK6	No
		Subordinate B-Notes(2)	$170,000,000	$170,000,000	Apollo	Yes
		Total	$523,000,000	$523,000,000
13	Lehigh Valley Mall	A-1-B	$50,000,000	$49,862,735	CSAIL 2017-CX10	No	Wells Fargo	Midland Loan Services
		A-1-A	$42,000,000	$41,884,697	Benchmark 2018-B1	Yes
		A-1-C, A-2-C	$45,000,000	$44,876,461	CCRE	No
		A-2-A	$35,500,000	$35,402,542	JPMCB	No
		A-2-B	$27,500,000	$27,424,504	Column	No
		Total	$200,000,000	$199,450,939
14	Rochester Hotel Portfolio	A-1, A-3, A-4-B	$100,000,000	$100,000,000	DBNY	Yes	Wells Fargo(1)	Midland Loan Services (1)
		A-2, A-4-A	$40,000,000	$40,000,000	Benchmark 2018-B1	No
		Total	$140,000,000	$140,000,000
16	521-523 East 72nd Street	A-1	$50,000,000	$50,000,000	JPMDB 2017-C7	Yes	Midland Loan Services	Midland Loan Services
		A-2	$35,000,000	$35,000,000	Benchmark 2018-B1	No
		Total	$85,000,000	$85,000,000
18	Marriott Charlotte City Center	A-1	$30,000,000	$30,000,000	Benchmark 2018-B1	No	Wells Fargo(1)	Midland Loan Services (1)
		A-2, A-3	$73,000,000	$73,000,000	JPMCB	Yes
		Total	$103,000,000	$103,000,000
19	Miracle Mile Shopping Center	A-1, A-2	$28,000,000	$28,000,000	CSAIL 2017-CX10	Yes	KeyBank National Association	CWCapital Asset Management LLC
		A-3, A-4	$28,000,000	$28,000,000	Benchmark 2018-B1	No
		Total	$56,000,000	$56,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Benchmark 2018-B1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
22	Towers at University Town Center	A-1	$26,000,000	$26,000,000	JPMCB	Yes	Wells Fargo(1)	Midland Loan Services (1)
		A-2	$20,000,000	$20,000,000	Benchmark 2018-B1	No
		Total	$46,000,000	$46,000,000
24	Two Harbor Point Square	A-1-B	$14,750,000	$14,750,000	Benchmark 2018-B1	No	Wells Fargo(1)	Midland Loan Services(1)
		A-1-A	$10,000,000	$10,000,000	CREFI	Yes
		A-2	$24,750,000	$24,750,000	DBNY	No
		Total	$49,500,000	$49,500,000
26	AHIP Northeast Portfolio I	A-1	$55,000,000	$55,000,000	JPMDB 2017-C7	Yes	Midland Loan Services	Midland Loan Services
		A-2	$14,600,000	$14,600,000	Benchmark 2018-B1	No
		Total	$69,600,000	$69,600,000
27	Starwood Capital Group Hotel Portfolio	A-1, A-7	$80,000,000	$80,000,000	DBJPM 2017-C6	Yes	Midland Loan Services	Midland Loan Services
		A-2-1, A-16-1	$60,000,000	$60,000,000	JPMCC 2017-JP7	No
		A-3	$72,500,000	$72,500,000	BANK 2017-BNK5	No
		A-4	$59,317,500	$59,317,500	BANK 2017-BNK6	No
		A-5	$50,000,000	$50,000,000	WFCM 2017-C38	No
		A-6-1	$40,000,000	$40,000,000	WFCM 2017-C39	No
		A-11, A-12, A-13-2	$37,500,000	$37,500,000	UBS 2017-C2	No
		A-8, A-10	$40,000,000	$40,000,000	CD 2017-CD5	No
		A-2-2, A-9, A-14	$46,817,500	$46,817,500	JPMDB 2017-C7	No
		A-6-2, A-17	$41,817,500	$41,817,500	Barclays	No
		A-13-1	$14,317,500	$14,317,500	Benchmark 2018-B1	No
		A-15, A-16-2	$35,000,000	$35,000,000	SMF II	No
		Total	$577,270,000	$577,270,000

(1)	Prior to the applicable servicing shift securitization date, the related whole loans will be serviced under the pooling and servicing agreement for this transaction. From and after the related servicing shift securitization date, the related servicing shift whole loan will be serviced under the related servicing shift pooling and servicing agreement.

(2)	Each note represents a subordinate companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 Hudson Street Jersey City, NJ 07302	Collateral Asset Summary – Loan No. 1 90 Hudson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.2% 2.04x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 Hudson Street Jersey City, NJ 07302	Collateral Asset Summary – Loan No. 1 90 Hudson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.2% 2.04x 9.1%

Floor			
12	Lord Abbett 49,631 SF – 12/2024		
11	Lord Abbett 49,631 SF – 12/2024		
10	Lord Abbett 49,631 SF – 12/2024		
9	Charles Komar & Sons 53,047 SF – 12/2031		
8	Charles Komar & Sons 53,047 SF – 12/2031		
7	Charles Komar & Sons 53,047 SF – 12/2031		
6	Lord Abbett 54,210 SF – 12/2024		
5	Lord Abbett 49,645 SF – 12/2024		
4	Parking Level		
3	Charles Komar & Sons 200 SF – 12/2031	Parking Level	
2	Lord Abbett (Storage) 1,053 SF – 12/2024	Vacant 190 SF	Parking Level
1	Lord Abbett 7,549 SF – 12/2024	Vacant 10,777 SF	Lobby

VACANT | BUILDING | 2024 | 2031

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 Hudson Street Jersey City, NJ 07302	Collateral Asset Summary – Loan No. 1 90 Hudson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.2% 2.04x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 Hudson Street Jersey City, NJ 07302	Collateral Asset Summary – Loan No. 1 90 Hudson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.2% 2.04x 9.1%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsors:	Spear Street Capital, LLC; PFA Pension
Borrower:	90 Hudson Waterfront, LLC
Original Balance(1):	$70,000,000
Cut-off Date Balance(1):	$70,000,000
% by Initial UPB:	6.0%
Interest Rate:	4.1400%
Payment Date:	1st of each month
First Payment Date:	December 1, 2017
Maturity Date:	November 1, 2027
Amortization:	Interest Only
Additional Debt(1):	$60,000,000 Pari Passu Debt
Call Protection(2):	L(25), YM1(1), D or YM1(91), O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$100,000	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Deferred Maintenance:	$198,000	$0
Lord Abbett CAM:	$291,238	$0
Tenant Trigger:	$0	Springing
Partial Termination:	$0	Springing

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$301
Balloon Balance / Sq. Ft.:	$301
Cut-off Date LTV:	60.2%
Balloon LTV:	60.2%
Underwritten NOI DSCR:	2.18x
Underwritten NCF DSCR:	2.04x
Underwritten NOI Debt Yield:	9.1%
Underwritten NCF Debt Yield:	8.6%
Underwritten NOI Debt Yield at Balloon:	9.1%
Underwritten NCF Debt Yield at Balloon:	8.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Jersey City, NJ
Year Built / Renovated:	1999 / NAP
Total Sq. Ft.:	431,658
Property Management:	CBRE, Inc.
Underwritten NOI:	$11,887,318
Underwritten NCF:	$11,153,500
Appraised Value:	$216,000,000
Appraisal Date:	August 25, 2017

Historical NOI
Most Recent NOI(5):	$11,253,864 (T-12 August 31, 2017)
2016 NOI(5):	$7,656,497 (December 31, 2016)
2015 NOI(5):	$5,927,234 (December 31, 2015)
2014 NOI(5):	$6,804,399 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy(6):	97.5% (September 1, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
(1)	The Original Balance and Cut-off Date Balance of $70.0 million represents the controlling Note A-1 which, together with the $60.0 million remaining pari passu Note A-2 comprises the 90 Hudson Whole Loan with an aggregate original principal balance of $130.0 million.

(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 1, 2017. Defeasance of the $130.0 million 90 Hudson Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that holds the last portion of the 90 Hudson Whole Loan to be securitized and (ii) three years from the first payment date of December 1, 2017. The assumed lockout period of 25 payments is based on the expected Benchmark 2018-B1 securitization closing date in January 2018. The actual lockout period may be longer. The borrower is also permitted to prepay the 90 Hudson Whole Loan after the payment date in December 2019 with the payment of a yield maintenance premium.

(3)	See “Initial and Ongoing Reserves” herein.

(4)	Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the $130.0 million 90 Hudson Whole Loan.

(5)	The increase in Most Recent NOI from 2014 NOI is primarily a result of the expiration of free rent under the Charles Komar & Sons lease. The prior tenant, AIG, vacated the space in 2013. Subsequent to AIG’s departure, Charles Komar & Sons leased the space in December 2014 at an underwritten base rent of $31.00 PSF, subject to a free rent abatement period through December 2016. Charles Komar & Sons began paying full unabated rent in January 2017.

(6)	At the time of origination, Lord Abbett occupied 272,127 sq. ft., including 10,777 sq. ft. of ground floor office space that the borrower took back and currently plans to convert to retail use. In connection with this project, Lord Abbett vacated the ground floor office space at the borrower’s request in December 2017 and was released from its obligations under the related lease solely with respect to such space. Lord Abbett moved all employees previously located in the ground floor space to an alternative floor in the building with excess capacity. The Lord Abbett ground floor office space has been underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 Hudson Street Jersey City, NJ 07302	Collateral Asset Summary – Loan No. 1 90 Hudson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.2% 2.04x 9.1%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Lord Abbett	NR/NR/NR	261,350	60.5%	$37.00	66.2%	12/31/2024
Charles Komar & Sons	NR/NR/NR	159,341	37.0%	$30.98	33.8%	12/31/2031
Total / Wtd. Avg. Occupied Collateral		420,691	97.5%	$34.72	100.0%
Vacant(2)		10,967	2.5%
Total		431,658	100.0%

(1)	Based on the underwritten rent roll dated as of September 1, 2017.

(2)	Vacant Net Rentable Area (Sq. Ft.) and % of Net Rentable Area is inclusive of 10,777 sq. ft. of ground floor office space previously occupied by Lord Abbett. The borrower sponsors currently intend to convert the Lord Abbett ground floor office space (recently taken back upon the borrower’s request) to retail use. Lord Abbett vacated the space in December 2017.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	1	261,350	60.5%	261,350	60.5%	$37.00	66.2%	66.2%
2025	0	0	0.0%	261,350	60.5%	$0.00	0.0%	66.2%
2026	0	0	0.0%	261,350	60.5%	$0.00	0.0%	66.2%
2027	0	0	0.0%	261,350	60.5%	$0.00	0.0%	66.2%
2028	0	0	0.0%	261,350	60.5%	$0.00	0.0%	66.2%
Thereafter	1	159,341	37.0%	420,691	97.5%	$30.98	33.8%	100.0%
Vacant(2)	NAP	10,967	2.5%	431,658	100.0%	NAP	NAP
Total / Wtd. Avg.	2	431,658	100.0%			$34.72	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2017.

(2)	Both Vacant Total Expiring Sq. Ft. and % of Total Sq. Ft. Expiring are inclusive of 10,777 sq. ft. (approximately 2.5% of net rentable area) of ground floor office space previously occupied by Lord Abbett. The borrower sponsors currently intend to convert the Lord Abbett ground floor office space (recently taken back upon the borrower’s request) to retail use. Lord Abbett vacated the space in December 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 Hudson Street Jersey City, NJ 07302	Collateral Asset Summary – Loan No. 1 90 Hudson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.2% 2.04x 9.1%

The Loan.    The 90 Hudson loan (the “90 Hudson Loan”) is a fixed rate loan secured by the borrower’s fee simple interest, as well as the borrower’s affiliate’s leasehold interest, in a 12-story Class A office building consisting of 431,658 sq. ft., located at 90 Hudson Street in Jersey City, New Jersey (the “90 Hudson Property”). The 90 Hudson Loan is evidenced by the controlling Note A-1 with an original principal balance of $70.0 million. The 90 Hudson Loan is part of a $130.0 million whole loan that is evidenced by two promissory notes (the “90 Hudson Whole Loan”) as described below. The table below summarizes the remaining promissory note, which is currently held by JPMCB and is expected to be contributed to one or more future securitization transactions. Only the 90 Hudson Loan will be included in the Benchmark 2018-B1 mortgage trust.

The relationship between the holders of the 90 Hudson Whole Loan is governed by a co-lender agreement as described under the “Description of the Mortgage Pool-The Whole Loans-The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	Benchmark 2018-B1	Yes
A-2	$60,000,000	$60,000,000	JPMCB	No
Total	$130,000,000	$130,000,000

The 90 Hudson Whole Loan has a 10-year interest only term and accrues interest at a fixed rate of 4.1400% per annum. The 90 Hudson Whole Loan proceeds were used to repay existing debt of approximately $104.2 million, pay closing costs of approximately $1.7 million, fund upfront reserves of approximately $0.6 million and return approximately $23.5 million in equity to the borrower sponsors. Based on the “As Is” appraised value of $216.0 million as of August 25, 2017, the Cut-off Date LTV for the 90 Hudson Whole Loan is 60.2%. The most recent prior financing of the 90 Hudson Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$130,000,000	100.0%	Loan Payoff	$104,230,520	80.2%
			Closing Costs	$1,654,974	1.3%
			Reserves	$589,238	0.5%
			Return of Equity	$23,525,269	18.0%
Total Sources	$130,000,000	100.0%	Total Uses	$130,000,000	100.0%

The Borrower / Borrower Sponsors.    The borrower, 90 Hudson Waterfront, LLC, is a single purpose entity and Delaware limited liability company structured to be a bankruptcy-remote entity with two independent directors in its organization structure. The sponsors of the borrower are Spear Street Capital, LLC (“Spear Street”) and PFA Pension, Forsikringsaktieselskab (“PFA”). Spear Street is a real estate investment company focusing on opportunities primarily in office properties across the United States and Canada. Founded in 2001, Spear Street has invested in more than 50 properties representing over $5.0 billion in total value. Spear Street investments include single assets, multi-asset portfolios, corporate campuses and partial and full development projects. Founded in 1917, PFA operates as a life insurance company in Denmark. PFA offers pension products and solutions to both individuals and commercial companies. The nonrecourse carve-out guarantor is SSC V, L.P. a Delaware limited partnership and an affiliate of Spear Street.

Spear Street originally acquired the 90 Hudson Property along with neighboring office building 70 Hudson Street, in early 2016 for $299.0 million, of which $181.0 million was allocated to the 90 Hudson Property. In March 2017, Spear Street sold a 49% stake in the 90 Hudson Property to PFA at an implied property value of approximately $217.2 million.

The Property. The 90 Hudson Property is a 12-story, 431,658 square foot, Class A office building located along Hudson Street between York Street and Grand Street in Jersey City, New Jersey. The 90 Hudson Property features permanently unobstructed views of the Hudson River and Manhattan skyline, as well as convenient access to the Exchange Place Path train station. The 90 Hudson Property serves as the global headquarters of both Lord Abbett and Charles Komar & Sons (“Komar”). Additionally, the 90 Hudson Property includes a 286-space parking garage on floors 2-4, resulting in a parking ratio of 0.66 spaces per 1,000 square feet of rentable space. The parking garage is 100.0% leased to existing tenants at the 90 Hudson Property.

The 90 Hudson Property was originally constructed in 1999 and is situated on an approximately 1.29 acre parcel along the Hudson River. The 90 Hudson Property is located in the Waterfront office submarket and features access to New York City across the Hudson River via several means of transportation. In particular, the 90 Hudson Property benefits from its proximity to public transportation including the PATH train, NJ Trans, NY Waterway and NJ Transit Light Rail. The 90 Hudson Property is located directly adjacent to the Exchange Place PATH train stop which provides one-stop access to Manhattan. The 90 Hudson Property features 11 foot ceiling heights, ample column spacing, multiple elevator bays and highly flexible 53,000 sq. ft. floorplates and, according to the appraisal, is considered a Class A product within its submarket in terms of location, build-out, overall quality and condition and environment. The 90 Hudson Property is situated amidst a major ongoing redevelopment project known as Colgate Center, a 42-acre, mixed-use development. Currently, Colgate Center consists of approximately 3.5 million sq. ft. of office space across four buildings, including 30 Hudson Street, 70 Hudson Street and 101 Hudson Street. Major residential developments have included over 1,700 rental and condominium units built between 2003 and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 Hudson Street Jersey City, NJ 07302	Collateral Asset Summary – Loan No. 1 90 Hudson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.2% 2.04x 9.1%

2010. The surrounding area includes a number of similar development projects, including Harborside Financial Center, a 48.5-acre site currently containing over 3.5 million sq. ft. of office space.

As of September 1, 2017, the 90 Hudson Property was 97.5% leased to two tenants. 10,777 sq. ft. has been underwritten as vacant as the largest tenant, Lord Abbett, voluntarily surrendered 10,777 sq. ft. of its space upon the borrower’s request in December 2017. The borrower has opted to take back Lord Abbett’s ground floor office space and currently intends to reposition the space for retail use. According to the borrower, the surrendered ground floor space is well-suited for retail use and likely to command rents in excess of those in-place for comparable ground floor office use. After conversion for retail use, the vacated ground floor space will be re-measured and is expected to be re-leased as an 11,403 sq. ft. retail unit. Upon vacating the ground floor space, Lord Abbett has moved those employees and functions housed on the ground floor to an alternative space within the building. Lord Abbett has occupied its space since the 90 Hudson Property’s initial construction in 1999 and according to the borrower, has invested approximately $35.2 million in its build-out and customization.

Historically, the 90 Hudson Property has operated at 100.0% occupancy for close to a decade with the exception of 2013, during which the second largest tenant at the 90 Hudson Property, American International Group (“AIG”), vacated its space. Subsequent to AIG’s departure, the prior owner re-leased the vacant space in December 2014 to Komar. The Komar lease included a free rent period from December 2014 through December 2016. Subsequent to the burn off of free rent in January 2017, Komar has been and will continue to be responsible for its full unabated rent. Additionally, since taking occupancy in 2014, Komar has spent approximately $35.1 million building out its space at the 90 Hudson Property.

Historical Occupancy(1)
Building	2003-2012	2013(2)	2014(2)	2015	2016	Current(3)
90 Hudson	100.0%	64.5%	100.0%	100.0%	100.0%	97.5%
(1)	Historical Occupancy is as provided by a third party market data provider as of December 31 of each respective year.

(2)	AIG, formerly the second largest tenant at the 90 Hudson Property, vacated its space in early 2013. In December 2014, the space previously occupied by AIG was re-leased to the current second largest tenant, Komar, pursuant to a 17 year lease with a free rent period through December 2016.

(3)	Based on the underwritten rent roll dated September 1, 2017. In December 2017, at the borrower’s request, Lord Abbett voluntarily forfeited 10,777 sq. ft. of ground floor space that the borrower currently intends to convert for retail use. The Lord Abbett ground floor office space has been underwritten as vacant.

Environmental Matters. The Phase I environmental report dated September 6, 2017 recommended no further action at the 90 Hudson Property.

Major Tenants.

Lord Abbett (261,350 sq. ft.; 60.5% of NRA; 66.2% of U/W Base Rent) Lord Abbett is an employee owned investment manager founded in 1929 with total assets under management of over $100.0 billion. The firm primarily provides services for individuals, but also caters to investment companies, pension and profit sharing plans, pooled investment vehicles, charitable organizations, corporations, insurance companies and government entities. Lord Abbett invests in public equity and fixed income markets globally with a focus on the United States as well as emerging markets. The 90 Hudson Property has served as Lord Abbett’s global headquarters since its initial construction in 1999. Lord Abbett has reportedly invested approximately $35.2 million in its leased space. Lord Abbett currently occupies floors 5-6 and 10-12 through December 2024 and has one remaining 10-year renewal option.

Komar (159,341 sq. ft.; 37.0% of NRA; 33.8% of U/W Base Rent) Komar designs, markets and distributes sleepwear, kids and layering brands in the United States and internationally. Founded in 1908, Komar now has over 100 brands and licenses, 174 factories in 12 countries and produces over 110.0 million garments annually. Since Komar took occupancy in December 2014, the 90 Hudson Property has served as Komar’s global headquarters. Komar occupies floors 7-9 through December 2031 and has two remaining five-year renewal options or one 10-year renewal option.

PILOT Program and Potential Reassessment. The 90 Hudson Property is the beneficiary of a 20-year tax PILOT program provided by the City of Jersey City expiring in February 2020. For the remaining term of the related agreement, the borrower’s annual tax liability under the PILOT program equates to the greater of (i) $1.0 million and (ii) 80% of conventional taxes based on the current assessed value of the 90 Hudson Property (which is approximately $3,386,025 for the 2017 tax year, which excludes an annual administrative fee of 2.0% assessed by the City of Jersey City). Per the appraisal’s below analysis, based on the 90 Hudson Property’s currently assessed value, the borrower’s unabated tax liability equates to approximately $4.2 million or $9.79 PSF. The 90 Hudson Property’s current assessed value is as determined upon construction in 1999 and the City of Jersey City has not completed a city-wide revaluation of its tax rolls since 1988. According to the appraisal, these factors account for the large discrepancy between the 90 Hudson Property and comparable properties when evaluating based on both “Assessed Value PSF” and “Total Taxes PSF.” As outlined below, the appraisal identified three comparable properties for purposes of evaluating the 90 Hudson Property’s anticipated tax liability subsequent to a near-term reassessment. It is the appraiser’s belief the borrower sponsors will appeal their current assessment upon expiration of the PILOT program and that upon appeal, it is likely that the borrower will reduce its overall tax burden. Of note, all three comparable properties outlined below were subject to since expired PILOT agreements, with a current assessed value based upon the result of each owner having successfully negotiated a reduction in their assessments with Jersey City. Based on the below analysis, the appraiser has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 Hudson Street Jersey City, NJ 07302	Collateral Asset Summary – Loan No. 1 90 Hudson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.2% 2.04x 9.1%

concluded an unabated tax rate of approximately $5.25 PSF, in-line with comparable properties in the market. There can be no assurance that the borrower will appeal the assessed value upon expiration of the PILOT program, that any such appeal would be successful or that any such appeal, even if successful, will result in a particular assessed value.

Tax Comparables(1)
Comparable Rental	10 Exchange Place, Jersey City	International Financial Center, Jersey City	101 Hudson Street, Jersey City	90 Hudson
Year Built	1988	1989	1993	1999
Gross Leasable Area	729,196	629,000	1,340,249	432,284(2)

Total Assessed Value	$43,215,400	$38,500,000	$90,505,800	$53,360,000
Assessed Value PSF	$59.26	$61.21	$67.53	$123.44
General Tax Rate (per $1,000 Ass. Val.)	$79.32	$79.32	$79.32	$79.32
Total Taxes	$3,427,858	$3,053,832	$7,178,947	$4,232,531
PSF	$4.70	$4.86	$5.36	$9.79
(1)	Source: Appraisal.

(2)	Based on re-measured space.

The Market. The 90 Hudson Property is located in the central business district of Jersey City, New Jersey, in the Waterfront submarket within the greater Northern New Jersey office market. Jersey City has become a major corporate hub in recent years with multiple Fortune 500 companies from a range of industries having moved operations and human capital to the Hudson Waterfront. Goldman Sachs, J.P. Morgan, Bank of America, Merrill Lynch and UBS all occupy more than 250,000 sq. ft. in Jersey City. Additional companies with a presence in the Hudson Waterfront area are Amazon, AIG, New York Life Insurance, Port Authority of New York and Deloitte. The Waterfront corridor, previously dominated by deteriorating industrial and transportation facilities, has been transformed to a zone of office centers and luxury apartment and condominium complexes. Since the early 1980s, there have been more than 34,000 housing units built, nearly 10.0 million sq. ft. feet of office space added and over 2.0 million sq. ft. of retail space constructed. According to the appraisal, having developed into a market for high-income young professionals, the area has been dubbed New Jersey’s “Gold Coast.”

As of the second quarter of 2017, the Northern New Jersey office market consisted of approximately 95.3 million sq. ft. across 441 buildings with an overall market vacancy of 16.6% and average asking rents of approximately $25.94 PSF. At a more granular level, the Waterfront submarket (consisting of multiple towns along the Hudson River that extends from Jersey City to Fort Lee/the George Washington Bridge), totaled 19.1 million sq. ft. across 39 buildings with an overall market vacancy of 20.2% and average market asking rents of $35.81 PSF.

The appraisal identified six office properties in the Waterfront submarket with comparable leases built between 1929 and 2002 ranging in size from 433,197 sq. ft. to 1,954,134 sq. ft. with corresponding occupancies ranging from 22% to 97% with a weighted average occupancy of 84.1%. Recently executed leases for the comparable office properties ranged from $35.50 to $45.00 with a weighted average of $39.56 PSF. The weighted average underwritten office rent for the 90 Hudson Property is $34.72 PSF, below the appraisal’s concluded market rent of $42.00 PSF for office space at the 90 Hudson Property. With respect to the yet to be leased ground floor retail space the borrower currently intends to reposition for retail use in early 2018, the appraisal’s concluded market rent is $75.00 PSF, well in excess of the market rent quoted for comparably located office space in the market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 Hudson Street Jersey City, NJ 07302	Collateral Asset Summary – Loan No. 1 90 Hudson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.2% 2.04x 9.1%

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	2016	T-12 8/31/2017	U/W	U/W PSF
Base Rent(1)	$9,972,476	$15,011,052	$14,930,899	$14,952,859	$14,606,421	$33.84
Free Rent(1)	(411,114)	(4,933,371)	(4,853,801)	(1,644,457)	0	0.00
Value of Vacant Space(2)	0	0	0	0	822,525	1.91
Gross Potential Rent	$9,561,362	$10,077,681	$10,077,099	$13,308,402	$15,428,946	$35.74
Total Recoveries	2,242,076	2,587,957	3,216,279	2,781,739	3,702,464	8.58
Parking Income(3)	642,126	0	970,082	1,001,376	1,001,376	2.32
Total Other Income	327,362	136,185	319,913	431,839	431,839	1.00
Less: Vacancy	0	0	0	0	(1,006,639)	(2.33)
Effective Gross Income	$12,772,926	$12,801,822	$14,583,373	$17,523,356	$19,557,986	$45.31
Total Operating Expenses(4)	5,968,527	6,874,589	6,926,876	6,269,492	7,670,668	17.77
Net Operating Income	$6,804,399	$5,927,234	$7,656,497	$11,253,864	$11,887,318	$27.54
TI/LC	0	0	0	0	647,487	1.50
Capital Expenditures	0	0	0	0	86,332	0.20
Net Cash Flow(5)	$6,804,399	$5,927,234	$7,656,497	$11,253,864	$11,153,500	$25.84
(1)	Free Rent for 2014 through T-12 8/31/2017 is inclusive of free rent associated with the Komar lease. Base Rent for all historical periods is presented as a gross figure, including abated rent associated with the Komar lease.

(2)	U/W Value of Vacant Space is inclusive of value attributable to the ground floor space previously occupied by Lord Abbett which has been underwritten to the appraisal’s concluded market rent for ground floor retail space.

(3)	2015 Parking Income is not available as the reporting period was prior to the borrower sponsors’ acquisition of the 90 Hudson Property and was not reported by the previous sponsor.

(4)	U/W Total Operating Expenses are inclusive of real estate taxes which have been underwritten to the estimated 2017 PILOT tax without consideration for any future reassessment or appeal of the 90 Hudson Property’s assessed value.

(5)	The increase in T-12 8/31/2017 Net Cash Flow from 2014 Net Cash Flow is primarily a result of AIG having vacated the property in 2013. Subsequent to AIG’s departure, Komar leased the space in December 2014 at an underwritten base rent of $31.00 PSF subject to a free rent abatement period through December 2016. Komar began paying full, unabated rent in January 2017.

Property Management.    The 90 Hudson Property is managed by CBRE, Inc., a third party.

Lockbox / Cash Management.     The 90 Hudson Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into the borrower’s operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower, (iii) a Tenant Trigger Event (as defined below), or (iv) the date the debt service coverage ratio (as calculated in the loan documents) falls below 1.40x at the end of any quarter, based on the trailing three-month period (a “DSCR Trigger Event”).

A Cash Sweep Event may be cured in accordance with the following conditions: with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default, (b) clause (iii) above, the occurrence of a Tenant Trigger Event Cure (as defined below) or (c) clause (iv) above, either (1) the achievement of a debt service coverage ratio of at least 1.40x for one calendar quarter or (2) the date on which the borrower delivers cash or a letter of credit, in an amount that, if applied to the 90 Hudson Whole Loan, would prevent or cure the DSCR Trigger Event (a “DSCR Cure”). Each Cash Sweep Event cure is also subject to the following conditions: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than four times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur) and (z) the borrower may not cure a Cash Sweep Event caused by a bankruptcy or insolvency of the borrower.

A “Tenant Trigger Event” means (a) any bankruptcy or insolvency action of Lord Abbett or any other replacement tenant leasing four or more floors of the space demised under the Lord Abbett lease (a “Tenant Sweep Lease”); or (b) Lord Abbett “going dark”, vacating or abandoning all or substantially all of the Lord Abbett premises (unless Lord Abbett has relocated its operations to another location pending restoration of its demised premises due to a casualty or condemnation); or any tenant under any Tenant Sweep Lease (other than Lord Abbett) “going dark”, vacating or abandoning all or substantially all of the space demised under a Tenant Sweep Lease (a “Tenant Sweep Space”) leased by such tenant (unless such tenant has relocated its operations to another location pending restoration of its demised premises due to a casualty or condemnation, and is paying full unabated rent or the borrower is receiving business interruption insurance proceeds); or (c) Lord Abbett and the borrower not renewing or extending the term of its lease (for all or substantially all of its premises) on or before June 30, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 Hudson Street Jersey City, NJ 07302	Collateral Asset Summary – Loan No. 1 90 Hudson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.2% 2.04x 9.1%

A “Tenant Trigger Event Cure” means: with respect to a Tenant Trigger Event caused solely by (i) clause (a) above, the dismissal of the bankruptcy or insolvency action and the affirmation, assumption or assigning of the lease in a manner reasonably satisfactory to the lender, (ii) clause (b) above, the date on which Lord Abbett (or the tenant under the Tenant Sweep Lease) once again occupies all or substantially all of the Lord Abbett premises or the Tenant Sweep Space, (iii) clause (c) above, the date (after June 30, 2023) on which Lord Abbett and the borrower renew or extend the term of the Lord Abbett lease, (iv) clauses (a), (b) and (c) above, the date on which (Y) Lord Abbett is replaced with respect to all or substantially all of the vacant Lord Abbett space, which excludes any ground floor leased space (or, with respect to any other tenant under a Tenant Sweep Lease, the date on which such tenant is replaced with respect to all or substantially all of such tenant’s Tenant Sweep Space), with a replacement tenant or tenants pursuant to one or more qualifying replacement leases, and (Z) such tenant delivers a tenant estoppel, and/or (v) clauses (a), (b) or (c) above, the first date on which the Rollover Reserve Cap (Tenant Trigger Event) (as defined below) has been satisfied.

A “Rollover Reserve Cap (Tenant Trigger Event)” means an amount which, when added to the amounts (if any) in the Tenant Trigger Reserve Account (as defined below) and the Partial Termination Reserve Account (as defined below) (to the extent such amounts were deposited in the Partial Termination Reserve Account following a Partial Termination (as defined below under “Partial Lease Termination”) of a Tenant Sweep Lease) as of such date, is equal to the number of rentable sq. ft. comprising the Tenant Sweep Space multiplied by $50.00. The Tenant Trigger Reserve Funds (as defined below) and Partial Termination reserve funds (to the extent such amounts were deposited in the Partial Termination Reserve Account following a Partial Termination of a Tenant Sweep Lease) will be considered to be Rollover Reserve Funds (as defined below) for purposes of computing the Rollover Reserve Cap (Tenant Trigger Event).

A “Partial Termination Reserve Account” means the reserve account for amounts required to be deposited if the borrower should exercise its right to partially terminate the Komar lease or the Lord Abbett lease (as described in “Partial Lease Termination” below).

Initial and Ongoing Reserves.    At loan origination, the borrower deposited (i) $100,000 into an insurance reserve account, (ii) $198,000 for immediate repairs and (iii) approximately $291,238 for a Lord Abbett CAM reimbursement reserve.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of annual real estate taxes (a) upon an event of default occurring and continuing, (b) if the borrower fails to provide evidence of satisfactory payment of all taxes due, and (c) upon the occurrence of a DSCR Trigger Event.

Insurance Reserve. The borrower is required to deposit into the insurance reserve account on a monthly basis, 1/12 of the annual insurance premiums (a) upon an event of default and (b) if an acceptable blanket insurance policy is no longer in place.

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis, $7,194 upon (a) an event of default occurring and continuing, (b) the borrower not providing reasonably acceptable evidence that the 90 Hudson Property is being properly maintained, and (c) the occurrence of a DSCR Trigger Event, in each case subject to a cap of $172,663.

Rollover Reserve Account. The borrower is required to deposit into a TI/LC reserve, on a monthly basis, approximately $53,957 upon the occurrence of a DSCR Trigger Event (the “Rollover Reserve Monthly Deposit (DSCR Trigger Event)”), provided, that, no monthly deposit is required if the DSCR Trigger Event resulted solely from (x) a Tenant Trigger Event and Tenant Trigger Reserve funds are being deposited in accordance with the loan documents or (y) a Partial Termination and any Partial Termination reserve funds (the “Rollover Reserve Funds”) are being deposited in accordance with the loan documents, subject to the Rollover Reserve Cap (DSCR Trigger Event) (as defined below) (the “Rollover Reserve Account”).

A “Rollover Reserve Cap (DSCR Trigger Event)” means, as of the date of determination, an amount which, when added to the amounts (if any) in the Rollover Reserve Account and in the Tenant Trigger Reserve Account as of the date of determination, is equal to 48 multiplied by the Rollover Reserve Monthly Deposit (DSCR Trigger Event). The Rollover Reserve Cap (DSCR Trigger Event) is currently $2,589,948.

Tenant Trigger Reserve Account. The borrower is required to deposit into Tenant Trigger Event reserve, on a monthly basis, during the occurrence of a Tenant Trigger Event, 1/12 of the amount equal to the rentable square feet comprising the vacant Lord Abbett space, which excludes any ground floor leased space (or the Tenant Sweep Space, if Lord Abbett has been replaced by a tenant other than Lord Abbett under a Tenant Sweep Lease) multiplied by $1.50 (the “Tenant Trigger Reserve Funds”), subject to the Rollover Reserve Cap (Tenant Trigger Event) (the “Tenant Trigger Reserve Account”).

Lobby Work Reserve Account. In the event the borrower undertakes a certain set of improvements to the lobby as more particularly described in the loan documents (the “Lobby Work”) and the cost of performing such Lobby Work exceeds $2,000,000, the borrower will be required to deposit an amount equal to the cost of performing such Lobby Work as reasonably estimated by the borrower and confirmed by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 Hudson Street Jersey City, NJ 07302	Collateral Asset Summary – Loan No. 1 90 Hudson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$70,000,000 60.2% 2.04x 9.1%

Partial Lease Termination. At any time the 90 Hudson Whole Loan is outstanding, upon prior written notice to the lender (and without the approval of the lender), the borrower has the right to partially terminate the Komar lease with respect to up to one floor of the Komar leased premises and/or partially terminate the Lord Abbett lease with respect to up to two floors of the Lord Abbett leased premises, in the aggregate (a “Partial Termination”), subject to the satisfaction of each of the following conditions, as determined by the lender: (A) concurrently with any such Partial Termination, the borrower deposits with the lender an amount which is equal to the greater of (x) $50 PSF with respect to termination of one floor only, $75 PSF with respect to two floors or $100 PSF with respect to three floors and (y) any termination or surrender fee paid to the borrower in connection with such partial termination of the applicable lease, (B) any such Partial Termination will not be deemed to violate any applicable anti-poaching conditions contained in the loan agreement, and (C) the debt service coverage ratio as determined by the lender (excluding all amounts attributable to the to-be-terminated space) is required to be greater than or equal to 1.25x.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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24300, 24303 and 24305 Town Center Drive, 24200 and 24204 Magic Mountain Parkway, 26950 Theater Drive and 26735 Circle Drive, Santa Clarita, CA 91355	Collateral Asset Summary – Loan No. 2 Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 70.6% 2.28x 14.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24300, 24303 and 24305 Town Center Drive, 24200 and 24204 Magic Mountain Parkway, 26950 Theater Drive and 26735 Circle Drive, Santa Clarita, CA 91355	Collateral Asset Summary – Loan No. 2 Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 70.6% 2.28x 14.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24300, 24303 and 24305 Town Center Drive, 24200 and 24204 Magic Mountain Parkway, 26950 Theater Drive and 26735 Circle Drive, Santa Clarita, CA 91355	Collateral Asset Summary – Loan No. 2 Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 70.6% 2.28x 14.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24300, 24303 and 24305 Town Center Drive, 24200 and 24204 Magic Mountain Parkway, 26950 Theater Drive and 26735 Circle Drive, Santa Clarita, CA 91355	Collateral Asset Summary – Loan No. 2 Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 70.6% 2.28x 14.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsors:	Matthew L. Adler; Adler Kawa Real Estate Fund III, LLC
Borrower:	AKF3 Valencia, LLC
Original Balance:	$58,000,000
Cut-off Date Balance:	$58,000,000
% by Initial UPB:	5.0%
Interest Rate:	4.1860%
Payment Date:	6th of each month
First Payment Date:	January 6, 2018
Maturity Date:	December 6, 2027
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(1)
	Initial	Monthly
Taxes:	$527,523	$175,841
Insurance:	$0	Springing
Replacement:	$0	$6,258
TI/LC:	$428,250	$51,049
Free Rent:	$4,552,918	$0
Ground Rent:	$0	$223,125
Lease Sweep Lease:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$147
Balloon Balance / Sq. Ft.:	$124
Cut-off Date LTV:	70.6%
Balloon LTV:	59.8%
Underwritten NOI DSCR(2):	2.45x
Underwritten NCF DSCR(2):	2.28x
Underwritten NOI Debt Yield:	14.3%
Underwritten NCF Debt Yield:	13.3%
Underwritten NOI Debt Yield at Balloon:	16.9%
Underwritten NCF Debt Yield at Balloon:	15.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office/Retail
Collateral:	Leasehold
Location:	Santa Clarita, CA
Year Built / Renovated:	1995-2000 / NAP
Total Sq. Ft.:	395,219
Property Management:	CBRE, Inc.
Underwritten NOI:	$8,314,176
Underwritten NCF:	$7,733,966
Appraised Value:	$82,100,000
Appraisal Date:	August 11, 2017

Historical NOI
Most Recent NOI:	$7,894,153 (T-12 July 31,2017)
2016 NOI(3):	$8,447,024 (December 31, 2016)
2015 NOI:	$8,347,981 (December 31, 2015)
2014 NOI:	$8,139,065 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	96.5% (July 31, 2017)
2016 Occupancy:	97.3% (December 31, 2016)
2015 Occupancy:	96.2% (December 31, 2015)
2014 Occupancy:	96.2% (December 31, 2014)
(1)	See “Initial and Ongoing Reserves” herein.

(2)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR are 3.38x and 3.14x, respectively.

(3)	The 2016 NOI reflects operating data from May through December 2016 (annualized). The Valencia Town Center Property was acquired by the sponsor in April 2016 and the seller did not provide data for the first four months of 2016).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24300, 24303 and 24305 Town Center Drive, 24200 and 24204 Magic Mountain Parkway, 26950 Theater Drive and 26735 Circle Drive, Santa Clarita, CA 91355	Collateral Asset Summary – Loan No. 2 Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 70.6% 2.28x 14.3%

Tenant Summary(1)
Tenant	Ratings(2) (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Princess Cruises (3)	NR/A3/A-	312,527	79.1%	$27.18	78.4%	3/31/2026
Morgan Stanley	A/A3/BBB+	9,163	2.3%	$30.60	2.6%	12/31/2018
K-Town BBQ(4)	NR/NR/NR	8,565	2.2%	$30.00	2.4%	7/27/2027
Buca di Beppo	NR/NR/NR	8,497	2.1%	$30.81	2.4%	3/31/2023
Souplantation	NR/NR/NR	7,366	1.9%	$35.00	2.4%	3/31/2022
Subtotal / Wtd. Avg.		346,118	87.6%	$27.60	88.2%
Retail Other		17,390	4.4%	$38.85	6.2%
Office Other		17,991	4.6%	$29.05	4.8%
Antenna		0	0.0%	NAP(5)	0.7%
Total / Wtd. Avg. Occupied(6)		381,499	96.5%	$28.18	100.0%
Retail Vacant		13,488	3.4%
Office Vacant		232	0.1%
Total		395,219	100.0%
(1)	Based on underwritten rent roll dated July 31, 2017.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Princess Cruises has two five-year extension options to renew at market rent with 12-18 months’ notice upon its lease expiring in March 2026. Beginning April 1, 2020, Princess Cruises has early termination options with respect to a total of 63,575 sq. ft. with nine months’ notice. The termination options are phased such that Princess Cruises may terminate (i) the 6th floor at VTC III building (21,176 sq. ft.) on April 1, 2020 upon paying a termination fee equal to three months of rent, (ii) the 5th floor of the VTC III building (21,199 sq. ft.) on April 1, 2021 upon paying a termination fee of two months of rent, and the 4th floor of the VTC III building (21,200 sq. ft.) on April 1, 2022 upon paying a termination fee of one month of rent. The Princess Cruises lease has $4,552,918 in partial rent abatements for certain months between January 2018 and March 2022. The abated rent represents approximately 12.6% of the unabated rent amount due during that period and the full amount of abated rent was reserved at closing.
(4)	K-Town BBQ took occupancy in July 2017. At loan origination, the borrower deposited $428,250 for outstanding approved tenant improvements and leasing commissions required to be paid pursuant to the K-Town BBQ lease.
(5)	There are three antenna leases with an average annual rental rate of $26,223.
(6)	Total / Wtd. Avg. Occupied U/W Base Rent PSF figures exclude Antenna rental rates.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	4	4,749	1.2%	4,749	1.2%	$30.22	1.6%	1.6%
2018	8	21,184	5.4%	25,933	6.6%	$32.69	6.4%	8.0%
2019	1	1,718	0.4%	27,651	7.0%	$38.49	0.6%	8.6%
2020	3	8,209	2.1%	35,860	9.1%	$33.72	2.6%	11.2%
2021	1	3,659	0.9%	39,519	10.0%	$27.81	0.9%	12.1%
2022	2	8,803	2.2%	48,322	12.2%	$35.28	3.3%	15.4%
2023	1	8,497	2.1%	56,819	14.4%	$30.81	2.4%	17.8%
2024	1	2,372	0.6%	59,191	15.0%	$39.34	0.9%	18.7%
2025	0	0	0.0%	59,191	15.0%	$0.00	0.0%	18.7%
2026	1	312,527	79.1%	371,718	94.1%	$27.18	78.4%	97.1%
2027	2	9781	2.5%	381,499	96.5%	$31.57	2.9%	100.0%
2028	0	0	0.0%	381,499	96.5%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	381,499	96.5%	$0.00	0.0%	100.0%
Vacant	NAP	13,720	3.5%	395,219	100.0%	NAP	0.0%
Total / Wtd. Avg.	24	395,219	100.0%			$28.18	100.0%

(1)	Based on the underwritten rent roll as of July 31, 2017.
(2)	Certain tenants may have contraction or termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.
(3)	Annual U/W Base Rent PSF excludes antenna rental rates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24300, 24303 and 24305 Town Center Drive, 24200 and 24204 Magic Mountain Parkway, 26950 Theater Drive and 26735 Circle Drive, Santa Clarita, CA 91355	Collateral Asset Summary – Loan No. 2 Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 70.6% 2.28x 14.3%

The Loan. The Valencia Town Center loan (the “Valencia Town Center Loan”) is a fixed rate loan secured by the borrower’s leasehold interest in a 395,219 sq. ft., multi-tenant office complex with ground floor retail suites located in Santa Clarita, California (the “Valencia Town Center Property”) and adjacent to Westfield Valencia Town Center, a super-regional shopping, dining and entertainment center in the Santa Clarita Valley.

The Valencia Town Center Loan, with an Original Balance and Cut-off Date Balance of $58.0 million, has a 10-year term, pays interest only for the first 24 months of the loan term and amortizes on a 30-year schedule thereafter. The Valencia Town Center Loan accrues interest at a fixed rate equal to 4.1860%. Loan proceeds were used to retire existing debt of approximately $47.1 million that was previously funded at the time of property acquisition by the borrower sponsor in April 2016, fund approximately $5.5 million in upfront reserves, pay transaction costs of approximately $1.6 million and return approximately $3.8 million of equity to the borrower sponsor. Based on the “As-Is” appraised value of $82.1 million as of August 11, 2017, the Cut-off Date LTV is 70.6%. The most recent prior financing of the Valencia Town Center Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1)	$58,000,000	100.0%	Loan Payoff(1)	$47,124,614	81.2%
			Reserves	$5,508,691	9.5%
			Closing Costs	$1,575,898	2.7%
			Return of Equity	$3,790,797	6.5%
Total Sources	$58,000,000	100.0%	Total Uses	$58,000,000	100.0%
(1)	Loan proceeds were used to refinance a short term loan that was originated concurrently with the $78.0 million acquisition of the Valencia Town Center Property in April 2016.

The Borrower / Borrower Sponsors. The borrower, AKF3 Valencia, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower and the nonrecourse carve-out guarantors are Adler Kawa Real Estate Fund III, LLC and Matthew L. Adler on a joint and several basis. Adler Kawa Real Estate Fund III, LLC is a closed end fund with a term that expires on July 20, 2023, subject to extension for two additional one-year periods, at the managing member’s sole discretion (and, in the case of the second extension, with the consent of the fund’s advisory committee).

Matthew L. Adler is the president of Adler Kawa Real Estate Advisors LLC, a joint venture that was formed in July 2012 between Adler Group, a real estate company founded in 1957 and Kawa Capital Management, an asset management firm founded in 2007. Prior to heading up Adler Kawa, Mr. Adler led fund management, asset management and acquisitions for Adler Group since 2005, which, throughout its history, has developed and acquired in excess of 18 million sq. ft. of industrial, office, retail and residential real estate throughout the southeast United States, including Orlando, Miami, Tampa, Naples and Nashville. Adler Kawa Real Estate Fund III, LLC was launched in 2015. As of June 30, 2017 the Adler Kawa Real Estate Fund III, LLC owns eight commercial office and light industrial portfolios comprised of approximately 2.3 million sq. ft. and located in Florida, North Carolina, Alabama, Texas, Maryland and Washington DC that are 89.4% occupied on a weighted average basis. Mr. Adler is indirectly the managing member of entities that manage (i) the non-recourse carve-out guarantor and (ii) the indirect sole member of the borrower, but does not have an ownership interest in the borrower.

The Property. The Valencia Town Center Property consists of four Class A office buildings (known as VTC I, VTC II, VTC III and VTC IV) totaling 395,219 sq. ft. and two parking structures within the Valencia Town Center, a mixed-use development with indoor and outdoor shopping, dining and entertainment establishments covering over one million square feet of retail space in Santa Clarita, California. The Valencia Town Center Property buildings were built between 1995 and 2000 on an 8.90-acre site and include 55,306 sq. ft. (14.0% of net rentable area (“NRA”)) of ground floor retail space.

The leasehold interest in the Valencia Town Center Property was purchased on April 22, 2016 for $78.0 million by the borrower sponsor. At the same time, the fee interest in the land was sold for $52.0 million to an unaffiliated third party. See “Ground Lease” below.

As of July 31, 2017, the Valencia Town Center Property was 96.5% leased to 24 tenants and has maintained an average occupancy of 96.7% since 2000. Approximately 84.1% of the NRA is occupied by investment grade tenants, including Princess Cruises, Morgan Stanley, Quest Diagnostics (Unilab Corp), Bank of America, City National Bank. The largest tenant at the Valencia Town Center Property is Princess Cruises, which as of July 31, 2017 occupies 79.1% of the NRA. The Valencia Town Center Property has served as the global headquarters for Princess Cruises since 1998.

Parking is provided in two structures, which collectively offer 2,148 parking stalls (4.0 per 1,000 sq. ft.) for tenants of the Valencia Town Center Property, with the remaining stalls open to visitors of the movie theater located to the west of the Valencia Town Center Property. The North Parking Garage is located at the north side of Town Center Drive and contains 1,692 spaces and the South Parking Garage is located at the south side of Town Center Drive and provides 456 spaces.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24300, 24303 and 24305 Town Center Drive, 24200 and 24204 Magic Mountain Parkway, 26950 Theater Drive and 26735 Circle Drive, Santa Clarita, CA 91355	Collateral Asset Summary – Loan No. 2 Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 70.6% 2.28x 14.3%

Major Tenants.

Princess Cruises (312,527 sq. ft.; 79.1% of NRA; 78.4% of U/W Base Rent; A3/A- Moody’s/S&P; Carnival NYSE: CCL and CUK) Founded in 1965, Princess Cruises is the third largest cruise line in the world and carries 1.7 million guests each year to destinations around the globe. Princess Cruises is one of the 10 cruise ship brands owned by Carnival Corporation (NYSE: CCL and CUK). Carnival Corporation, which guarantees the Princess Cruises lease through March 31, 2026, is a large global leisure travel company with reported 2016 revenue of $16.4 billion and reported 2016 earnings that were over 40% higher than 2015 on top of a 40% growth in 2014.

Princess Cruises is headquartered at the Valencia Town Center Property and is one of Santa Clarita’s top employers with 1,600 employees on site, according to the appraisal. Princess Cruises executed its first lease at the Valencia Town Center Property in June 1999. Princess Cruises originally leased 108,504 sq. ft. and in the course of 11 expansions, nearly tripled its leased square footage to date. Princess Cruises has received a total tenant improvement allowance of $8,860,945 ($28.35 PSF) over its entire space since taking occupancy.

Princess Cruises has two five-year extension options to renew at market rent with 12-18 months’ notice upon its lease expiring in March 2026. Such renewal may be made either in full, or as to a single full floor or as to certain specified contiguous full floors. Beginning April 1, 2020, Princess Cruises has early termination options with respect to a total of 63,575 sq. ft. with nine months’ notice. The termination options are phased such that Princess Cruises may terminate (i) the 6th floor at VTC III (21,176 sq. ft.) on April 1, 2020 upon paying a termination fee of three months of rent, (ii) the 5th floor of VTC III (21,199 sq. ft.) on April 1, 2021 upon paying a termination fee of two months of rent, and (iii) the 4th floor of VTC III (21,200 sq. ft.) on April 1, 2022 upon paying a termination fee of one month of rent.

The Princess Cruises lease has $4,552,918 in partial rent abatements for the particular leased spaces and specified months between January 2018 and March 2022. The abated rent represents approximately 12.6% of the unabated rent amount due during that period and was reserved in full at closing.

Morgan Stanley (9,163 sq. ft.; 2.3% of NRA; 2.6% of U/W Base Rent; BBB+/A3/A S&P/Moody’s/Fitch; NYSE: MS) Morgan Stanley is a global financial holding company providing investment banking, securities, wealth management and investment management services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals, with offices in more than 42 countries and more than 55,000 employees. The Morgan Stanley office at the Valencia Town Center Property employs financial planners. Morgan Stanley has been at the Valencia Town Center Property since 1995.

K-Town BBQ (8,565 sq. ft.; 2.2% of NRA; 2.4% of U/W Base Rent) K-Town BBQ is a casual Korean restaurant that features table-grilled dishes and hot pot meals. K-Town BBQ initially took occupancy in July 2017 under a 10-year lease. The borrower deposited $428,250 into a reserve for outstanding approved tenant improvements and leasing commissions at loan origination.

Environmental Matters. The Phase I environmental report dated August 23, 2017 recommended no further action at the Valencia Town Center Property.

The Market. The Valencia Town Center Property is located in Santa Clarita, California, within Los Angeles County. Valencia is a suburban, unincorporated planned community located within the City of Santa Clarita approximately 35 miles northwest of Downtown Los Angeles. The Valencia Town Center Property is situated within the primary commercial hub location in Valencia and the entire Santa Clarita Valley. The Valencia Town Center Property is adjacent to the Westfield Valencia Town Center Regional Shopping Mall, a million square feet super-regional shopping, dining and entertainment center, the Edwards 12-screen multiplex movie theater, Gold’s Gym, a Hilton Hotel and many restaurants. Additionally, the Santa Clarita Civic Center, containing city hall, the county courthouse, sheriff’s office and the fire department, is within two blocks of the Valencia Town Center Property. According to the appraisal, within a three- and five-mile radius around the Valencia Town Center Property, the 2016 population is approximately 100,000 and 200,000, respectively and the average household income is approximately $125,000 and $123,000, respectively.

Regional access to the area is provided by the Golden State Freeway, an east-west highway located within 1.5 miles of the Valencia Town Center Property. LAX and Burbank Bob Hope international airports are located approximately 20 and 40 miles from the Valencia Town Center Property, respectively. Public transportation is available near the Valencia Town Center Property in the form of Santa Clarita city buses with stops adjacent to the Valencia Town Center Property and providing access throughout the city as well as destinations in Los Angeles County such as Downtown Los Angeles, Hollywood, Century City, Woodland Hill and Burbank.

Office: Most of the Valencia Town Center Property (339,913 sq. ft. approximately 86.0% of NRA and 85.9% of underwritten base rent) is configured as office space, which is 99.9% occupied at a weighted average rent of $27.37 PSF. According to a third party market research report, the Valencia Town Center Property is located in the Santa Clarita Valley office submarket. As of the second quarter of 2017, the submarket had a total inventory of approximately 4.8 million sq. ft. Average submarket vacancy was 10.6% and the average asking rent was $29.75 PSF. In the past five years a total of 154,305 sq. ft. were added to the supply with 494,651 sq. ft. of net absorption achieved during the same period. Supply has outpaced demand over the past five years. There are three office projects under construction in the Santa Clarita Valley office market totaling 140,014 sq. ft. that represent 2.8% of supply that will be added in the near term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24300, 24303 and 24305 Town Center Drive, 24200 and 24204 Magic Mountain Parkway, 26950 Theater Drive and 26735 Circle Drive, Santa Clarita, CA 91355	Collateral Asset Summary – Loan No. 2 Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 70.6% 2.28x 14.3%

The appraisal identified five comparable office leases that had rents ranging from $27.00 to $34.20 PSF with an average of $30.96 PSF and concluded a weighted average market rent of $28.00 PSF for the office space at the Valencia Town Center Property.

Comparable Office Leases(1)
Property Name	Distance (miles)	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (months)	Base Rent PSF
Valencia Town Center Property(2)		Various	Various	339,681	10.6	$27.37
Cinema Professional Center	1.2 northeast	Dermatologist	Jun-17	3,096	5.0	$34.20
Tourney Place	1.4 west	Real Estate Company	Feb-17	4,112	5.5	$29.40
Valencia Town Center Plaza	0.2 west	Financial Advisor	Aug-16	2,105	6.2	$31.80
The Commons	1.3 southwest	Insurance Company of the West	Jul-16	10,186	3.3	$32.40
Gateway Plaza	1.4 northwest	North Los Angeles County Regional Center	Jul-16	1,456	4.9	$27.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 31, 2017.

Retail: Approximately 14.0% of NRA (55,306 sq. ft.) and 13.4% of underwritten base rent of the Valencia Town Center Property is configured as ground floor retail, which is 75.6% occupied at a weighted average rent of $34.72 PSF as of July 31, 2017. According to a third party market research report, the Valencia Town Center Property is located in the Santa Clarita Valley retail submarket. As of the second quarter of 2017, the submarket had a total inventory of approximately 12.6 million sq. ft. Average submarket vacancy was 5.0% and the average asking rent was $23.67 PSF. In the past five years a total of 32,217 sq. ft. were added to the supply. Demand has outpaced supply over the past five years. There are two retail projects under construction in the Santa Clarita Valley retail market totaling 34,041 sq. ft. that represent 0.3% of supply that will be added in the near term.

The appraisal identified five comparable retail leases that had rents ranging from $25.80 to $42.00 PSF with an average of $33.36 PSF and concluded a weighted average market rent of $31.17 PSF for the retail space at the Valencia Town Center Property, which includes the $27.00 PSF market rent for the 24,428 sq. ft. of restaurant space, $36.00 PSF for the 13,209 sq. ft. retail space, $39.00 PSF for the 3,703 sq. ft. of retail space on Theater Drive and $43.80 PSF for the 1,108 sq. ft. of retail space on the corner of Town Center Drive and Circle Drive.

Comparable Retail Leases(1)
Property Name	Distance (miles)	Tenant Name	Lease Date	GLA	Lease Term (months)	Base Rent PSF
Valencia Town Center Property(2)		Various	Various	41,818	9.1	$34.72
Lyons Plaza	3.2 south	Burgerim	Aug-17	10,848	5.0	$30.00
Bouquet Center	2.0 northeast	Poke Restaurant	Jun-17	17,238	5.0	$36.00
Baywood Court	1.1 north	Reflexology	Dec-16	8,652	5.0	$42.00
Crossroads Center	1.6 northeast	Isshoes Boutique	Aug-16	35,506	6.0	$25.80
Valencia Village	1.7 north	Cool Head Shaved Ice	Jul-16	13,400	5.0	$33.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 31, 2017.

Overall: The appraisal concluded a stabilized vacancy rate of 7.0%, which takes into account the credit rating of Princess Cruises, and a weighted average market rent of $27.58 PSF for the Valencia Town Center Property. As of July 31, 2017, the Valencia Town Center Property was 96.5% leased at a weighted average rent of $28.18 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24300, 24303 and 24305 Town Center Drive, 24200 and 24204 Magic Mountain Parkway, 26950 Theater Drive and 26735 Circle Drive, Santa Clarita, CA 91355	Collateral Asset Summary – Loan No. 2 Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 70.6% 2.28x 14.3%

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	2016	T-12 7/31/2017	U/W	U/W PSF
Base Rent	$9,706,861	$9,754,062	$11,019,303	$10,502,515	$10,828,663	$27.40
Credit Tenant Step Rents(1)	0	0	0	0	467,590	1.18
Rent Steps(2)	0	0	0	0	216,943	0.55
Value of Vacant Space	0	0	0	0	605,800	1.53
Gross Potential Rent	$9,706,861	$9,754,062	$11,019,303	$10,502,515	$12,118,996	$30.66
Total Recoveries	6,919,763	6,531,730	5,932,831	5,900,788	5,910,788	14.96
Total Other Income(3)	393,994	376,984	375,567	363,821	363,821	0.92
Less: Vacancy and Credit Loss(4)	(661,252)	(305,143)	(34,553)	(67,066)	(1,262,085)	(3.19)
Effective Gross Income	$16,359,367	$16,357,633	$17,293,148	$16,700,058	$17,131,520	$43.35
Total Variable Expenses	3,310,437	3,367,302	3,550,755	3,513,348	3,575,467	9.05
Total Fixed Expenses	2,245,489	1,977,974	2,630,994	2,654,432	2,310,090	5.85
Ground Rent Expense(5)	2,664,375	2,664,375	2,664,375	2,638,125	2,931,788	7.42
Net Operating Income	$8,139,065	$8,347,981	$8,447,024	$7,894,153	$8,314,176	$21.04
TI/LC	0	0	0	0	505,119	1.28
Capital Expenditures	0	0	0	0	75,092	0.19
Net Cash Flow	$8,139,065	$8,347,981	$8,447,024	$7,894,153	$7,733,966	$19.57
(1)	Credit Tenant Step Rents are the straight line average of contractual rent steps through the maturity dates (or any earlier termination option dates) for the respective Princess Cruises leases as discussed above.
(2)	U/W Rent Steps include rent steps through October 2018.

(3)	Other Income mainly includes parking income.

(4)	U/W Vacancy is underwritten to the appraisal vacancy rate of 7.0%, which is higher than the 3.5% vacancy in place.

(5)	U/W Ground Rent Expense figures include the assumed ground rent equal to the 10-year average of ground rent during the loan term.

Property Management. The Valencia Town Center Property is managed by CBRE, Inc. a third-party service provider.

Lockbox / Cash Management. The Valencia Town Center Loan is structured with a hard lockbox and in place cash management. A lender controlled lockbox account is required to be established by the borrower. The borrower is required to cause all rents to be transmitted by tenants directly into the lockbox account and the borrower and manager are required to deposit into the lockbox account any rents received by them despite such direction within one business day after receipt. Funds in the lockbox account are required to be swept into a cash management account controlled by the lender on a daily basis. If no Trigger Period (as defined below) exists, all funds in the cash management account are required to be applied to make required monthly deposits into reserve funds (as described below under “Initial and Ongoing Reserves”), to pay monthly debt service, to pay monthly operating expenses set forth in the annual budget (which during a Trigger Period is required to be approved by the lender) and extraordinary expenses approved (except in the case of expenses necessary to preserve and maintain the Valencia Town Center Property or prevent liability to the borrower) by the lender, with excess cash flow disbursed to the borrower. During a Trigger Period not resulting from a Lease Sweep Period (as defined below), all excess cash flow is required to be held by the lender as additional collateral for the Valencia Town Center Loan. During a Lease Sweep Period, all excess cash flow is required to be swept into a lease sweep reserve account (the “Lease Sweep Account”) to be applied to expenses of reletting the related space which triggered the Lease Sweep Period.

A “Trigger Period” will commence upon (i) the occurrence of an event of default, (ii) the commencement of a Low Debt Service Period (as defined below), or (iii) the commencement of a Lease Sweep Period and will end upon (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender or (B) with respect to a Trigger Period continuing due to clause (ii), such Low Debt Service Period has ended as provided in the definition of such term, or (C) with respect to a Trigger Period continuing due to clause (iii), such Lease Sweep Period has ended as provided in the definition of such term.

A “Low Debt Service Period” will commence if, as of the last day of any calendar quarter, the amortizing debt service coverage ratio is less than 1.25x, and will end when the amortizing debt service coverage ratio is at least 1.30x for two consecutive calendar quarters.

A “Lease Sweep Period” will commence (I) (a) with respect to each Lease Sweep Lease (as defined below), upon the earlier to occur of: (1) with respect to each Lease Sweep Lease that is a Lease Sweep Lease in effect as of the loan origination date: (i) the date that is 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease; and (ii) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); and (2) with respect to each Lease Sweep Lease that is a replacement lease of a Lease Sweep Lease that is in effect as of the loan origination date: (i) the date that is 12 months prior to the earliest stated expiration

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24300, 24303 and 24305 Town Center Drive, 24200 and 24204 Magic Mountain Parkway, 26950 Theater Drive and 26735 Circle Drive, Santa Clarita, CA 91355	Collateral Asset Summary – Loan No. 2 Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 70.6% 2.28x 14.3%

(including the stated expiration of any renewal term) of a Lease Sweep Lease; (ii) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); and (iii) with respect to any replacement Lease Sweep Lease that is set to expire on or prior to December 1, 2029 (without giving effect to any extension option unless the same has been fully exercised), the monthly payment date occurring in December 2026; (b) upon (x) the receipt by borrower or manager of notice from any Lease Sweep Tenant (as defined below) exercising its right to terminate its Lease Sweep Lease; provided, however, that the Lease Sweep Period shall not commence pursuant to this clause (b) if the tenant under the Princess Cruise Line Lease III exercises its termination options with respect to all or any of suites 3-400, 3-500 and 3-600, unless and until such tenant fails to pay the termination payments required with respect to such termination options on or prior to the date required by the terms of the applicable Lease Sweep Lease; (c) the date that a Lease Sweep Lease (or any portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by borrower or manager of notice from any Lease Sweep Tenant of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any portion thereof) prior to its then current expiration date; provided, however, in connection with the approval by lender of such early surrender, cancellation or termination, the Lease Sweep Period shall not commence pursuant to this clause (c) until the date that is 12 months prior to the anticipated date of such anticipated surrender, cancellation or termination, unless such earlier date is otherwise agreed upon by the borrower and the lender in connection with the approval of such early surrender, cancellation or termination; (d) if, after the monthly payment date in December 2025, a Lease Sweep Tenant has ceased operating its business (i.e. “goes dark”) at 80% or more of its space at the Valencia Town Center Property, or gives notice of its intent to do so; (e) upon a default under a Lease Sweep Lease by a Lease Sweep Tenant beyond any applicable notice and cure period, (f) upon a bankruptcy or insolvency proceeding of a Lease Sweep Tenant or the guarantor, if any, of the Lease Sweep Lease, or (g) upon a decline in the unsecured debt credit rating of Princess Cruise Lines, Ltd., a Bermuda Corporation (or its parent entity) below “BBB” or its equivalent by any rating agency; and shall end upon the first to occur of the following: (A) in the case of clauses (I)(a), (I)(b), (I)(c), and (I)(d) above, either (x) the entirety of the affected Lease Sweep Lease space is leased pursuant to one or more “qualified leases” as defined in the loan documents, or (y) the affected Lease Sweep Lease space is leased pursuant to one or more “qualified leases” that in the aggregate yield a Net Effective Rent (defined below) greater than or equal to the Net Effective Rent attributable to the affected Lease Sweep Lease space immediately prior to the event that caused the Lease Sweep Period in question; (B) in the case of any Lease Sweep Period, the Valencia Town Center Property has achieved a debt yield equal to or greater than 10.5%; (C) in the case of clause (I)(a) above, the date on which the subject Lease Sweep Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower acceptable to the lender) with respect to all of its Lease Sweep Lease space; (D) in the case of clause (I)(b) above, if such termination option is not validly exercised by the Lease Sweep Tenant or is otherwise irrevocably waived in writing by the Lease Sweep Tenant; (E) in the case of clause (i)(e) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of two consecutive months following such cure; (F) in the case of clause (I)(f) above, either (a) the applicable bankruptcy or insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed by and assigned to a third party in a manner reasonably satisfactory to the lender; (G) in the case of clause (I)(g) above, if the unsecured debt credit rating of Princess Cruise Lines, Ltd., a Bermuda corporation (“Princess Tenant”) (or its parent entity) has been restored to at least “BBB” or its equivalent by the relevant rating agencies; and (H) in the case of clauses (I)(a), (I)(b), (I)(c) and (I)(e) above where less than 50% of the Lease Sweep Lease space demised to Lease Sweep Tenants under all Lease Sweep Leases (in the aggregate) at the Valencia Town Center Property triggered such Lease Sweep Period, the date on which an amount equal to $30.00 per rentable square feet of space with respect to the Lease Sweep Lease space in question has been deposited with the lender, unless the Princess Cruise Line Lease III space has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrower to incur expenses, which, in the lender’s determination, exceed such amounts, in which case the Lease Sweep Period in question shall continue until such time as sufficient funds are on deposit with the lender to cover such shortfall; and in the case of clauses (A), (B), and (C) above, sufficient funds have been accumulated to cover all leasing expenses, including tenant improvements, capital expenses, leasing commissions, free rent periods and rent abatement periods reasonably anticipated by the lender with respect to such leases.

A “Lease Sweep Lease” means (i) the Princess Cruise Lines Lease I (31,800 sq. ft. leased in building VTC 1), (ii) the Princess Cruise Lines Lease II (60,031 sq. ft. leased in building VTC 2), (iii) the Princess Cruise Lines Lease III (113,523 sq. ft. in building VTC 3), (iv) the Princess Cruise Lines Lease IV (107,173 sq. ft. in building VTC 4) or (v) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates covers 40,000 or more rentable square feet at the Valencia Town Center Property. The Valencia Town Center Property has four separate leases to the Princess Tenant, which have the above designations (i.e. Princess Cruise Lines Lease I, etc.) and are separately described in the loan documents.

A “Lease Sweep Tenant” shall mean any tenant under a Lease Sweep Lease.

“Net Effective Rent” is required to be calculated by lender (which calculation will be binding absent manifest error) as the quotient of (A) the amount by which (x) the contract rental rate for such lease over the then remaining term of such lease, exceeds (y) tenant improvement costs, tenant allowances and leasing commissions payable for such lease over the term of such lease, divided by (B) the number of years in the lease term.

Initial and Ongoing Reserves.

Tax Reserves. At loan origination, the borrower deposited $527,523 into a tax reserve account. On a monthly basis, the borrower is required to deposit 1/12 of the annual estimated real estate taxes, initially $175,841, into the tax reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24300, 24303 and 24305 Town Center Drive, 24200 and 24204 Magic Mountain Parkway, 26950 Theater Drive and 26735 Circle Drive, Santa Clarita, CA 91355	Collateral Asset Summary – Loan No. 2 Valencia Town Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$58,000,000 70.6% 2.28x 14.3%

Insurance Reserves. In the event an acceptable blanket insurance policy is no longer in place, the borrower will be required to deposit monthly reserves of 1/12 of the annual estimated annual insurance premiums on a monthly basis.

Replacement Reserves. On a monthly basis, the borrower is required to deposit $6,258 into the replacement reserve account.

TI/LC Reserves. At loan origination, the borrower deposited $428,250 for outstanding approved tenant improvements and leasing commissions (“TI/LC”) required to be paid pursuant to the K-Town BBQ lease. On a monthly basis, the borrower is required to deposit $51,049 into a TI/LC reserve account for TI/LC expenses that may be incurred following the loan origination date.

Ground Rent Reserves. On a monthly basis, the borrower is required to deposit the amount of the ground rent payment for the month of deposit, initially $223,125, into the ground rent reserve account.

Free Rent Reserves. At loan origination, the borrower deposited $4,552,918 into the free rent reserve account, which covers the outstanding base rent abatements associated with the Princess Cruises lease for the months of January 2018 through March 2022.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Releases. Not permitted.

Ground Lease. The Valencia Town Center Property is comprised of a leasehold interest under a ground lease with PFI Valencia, LLC, an unaffiliated third party, as the ground lessor. The ground lease commenced on April 22, 2016, expires on April 21, 2115 and does not have any extension options. The fixed ground rent is $2,625,000 during the first year, which steps up 2.0% each year during the first 10 years, followed by a 3.0% rent step each year from 2026 through 2045, remains at $5,665,984 until 2066 after which it increases at 2.0% each year until the term expiration. The borrower has an option to purchase the fee, exercisable during the period between the 90th day immediately prior to the expiration of each of the 10-year lease periods under the ground lease and the 60th day prior to the expiration of each of such 10-year lease periods, with the first such option permitted to be exercised during the third 10-year lease period (i.e. between January 22, 2046 and February 21, 2046). The option purchase price is based on a fixed schedule, such that the 2046 purchase option price is $68.0 million, 2056 and 2066 purchase option price is approximately $94.4 million and it thereafter continues to increase over time. Underwritten net cash flow assumed ground rent equal to the 10-year average of ground rent during the loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

4300 The Woods Drive San Jose, CA 95136	Collateral Asset Summary – Loan No. 3 The Woods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 29.6% 5.01x 15.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4300 The Woods Drive San Jose, CA 95136	Collateral Asset Summary – Loan No. 3 The Woods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 29.6% 5.01x 15.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4300 The Woods Drive San Jose, CA 95136	Collateral Asset Summary – Loan No. 3 The Woods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 29.6% 5.01x 15.2%

The Woods
4300 The Woods Drive
San Jose, CA 95136
SAN JOSE
Downtown
DIABLO RANGE
SANTA CRUZ MOUNTAINS
SANTA CLARA COUNTY
San Jose Intl. Airport 5 miles
Bluewater
Evergreen
Ashbridge
Willow Glen
South San Jose
Riverview
Robertsville
Alamitos
Almaden Valley
Silver Leaf
California Maison
Reid-Hillview Airport of Santa Clara
Lake Cunningham Park
Raging Waters
Eastridge Center
Tully Corners
San Jose State Univ.
San Jose Convention Ctr.
San Jose Vietnam Town
Grand Century Shopping Mall
Happy Hollow Zoo
History San Jose
CEFCU Stadium
San Jose Municipal Stadium
The Plant Shopping Center
Santa Clara Fairgrounds
Coyote Creek Park Chain
Evergreen Village Square
Silver Creek Plaza
Evergreen Valley Community College
The Ranch Golf Club
The Villages Golf and Country Club
Silver Creek Valley CC
Willow Glen Shopping Center
ADLINK Technology
Alien Tech. Corporation
Cobham
Silver Creek Sportsplex
Broadcom Corporation
Hospira
Integrated Device Tech.
Cognilytics Inc.
Ariosa Diagnostics
Western Digital
Monterey Plaza
Oakridge Mall
Almaden Plaza
Princeton Plaza Mall
Sunrise Plaza
Bloom Plaza
Village Oaks
Kaiser Permanente San Jose Medical Ctr.
Stion Corp.
Bernal Plaza
Santa Teresa Village Shopping Ctr.
IBM Research
Santa Teresa County Park
Bayshore Fwy
Guadalupe Fwy
South Valley Fwy
West Valley Fwy
Capitol Expwy
Almaden Expwy
Monterey Rd
Branham Ln
Blossom Hill Rd
Santa Teresa Blvd
Snell Ave
Cottle Rd
Curie Dr
Bernal Rd
Yerba Buena Rd
Silver Creek Valley Rd
San Felipe Rd
Aborn Rd
Quimby Rd
Norwood Ave
Tully Rd
Ruby Ave
Murillo Ave
White Rd
King Rd
McLaughlin Ave
Senter Rd
Keyes St
Curtner Ave
Foxworthy Ave
Hillsdale Ave
Nieman Blvd
Julian St
Santa Clara St
CALTRAIN
VTA LIGHT RAIL
CAPITOL
TAMIEN
BLOSSOM HILL
101
280
680
82
87
85
Richmond
Concord
Berkeley
OAKLAND
SAN FRANCISCO
Daly City
Hayward
Pleasanton
Livermore
Fremont
Redwood City
Palo Alto
Mtn. View
Sunnyvale
Santa Clara
SAN JOSE
Pacific Ocean
Los Gatos
Saratoga
Cupertino
Milpitas
Dublin
San Ramon
Danville
Walnut Creek
Alamo
Lafayette
Sausalito
Mill Valley
Corte Madera
Pleasant Hill
Antioch
Alameda
Castro Valley
Union City
Newark
Pacifica
Millbrae
San Mateo
Hillsborough
Belmont
Half Moon Bay
Woodside
Portola Valley
San Francisco Intl. Airport
Oakland Intl. Airport
San Jose Intl. Airport
Moffett Federal Airfield
CONTRA COSTA COUNTY
ALAMEDA COUNTY
SAN MATEO COUNTY
SANTA CLARA COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4300 The Woods Drive San Jose, CA 95136	Collateral Asset Summary – Loan No. 3 The Woods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 29.6% 5.01x 15.2%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Credit Assessment (S&P/Fitch/KBRA)(1):	AAA(sf)/Asf/AA+(sf)
Borrower Sponsor:	Arcadia Development Co.
Borrower:	The Woods of San Jose LLC
Original Balance(2):	$57,500,000
Cut-off Date Balance(2):	$57,500,000
% by Initial UPB:	4.9%
Interest Rate:	2.9405%
Payment Date:	6th of each month
First Payment Date:	January 6, 2018
Maturity Date:	December 6, 2022
Amortization:	Interest Only
Additional Debt(2):	$142,500,000 Pari Passu Debt
Call Protection(3):	L(25), D or YM1(28), O(7)
Lockbox / Cash Management:	Springing Soft / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing

Financial Information(5)
Cut-off Date Balance / Unit:	$108,637
Balloon Balance / Unit:	$108,637
Cut-off Date LTV:	29.6%
Balloon LTV:	29.6%
Underwritten NOI DSCR:	5.08x
Underwritten NCF DSCR:	5.01x
Underwritten NOI Debt Yield:	15.2%
Underwritten NCF Debt Yield:	14.9%
Underwritten NOI Debt Yield at Balloon:	15.2%
Underwritten NCF Debt Yield at Balloon:	14.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	San Jose, CA
Year Built / Renovated:	1981-2003 / 2017
Total Units:	1,841
Property Management:	Arcadia Management Services Co.
Underwritten NOI(6):	$30,313,267
Underwritten NCF:	$29,853,017
Appraised Value:	$675,500,000
Appraisal Date:	October 10, 2017

Historical NOI
Most Recent NOI(6):	$29,844,064 (T-12 September 30, 2017)
2016 NOI:	$29,881,343 (December 31, 2016)
2015 NOI:	$27,615,634 (December 31, 2015)
2014 NOI:	$25,138,025 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	94.7% (October 1, 2017)
2016 Occupancy:	92.4% (December 31, 2016)
2015 Occupancy:	95.2% (December 31, 2015)
2014 Occupancy:	95.6% (December 31, 2014)
(1)	S&P, Fitch and KBRA provided the above ratings for The Woods Loan, in the context of inclusion in the mortgage pool.
(2)	The Original Balance and Cut-off Date Balance of $57.5 million represents the non-controlling Note A-2, which together with the controlling pari passu Note A-1 and non-controlling pari passu Note A-3, comprise The Woods Whole Loan (as defined below) with an aggregate original principal balance of $200.0 million. For additional information regarding the pari passu notes, see “The Loan” herein.
(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of January 6, 2018. The Woods Whole Loan can be defeased or prepaid (if prior to June 6, 2022, with a yield maintenance charge or a prepayment premium) in whole or in part after the earlier to occur of (a) December 1, 2021 and (b) the date that is two years after the closing date of the securitization of the last piece of The Woods Whole Loan. The assumed lockout period of 25 payments is based on the expected closing date of this transaction in January 2018. The actual lockout period may be longer.
(4)	See “Initial and Ongoing Reserves” herein.
(5)	DSCR, LTV, Debt Yield and Balance / Unit calculations are based on The Woods Whole Loan, which has an aggregate principal balance of $200.0 million.
(6)	The difference between Most Recent NOI and Underwritten NOI is primarily attributable to the management fee being underwritten as $1,000,000. Per the management agreement, the management fee is 3.0% of the total monthly gross receipts from The Woods Property with anything above a $1,000,000 management fee only due to the extent there is sufficient cash flow following payment of amounts due under The Woods Whole Loan documents and other expenses of The Woods Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4300 The Woods Drive San Jose, CA 95136	Collateral Asset Summary – Loan No. 3 The Woods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 29.6% 5.01x 15.2%

The Loan.    The Woods loan (“The Woods Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a garden-style multifamily property located in San Jose, California totaling 1,841 units (“The Woods Property”), with an Original Balance and Cut-off Date Balance of $57.5 million. The Woods Loan is part of a whole loan (“The Woods Whole Loan”) evidenced by three pari passu notes in the aggregate original principal balance of $200.0 million. The Woods Loan is evidenced by the non-controlling Note A-2 with a principal balance of $57.5 million, which will be included in the Benchmark 2018-B1 mortgage trust. The pari passu controlling Note A-1, with an original principal balance of $85.0 million, was contributed to the MSC 2017-HR2 mortgage trust and the pari passu non-controlling note A-3, with an original principal balance of $57.5 million is held by Citi Real Estate Funding Inc. and expected to be contributed to one or more future securitizations. Based on the “As Is” appraised value of $675.5 million as of October 10, 2017, the Cut-off Date LTV Ratio for The Woods Loan is 29.6%.

The relationship between the holders of The Woods Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$85,000,000	$85,000,000	MSC 2017-HR2	Yes
A-2	$57,500,000	$57,500,000	Benchmark 2018-B1	No
A-3	$57,500,000	$57,500,000	Citi Real Estate Funding Inc.	No
Total	$200,000,000	$200,000,000

The Woods Whole Loan had an original principal balance of $200.0 million, has an outstanding principal balance as of the Cut-off Date of $200.0 million and accrues interest at a fixed rate of 2.9405% per annum. The Woods Whole Loan has a 60-month term and is interest only for the full term.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$200,000,000	99.3%	Loan Payoff	$200,000,000	99.3%
Borrower Sponsor Equity	$1,323,235	0.7%	Closing Costs	$1,323,235	0.7%
Total Sources	$201,323,235	100.0%	Total Uses	$201,323,235	100.0%

The Borrower / Sponsor.    The borrower is The Woods of San Jose LLC, a Delaware limited liability company and special purpose entity with two independent directors that is indirectly 100.0% owned by Eli Reinhard and Eli Reinhard’s immediate family (“The Woods Borrower”). There is no nonrecourse carve-out guarantor with respect to The Woods Whole Loan. Both The Woods Borrower and the borrower sponsor, Arcadia Development Co. (“Arcadia”), delivered the related environmental indemnity. Eli Reinhard is the President and sole owner of Arcadia. Mr. Reinhard is an experienced builder in the San Jose Bay Area. Mr. Reinhard has been a developer of both single-family and multifamily housing, as well as commercial properties, over the past approximately 45 years. In addition to The Woods Property, Mr. Reinhard owns a 529-unit apartment community called Cherrywood approximately four miles southwest of The Woods Property. Mr. Reinhard also owns apartment communities on the East Coast, as well as several commercial properties.

Mr. Reinhard founded Arcadia in 1952 and has since built approximately 10,000 homes and apartments. Arcadia engages in the acquisition, development, building and marketing of new home communities. The company is also involved in the management of residential and commercial properties. Arcadia’s real estate portfolio includes new home communities in California and Virginia as well as apartments in San Jose, California.

The Property. The Woods Property is comprised of six separate “villages” referred to as Amberwood, Brentwood, Cedarwood, Duramwood, Edenwood and Foxwood, totaling 1,841 units. The leasing office is in the center of The Woods Property. Units feature electric appliances including a range/oven, a frost-free refrigerator, a garbage disposal, a dishwasher and certain new units contain microwave ovens. According to the property manager, The Woods Property is undergoing an ongoing replacement program for all appliances. All units feature private patios or balcony areas, with select units offering fireplaces and an exterior storage room. The Woods Property has 3,218 parking spaces (approximately 1.75 spaces per unit) and gate-controlled vehicular access. The parking spaces at The Woods Property are comprised of 1,072 carport spaces, 702 garage spaces, 1,181 open spaces, and 263 tandem spaces.

The Woods Property has undergone over $21.9 million ($11,900 per unit) of capital improvements since 2013 by the borrower, including over $1,000 per unit per year for the last six years. The Woods Property has experienced stable occupancy and has averaged approximately 95.4% physical occupancy since 2007. The 1,841 units at The Woods Property total approximately 1,550,397 sq. ft. which results in an average unit size of approximately 842 sq. ft. within 45 separate floor plans. The units include apartment-style residences and townhouses. The Woods Property has a variety of amenities across its six phases, with the newer units featuring in-unit laundry. The different floor plans comprising the apartments include: studios, one bedroom/one bathroom units, two bedroom/two bathroom units and three bedroom/ two bathroom units. The different floor plans comprising the townhouse units include one bedroom/1.5 bathroom units, two bedroom/two or 2.5 bathroom units and three bedroom/two bathroom units. In addition to specific village and/or unit amenities, all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4300 The Woods Drive San Jose, CA 95136	Collateral Asset Summary – Loan No. 3 The Woods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 29.6% 5.01x 15.2%

residents of The Woods Property have access to numerous amenities including a total of six swimming pools and spas located throughout the community; a resident lounge with a flat screen TV, fireplace and Wi-Fi; a lit basketball court and putting green; five high-tech fitness complexes with new cardio, aerobic and weight training equipment; children’s play areas, 24-hour on-site maintenance, professional on-site management and maintenance teams; resident events; and access to the resident portal which allows tenants to make monthly rental payments on-line.

The following table presents detailed information with respect to The Woods Property:

The Woods – Village Summary
Phase	Year Built	Total Units	Occupied Units(1)(2)	Renovated Units	% Renovated
Amberwood	1981	294	282	276	93.9%
Brentwood	1984	262	252	245	93.5%
Cedarwood	1985	228	217	204	89.5%
Duramwood	1991	359	328	60	16.7%
Edenwood	1999	222	208	32	14.4%
Foxwood	2003	476	456	0	0.0%
Total/Wtd. Avg.		1,841	1,743	817	44.4%
(1)	Based on the underwritten rent roll dated October 1, 2017.
(2)	Occupied Units treats administrative and model units as vacant, as no revenue is contributed by the units.

The following table presents unit mix information with respect to The Woods Property:

The Woods – Unit Mix(1)
Unit Type	Total Units	Occupied Units	Average Unit Size (SF)	In-Place Average Rent per Month
Studio	169	158	448	$1,796
1 BR	928	885	711	$1,997
1 BR Townhouse	119	111	960	$2,292
2 BR Townhouse	257	247	1,232	$2,658
2 BR Townhouse	120	109	1,295	$2,938
2 BR Garden-style Apartment	222	210	936	$2,421
3 BR Garden-style Apartment	14	11	956	$2,747
Junior 1 BR	12	12	635	$1,975
Total/Wtd. Avg.	1,841	1,743	842	$2,206
(1)	Based on the underwritten rent roll dated October 1, 2017.

Environmental Matters. The Phase I environmental report dated October 27, 2017 recommended no further action at The Woods Property other than the continued implementation of an asbestos operations and maintenance plan.

The Market. The Woods Property is located in San Jose, California, in central Santa Clara County, and is part of the San Jose-Sunnyvale-Santa Clara metropolitan statistical area. San Jose is located at the southern end of San Francisco Bay, approximately 48 miles southeast of San Francisco. San Jose is generally bordered by the waters of San Francisco Bay and the city of Milpitas to the north, the cities of Santa Clara and Campbell to the west, the foothills of the Diablo Mountain Range to the east and Morgan Hill to the south. The large concentration of high-technology engineering, computer and microprocessor companies around San Jose has led the area to be known as Silicon Valley. San Jose is the largest city in Silicon Valley and is also the largest city in the San Francisco Bay Area, in terms of population. San Jose is widely known as home to many of the world’s largest technology companies including Alphabet Inc., Apple Inc., Intel, Cisco Systems Inc., Facebook Inc., Hewlett-Packard, Oracle, Yahoo! and eBay.

The Woods Property is located in southern San Jose, in the area generally encompassed by Capitol Expressway, Monterey Highway and Highway 85. The Woods Property is immediately south of Capitol Expressway between Snell Avenue and Monterey Highway and is visible from these major thoroughfares. Primary access to the area is good, with various state routes and access routes leading through the neighborhood. Both State Highways 87 and 85 connect with Interstate 280 and US Highway 101 to the north providing access to the greater Bay Area. Access to State Highway 87 is located approximately one mile west of The Woods Property along Capitol Expressway, and access to State Highway 85 is located approximately two miles south of The Woods Property along Blossom Hill Road. The drive time to Cupertino, California (Apple Inc.’s headquarters) is less than 20 minutes away, Mountainview (Alphabet Inc.’s headquarters) is less than 25 minutes away and Palo Alto is less than 30 minutes away.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4300 The Woods Drive San Jose, CA 95136	Collateral Asset Summary – Loan No. 3 The Woods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 29.6% 5.01x 15.2%

The land uses in the immediate area consist of a mixture of residential and commercial, with retail mostly situated on Capitol Expressway and the Monterey Highway, both of which are approximately four miles from The Woods Property. According to the appraisal, the area is considered to be substantially built-out with very limited opportunities for new supply. The Woods Property is located near schools, shops and grocery stores, restaurants, parks, libraries and other community services. The major retail development in the neighborhood is Westfield Oakridge Mall, which is located approximately three miles southwest of The Woods Property. Almaden Plaza Shopping Center, a Trader Joe’s-anchored community center, is located four miles southwest of The Woods Property. Downtown San Jose is an approximately 10 minute trip from The Woods Property. The Woods Property is in close proximity to the Highways 85, 87, 280 and 101, Capitol Expressway, Monterey Highway and light rail transit and the Cal Train with service to San Francisco. According to the appraisal, the estimated population, as of year-end 2017, within a one-, three- and five-mile radius is 34,366, 241,996 and 584,477, respectively. Additionally, per the appraisal, the estimated average household income for the same period, within a one-, three- and five-mile radius is $98,177, $106,918 and $120,520. The appraisal lists the following, top 10 employers for the area: Apple Inc., Alphabet Inc., Stanford University, Cisco Systems Inc., Kaiser Permanente, Intel Corp., Stanford University, Hospital & Clinics, Tesla Motors Inc., Facebook Inc. and University of California, Santa Cruz.

According to the appraisal, The Woods Property is part of the South San Jose multifamily submarket which is part of the greater San Jose multifamily market. As of the second quarter of 2017, the overall San Jose multifamily market had an inventory of 126,911 units and average vacancy was 2.8%. Average asking rents are reported at $2,115 per unit. During the same period, the South San Jose submarket, where The Woods Property is located, had an inventory of 11,725 units. The South San Jose submarket reported a vacancy rate of 4.8% and an average asking rent of $2,162 per unit. The table below shows eight multifamily properties, within the South San Jose submarket, that were identified by the appraisal as comparables to The Woods Property. Occupancy rates at the comparable properties range from 87.0% to 99.0% with a weighted average of 94.6%.

In determining market rent for The Woods Property, the appraiser identified the eight comparable multifamily properties listed in the table below.

Comparable Multifamily Properties(1)
Property Name	Property Address	Distance from The Woods Property (miles)	Year Built	Total Units	Average Unit (SF)	Occupancy	Average Rent per Unit
The Woods Property	4300 The Woods Drive, San Jose, CA	--	1981-2003	1,841	845	94.7%(2)	$2,206
Sagemark Apartments	3980 Ellmar Oaks Drive, San Jose, CA	0.6	1986	432	908	87.0%	$2,662
Rosewalk Apartments	3601 Copperfield Drive, San Jose, CA	1.0	1996	456	995	94.0%	$2,474
Verde Apartments	5322 Wong Drive, San Jose, CA	1.4	1986	108	806	97.0%	$2,430
Villa Veneto	398 La Strada Drive, San Jose, CA	3.0	1999	226	1,167	97.0%	$2,856
Bella Villagio	383 Vista Roma Way, San Jose, CA	0.6	2004	231	992	99.0%	$2,519
San Marino Apartments	2175 Aborn Road, San Jose, CA	3.0	1985	248	826	95.0%	$2,304
Avana Skyway	4501 Snell Avenue, San Jose, CA	0.6	1991	348	850	97.0%	$2,356
Almaden Lake Village	1045 Coleman Road, San Jose, CA	3.0	1998	250	921	98.0%	$2,441
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4300 The Woods Drive San Jose, CA 95136	Collateral Asset Summary – Loan No. 3 The Woods	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,500,000 29.6% 5.01x 15.2%

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	2016	T-12 9/30/2017	U/W	U/W Per Unit
Base Rent(1)	$39,393,192	$43,103,435	$46,876,612	$48,037,645	$46,132,248	$25,058
Gross Up Vacancy	0	0	0	0	2,791,778	1,516
Gross Potential Rent	$39,393,192	$43,103,435	$46,876,612	$48,037,645	$48,924,026	$26,575
Total Other Income(2)	374,320	331,813	463,355	458,597	458,597	249
Less: Vacancy(3)	(1,738,307)	(2,084,554)	(3,576,702)	(3,243,631)	(4,130,012)	(2,243)
Effective Gross Income	$38,029,205	$41,350,694	$43,763,265	$45,252,611	$45,252,611	$24,580
Total Variable Expenses	9,814,843	10,557,837	10,557,179	11,972,248	11,236,677	6,104
Total Fixed Expenses	3,076,337	3,177,223	3,324,743	3,436,299	3,702,667	2,011
Net Operating Income(4)	$25,138,025	$27,615,634	$29,881,343	$29,844,064	$30,313,267	$16,466
Capital Expenditures	0	0	0	0	460,250	250
Net Cash Flow	$25,138,025	$27,615,634	$29,881,343	$29,844,064	$29,853,017	$16,216
(1)	Base Rent has been underwritten per the rent roll dated October 1, 2017, which reflects income from 1,743 occupied units (94.7% physically occupied) with an in-place average of $2,206 per unit per month. The Woods Property has averaged approximately 95.4% physical occupancy since 2007.
(2)	Other Income is comprised of laundry, storage, vending machine, late charges, and other miscellaneous income.
(3)	Gross Up Vacancy represents the appraiser’s estimated market rents of $1,893 for studio units, $2,100 for one-bedroom units, $2,380 for one-bedroom townhouse units, $2,145 for junior one-bedroom units, $2,671 for two-bedroom units and $3,123 for three-bedroom units.
(4)	The difference between T-12 9/30/2017 Net Operating Income and U/W Net Operating Income is attributable to the management fee being underwritten as $1,000,000. Per the management agreement, the management fee is 3.0% of the total monthly gross receipts from The Woods Property with anything above a $1,000,000 management fee only due to the extent there is sufficient cash flow following payment of amounts due under The Woods Mortgage Loan documents and other expenses of The Woods Property.

Property Management.   The Woods Property is managed by Arcadia Management Services Co., an affiliate of the borrower sponsor.

Lockbox / Cash Management.     The Woods Whole Loan is structured with a springing soft lockbox and springing cash management which are required to be put in place upon the first occurrence of an event of default under The Woods Whole Loan documents. Following an event of default under The Woods Whole Loan documents until its cure, if applicable, the lender may apply all sums in such order of priority as it may determine, or may permit funds in the lockbox account to be swept each business day to a lender-controlled cash management account and to be disbursed in accordance with The Woods Whole Loan documents. All excess cash flow is required to be held as additional security for The Woods Whole Loan (or otherwise applied as the lender chooses) until such event of default is cured, if applicable. Upon a cure of an event of default, the lockbox and cash management (and related) accounts are required to be closed at the request of The Woods Borrower and amounts held in such accounts are required to be disbursed to The Woods Borrower.

Initial and Ongoing Reserves.    The Woods Whole Loan documents do not require any reserves at origination. Following an event of default under The Woods Whole Loan documents until its cure, if applicable, The Woods Borrower is required to deposit on each due date (i) one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the next ensuing twelve months, (ii) one-twelfth of an amount which would be sufficient to pay the insurance payable, or estimated by the lender to be payable, during the next ensuing twelve months and (iii) $38,355 for replacement reserves.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.5% 2.49x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.5% 2.49x 10.2%

CANADA
Bellingham
Lynnwood
SEATTLE
Tacoma
WASH.
Spokane
Olympia
Great Falls
MONTANA
Gearhart
Missoula
Helena
Vancouver
Kennewick
PORTLAND
Billings
Salem
Eugene
Bend
IDAHO
OREGON
Nampa
Boise
Idaho Falls
Pacific Ocean
WYOMING
Medford
Pocatello
Casper
Eureka
Ogden
Redding
Cheyenne
Salt Lake City
Reno
NEVADA
DENVER
Sacramento
Carson City
Grand Junction
SAN FRANCISCO
Patterson
UTAH
COLORADO
SAN JOSE
Fresno
St. George
Durango
CALIFORNIA
LAS VEGAS
ARIZONA
Bakersfield
Kingman
Flagstaff
Santa Fe
Santa Barbara
ALBUQUERQUE
LOS ANGELES
Riverside
PHOENIX
NEW MEXICO
SAN DIEGO
TUCSON
Las Cruces

Hamilton
Liberty
Lebanon
Mason
West Chester
Fairfield
Deerfield Township
Landen
Maineville
Forest Park
Springdale
Sharonville
New Burlington
Glendale
Evendale
Loveland
Montgomery
Mount Healthy
Lockland
Blue Ash
Wyoming
Reading
Finneytown
Kenwood
College Hill
Amberley
The Village of Indian Hill
Mulberry
Mt. Repose
CINCINNATI
Milford
Day Heights
Norwood
Madisonville
Hyde Park
Fairfax
Walnut Hills
Mt. Lookout
Summerside
Downtown
Turpin Hills

Libertyville
Mundelein
Crystal Lake
Lake Forest
Vernon Hills
Cary
Lincolnshire
Long Grove
Highland Park
Algonquin
Buffalo Grove
Barrington
Glencoe
Palatine
Arlington Heights
Northbrook
Lake Michigan
Glenview
Mount Prospect
Wilmette
Elgin
Hoffman Estates
Des Plaines
Evanston
Schaumburg
Skokie
Park Ridge
Bartlett
Carol Stream
St. Charles
Glendale Heights
Addison
Melrose Park
Oak Park
Wheaton
Elmhurst
Geneva
Glen Ellyn
Lombard
Cicero
West Chicago
Batavia
Oak Brook
Berwyn
CHICAGO
Aurora
Naperville
Downers Grove
Woodridge
Burbank
Bolingbrook
Oak Lawn
Oswego
Palos Hills
Romeoville
Orland Park
Oak Forest
Harvey
Calumet City

Denton
Oak Point
Little Elm
Frisco
McKinney
Hickory Creek
Lake Lewisville
The Colony
Allen
Highland Village
Plano
Lewisville
Flower Mound
Carrollton
Addison
Grapevine
Coppell
Richardson
Farmers Branch
Garland
Las Colinas
University Park
Euless
Highland Park
FORT WORTH
Irving
Arlington
Grand Prairie
DALLAS
Mesquite

Kingsport
Johnson City
TENNESSEE
Knoxville
NORTH CAROLINA
Greensboro
Winston Salem
High Point
Hickory
Asheville
Concord
CHARLOTTE
Chattanooga
Spartanburg
Monroe
Greenville
Rock Hill
Gainesville
Rome
Greenwood
Columbia
Florence
Roswell
Athens
Decatur
ATLANTA
SOUTH CAROLINA
Augusta
Newnan
LaGrange
GEORGIA
Charleston
Macon
Dublin
Statesboro
Beaufort
Columbus
Warner Robins
Vidalia
Atlantic Ocean
Savannah

Griffin Portfolio

1	Restoration Hardware Distribution	Patterson, CA
2	State Farm Regional HQ	Atlanta, GA
3	North Pointe I	West Chester, OH
4	Corporate Campus at Norterra	Phoenix, AZ
5	CHRISTUS Health HQ	Irving, TX
6	Duke Bridges I	Frisco, TX
7	Wells Fargo Operations Center	Charlotte, NC
8	Ace Hardware HQ	Oak Brook, IL
9	Royal Ridge V	Irving, TX
10	Comcast Regional HQ	Lynnwood, WA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.5% 2.49x 10.2%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Recapitalization
Borrower Sponsor:	Griffin Capital Essential Asset REIT Inc.
Borrowers(2):	Various
Original Balance(3):	$55,000,000
Cut-off Date Balance(3):	$55,000,000
% by Initial UPB:	4.7%
Interest Rate:	3.7700%
Payment Date:	1st of each month
First Payment Date:	November 1, 2017
Maturity Date:	October 1, 2027
Amortization:	Interest Only
Additional Debt(3):	$320,000,000 Pari Passu Debt
Call Protection(4):	L(24), YM1(90), O(6)
Lockbox / Cash Management:	Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$930,000	$466,667
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
T-Mobile Work:	$3,653,980	$0
Unfunded Obligations:	$2,003,531	$0

Financial Information(6)
Cut-off Date Balance / Sq. Ft.:	$101
Balloon Balance / Sq. Ft.:	$101
Cut-off Date LTV(7):	61.5%
Balloon LTV(7):	61.5%
Underwritten NOI DSCR:	2.67x
Underwritten NCF DSCR:	2.49x
Underwritten NOI Debt Yield:	10.2%
Underwritten NCF Debt Yield:	9.5%
Underwritten NOI Debt Yield at Balloon:	10.2%
Underwritten NCF Debt Yield at Balloon:	9.5%

(1)	The Griffin Portfolio Whole Loan (as defined below) was originated by Bank of America, N.A. (“BANA”), and is comprised of 10 pari passu promissory notes with an aggregate original principal balance of $375.0 million. DBNY acquired two pari passu notes, with an aggregate original principal balance of $55.0 million and has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes” in the Preliminary Prospectus.
Property Information
Single Asset / Portfolio:	Portfolio of 10 properties
Property Type(8):	9 Office and 1 Industrial
Collateral:	Fee Simple
Location(8):	Various
Year Built / Renovated(8):	Various / Various
Total Sq. Ft.:	3,708,698
Property Management:	Griffin Capital Essential Asset Property Management, LLC
Underwritten NOI:	$38,310,729
Underwritten NCF:	$35,653,002
Appraised Value(7):	$610,000,000
Appraisal Date:	September 21, 2017

Historical NOI
Most Recent NOI:	$36,689,111 (T-12 June 30, 2017)
2016 NOI:	$36,419,432 (December 31, 2016)
2015 NOI(9):	$26,778,722 (December 31, 2015)
2014 NOI(10):	NAV

Historical Occupancy
Most Recent Occupancy(11):	98.4% (Various)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy(10):	NAV
(2)	The borrowers are WR Griffin Patterson, LLC, The GC Net Lease (Frisco Parkwood) Investors, LLC, The GC Net Lease (West Chester) Investors, LLC, The GC Net Lease (Lynnwood I) Investors, LLC, The GC Net Lease (Phoenix Deer Valley) Investors, LLC, The GC Net Lease (Atlanta Perimeter) Investors, LLC, The GC Net Lease (Charlotte Research) Investors, L.P., The GC Net Lease (Irving Carpenter) Investors, LLC, The GC Net Lease (Oak Brook) Investors, LLC and The GC Net Lease (Irving) Investors, LLC.
(3)	The Original Balance and Cut-off Date Balance represents the senior non-controlling Note A-2-1 and Note A-2-4, which together with the remaining pari passu notes comprise the Griffin Portfolio Whole Loan with an aggregate original principal balance of $375.0 million. For additional information regarding the pari passu notes, see “The Loan” herein.
(4)	See “Partial Release” herein.
(5)	See “Initial and Ongoing Reserves” herein.
(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Griffin Portfolio Whole Loan, which has an aggregate principal balance of $375.0 million.
(7)	The Appraised Value represents the “as-is portfolio value” conclusion, which includes a portfolio premium of $17,940,000 over the aggregate “as-is” appraised values of the portfolio properties if sold together on a bulk basis. The aggregate of the “as-is” appraised values on a stand-alone basis is $592,060,000, which results in a Cut-off Date LTV and Balloon LTV of 63.3% and 63.3%, respectively.
(8)	See “Portfolio Summary” herein.
(9)	The 2015 NOI includes partial year cash flow for the Restoration Hardware Distribution property, which has a single tenant lease that commenced in August 2015 and excludes the cash flow for the Royal Ridge V property, which has a single tenant lease that commenced in December 2015.
(10)	2014 information is not available as the borrower sponsor acquired the Griffin Portfolio Properties between 2010 and 2016 with limited historic information.
(11)	Most Recent Occupancy reflects the occupancy date as of the January 1, 2018 Cut-off Date for single tenant properties and occupancy date as of September 1, 2017 for multi-tenant properties. See “Portfolio Summary” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.5% 2.49x 10.2%

Portfolio Summary(1)
Property	City, State	Year Built/ Renovated	Property Type	Single Tenant	Allocated Loan Amount(2)	% of Allocated Loan Amount(2)	Appraised Value(3)	NRA (Sq. Ft.)	Occupancy	U/W NOI
Restoration Hardware Distribution	Patterson, CA	2015/NAP	Warehouse/ Distribution Industrial	Yes	$78,000,000	20.8%	$120,000,000	1,501,387	100.0%	$6,116,537
State Farm Regional HQ	Atlanta, GA	1971,1985 /2012	Suburban Office	No	69,461,000	18.5%	122,000,000	584,785	89.6%	7,652,150
North Pointe I	West Chester, OH	2010/NAP	CBD Office	Yes	39,650,000	10.6%	61,000,000	409,798	100.0%	4,810,836
Corporate Campus at Norterra	Phoenix, AZ	2000/NAP	Suburban Office	Yes	39,000,000	10.4%	60,000,000	232,648	100.0%	3,805,812
CHRISTUS Health HQ	Irving, TX	1997/NAP	Suburban Office	No	36,198,500	9.7%	55,690,000	253,340	100.0%	3,743,919
Duke Bridges I	Frisco, TX	2005/NAP	Suburban Office	Yes	27,475,500	7.3%	42,270,000	158,135	100.0%	3,095,816
Wells Fargo Operations Center	Charlotte, NC	1984/2014	Suburban Office	Yes	26,975,000	7.2%	41,500,000	155,579	100.0%	2,634,139
Ace Hardware HQ	Oak Brook, IL	1974/2012	Suburban Office	Yes	22,750,000	6.1%	35,000,000	206,030	100.0%	2,669,537
Royal Ridge V	Irving, TX	2004/NAP	Suburban Office	Yes	21,385,000	5.7%	32,900,000	119,611	100.0%	2,119,171
Comcast Regional HQ	Lynnwood, WA	2007/NAP	Suburban Office	Yes	14,105,000	3.8%	21,700,000	87,385	100.0%	1,662,812
Total / Wtd. Avg.					$375,000,000	100.0%	$610,000,000	3,708,698	98.4%	$38,310,729
(1)	Information is based on the underwritten rent roll dated September 1, 2017.
(2)	Based on the Griffin Portfolio Whole Loan.
(3)	Total Appraised Value is based on the “as-is portfolio value” conclusion, which includes a portfolio premium of $17,940,000 to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $592,060,000.

Tenant Summary(1)
Tenant Name	Property	Ratings(2) (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Gross Rent PSF(3)	% of Total U/W Gross Rent(3)	Lease Expiration

Restoration Hardware(4)	Restoration Hardware Distribution	NR/NR/NR	1,501,387	40.5%	$4.52	16.1%	8/31/2030
State Farm	State Farm Regional HQ	NR/NR/AA	503,201	13.6%	$13.52	16.1%	12/31/2023
General Electric Co.	North Pointe I	AA-/A2/AA-	409,798	11.0%	$12.57	12.2%	3/31/2020
CHRISTUS Health	CHRISTUS Health HQ	NR/NR/NR	247,721	6.7%	$21.65	12.7%	11/30/2024
Cigna Health Care	Corporate Campus at Norterra	BBB+/Baa1/A	232,648	6.3%	$16.94	9.3%	7/31/2023
Ace Hardware Corporation	Ace Hardware HQ	NR/NR/NR	206,030	5.6%	$14.16	6.9%	11/30/2024
T-Mobile West(5)	Duke Bridges I	NR/NR/BB	158,135	4.3%	$19.25	7.2%	4/30/2027
Wells Fargo Bank(6)	Wells Fargo Operations Center	A+/A2/A	155,579	4.2%	$17.75	6.6%	1/31/2025
NEC(7)	Royal Ridge V	NR/Baa2/BBB-	119,611	3.2%	$25.00	7.1%	3/31/2026
Comcast(8)	Comcast Regional HQ	A-/A3/A-	87,385	2.4%	$18.54	3.8%	7/31/2027
Subtotal / Wtd. Avg.			3,621,495	97.6%	$11.42	98.1%
Remaining Tenants			15,889	0.4%	$49.49	1.9%
Management Office/Fitness Centers			10,281	0.3%	$0.00	0.0%
Total / Wtd. Avg. Occupied			3,647,665	98.4%	$11.59	100.0%
Vacant			61,033	1.6%
Total			3,708,698	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2017.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Wtd. Avg. U/W Gross Rent PSF and % of Total U/W Gross Rent excludes vacant space and building space, such as the 2,324 sq. ft. management office and fitness centers, for which no rent is collected. All leases are triple net except for CHRISTUS Health and NEC, which have leases that are full service gross leases plus electric use charges.
(4)	Restoration Hardware occupies industrial space as a distribution center.
(5)	T-Mobile West is entitled to a rent abatement in connection with its recent renewal and expansion equal to $401,177, which amount has been fully reserved by the lender.
(6)	Wells Fargo Bank has a one-time option to terminate its lease effective January 31, 2023 with prior written notice no later than April 30, 2022 and a termination fee of approximately $1,491,930.
(7)	NEC has a one-time option to terminate its lease effective March 31, 2024 with at least 12 months’ notice and a termination fee equal to transaction costs and three months of base rent, estimated at $2,695,119.
(8)	Comcast has a one-time option to terminate its lease effective November 30, 2024 with prior written notice no later than August 31, 2023 and a termination fee equal to five months base rent and unamortized tenant improvement and leasing commissions. Comcast’s termination option will be null and void upon any extension and renewal of its initial lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.5% 2.49x 10.2%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling	Cumulative % of U/W Gross Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	3	3,233	0.1%	3,233	0.1%	$16.65	0.1%	0.1%
2019	0	0	0.0%	3,233	0.1%	$0.00	0.0%	0.1%
2020(4)	1	412,184	11.1%	415,417	11.2%	$12.57	12.2%	12.3%
2021	0	0	0.0%	415,417	11.2%	$0.00	0.0%	12.3%
2022	0	0	0.0%	415,417	11.2%	$0.00	0.0%	12.3%
2023	5	748,505	20.2%	1,163,922	31.4%	$15.27	27.1%	39.4%
2024	2	453,751	12.2%	1,617,673	43.6%	$18.25	19.6%	59.0%
2025	1	155,579	4.2%	1,773,252	47.8%	$17.75	6.6%	65.6%
2026	2	119,611	3.2%	1,892,863	51.0%	$25.36	7.2%	72.8%
2027	2	245,520	6.6%	2,138,383	57.7%	$19.00	11.1%	83.9%
2028	0	0	0.0%	2,138,383	57.7%	$0.00	0.0%	83.9%
Thereafter(5)	1	1,509,282	40.7%	3,647,665	98.4%	$4.52	16.1%	100.0%
Vacant	NAP	61,033	1.6%	3,708,698	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	17	3,708,698	100.0%			$11.59	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2017. Certain tenants may have multiple leases which are consolidated as presented.
(2)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.
(3)	2020, Thereafter and Wtd. Avg. Annual U/W Base Rent PSF exclude building space, such as the 2,324 sq. ft. management office and fitness centers, for which no rent is collected.
(4)	Includes 2,386 sq. ft. of fitness center space for which no rent is collected.
(5)	Includes 7,895 sq. ft. of management office and fitness center space for which no rent is collected.

The Loan.    The Griffin Portfolio loan (the “Griffin Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a portfolio of one industrial and nine office properties located across eight states and totaling 3,708,698 sq. ft. (the “Griffin Portfolio Properties”). The Griffin Portfolio Loan is evidenced by the non-controlling Notes A-2-1 and Note A-2-4 and is a part of a $375.0 million whole loan that is evidenced by 10 pari passu promissory notes (the “Griffin Portfolio Whole Loan”). The Griffin Portfolio Whole Loan was originated by BANA on September 29, 2017. DBNY acquired two pari passu notes in the aggregate original principal balance of $55.0 million. The table below summarizes the remaining promissory notes. Only the Griffin Portfolio Loan will be included in the Benchmark 2018-B1 mortgage trust.

The relationship between the holders of the Griffin Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1, A-1-3	$110,000,000	$110,000,000	BANK 2017-BNK8	Yes
A-1-2	$96,250,000	$96,250,000	BANK 2017-BNK9	No
A-2-3, A-2-5	$40,000,000	$40,000,000	UBS 2017-C5	No
A-2-2, A-2-6	$36,250,000	$36,250,000	UBS 2017-C6	No
A-3	$37,500,000	$37,500,000	UBS 2017-C7	No
A-2-1, A-2-4	$55,000,000	$55,000,000	Benchmark 2018-B1	No
Total	$375,000,000	$375,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.5% 2.49x 10.2%

The Griffin Portfolio Whole Loan has a 10-year term and pays interest only for the entire term of the loan. The Griffin Portfolio Whole Loan accrues interest at a fixed rate equal to 3.7700% per annum and has a Cut-off Date Balance of $375.0 million. The Griffin Portfolio Whole Loan proceeds were used to return equity to the borrower sponsor to pay down a portion of the borrower sponsor’s credit facility, fund approximately $6.6 million in upfront reserves and pay transaction costs of approximately $4.9 million. Based on the portfolio appraised value of $610.0 million as of September 21, 2017, the Cut-off Date LTV for the Griffin Portfolio Whole Loan is 61.5%. The most recent prior financing of the Griffin Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$375,000,000	100.0%	Return of Equity(1)	$363,553,632	96.9%
			Reserves	$6,587,511	1.8%
			Closing Costs	$4,858,857	1.3%
Total Sources	$375,000,000	100.0%	Total Uses	$375,000,000	100.0%
(1)	Proceeds from the Griffin Portfolio Whole Loan were used to return equity to the borrower sponsor to pay down a portion of the borrower sponsor’s credit facility. The borrower sponsor maintains a current cost basis in the Griffin Portfolio Properties of approximately $522.5 million.

The Borrowers / Borrower Sponsor.  The borrowers are WR Griffin Patterson, LLC, The GC Net Lease (Frisco Parkwood) Investors, LLC, The GC Net Lease (West Chester) Investors, LLC, The GC Net Lease (Lynnwood I) Investors, LLC, The GC Net Lease (Phoenix Deer Valley) Investors, LLC, The GC Net Lease (Atlanta Perimeter) Investors, LLC, The GC Net Lease (Charlotte Research) Investors, L.P., The GC Net Lease (Irving Carpenter) Investors, LLC, The GC Net Lease (Oak Brook) Investors, LLC and The GC Net Lease (Irving) Investors, LLC (collectively, the “Griffin Portfolio Borrower”). Each borrowing entity is a single-purpose Delaware limited liability company, with the exception of The GC Net Lease (Charlotte Research) Investors, L.P., which is a Delaware limited partnership, structured to be bankruptcy remote with at least two independent directors. The Griffin Portfolio Borrower is indirectly substantially wholly-owned by the borrower sponsor and nonrecourse carve-out guarantor, Griffin Capital Essential Asset REIT Inc. (the “Griffin Portfolio Guarantor”), a Maryland corporation. The Griffin Portfolio Guarantor is a real estate investment trust that invests in single-tenant, office and industrial properties net leased on a long term basis to primarily credit rated corporate tenants. As of December 31, 2017, the Griffin Portfolio Guarantor had a real estate portfolio of 77 properties in 20 states.

The sponsor of the Griffin Portfolio Guarantor is Griffin Capital Company, LLC (“Griffin”), formerly known as Griffin Capital Corporation, a privately-held investment asset management firm based in El Segundo, California with approximately $9.5 billion in assets under management as of June 30, 2017. Founded in 1995, Griffin is led by a team of senior executives with more than two decades of investment and real estate experience.

The Properties. The Griffin Portfolio Properties are comprised of eight Class A office buildings, one Class B office building and one industrial distribution center totaling 3,708,698 sq. ft. The Griffin Portfolio Properties range in size from 87,385 sq. ft. to 1,501,387 sq. ft., with an average size of 370,870 sq. ft. and were constructed between 1971 and 2015. Located across eight different states and occupied by tenants from a diverse range of industries including insurance, wireless telecommunications, healthcare, and retail, no single property accounts for more than 20.0% of the portfolio underwritten NOI. See “Portfolio Summary” above.

Investment grade tenants, including State Farm (S&P: AA), General Electric Co. (Fitch/Moody’s/S&P: AA-/A2/AA-), and Wells Fargo Bank (Fitch/Moody’s/S&P: A+/A2/A), account for approximately 44.9% of portfolio NRA and 62.4% of portfolio underwritten base rent. Each of the major tenants uses its space as either regional or corporate headquarters locations or occupies built-to-suit space.

●	Restoration Hardware Distribution – “Restoration Hardware Distribution Property” (20.8% of allocated loan amount (“ALA”), 16.0% of annual U/W NOI): The Restoration Hardware Distribution Property is a 1,501,387 sq. ft. (40.5% of portfolio NRA) built to suit regional distribution center located in Patterson, California, which is 100.0% leased to Restoration Hardware, Inc. (“Restoration Hardware”) through August 31, 2030. Restoration Hardware (NYSE: RH) sells upscale home and outdoor furnishings, garden products, hardware, bathware, lighting, textiles, and more through approximately 85 retail and outlet stores in the United States and Canada. As of the fiscal year ended January 28, 2017, Restoration Hardware reported total revenues of approximately $2.1 billion and net income of $5.4 million. The Restoration Hardware Distribution Property was built-to-suit for Restoration Hardware in 2015, and features cross-dock configuration with 36-foot clear heights. The Restoration Hardware Distribution Property is one of the company’s four furniture fulfillment centers and is located adjacent to I-5 approximately 76 miles southeast of Oakland, within the Central Valley. Restoration Hardware’s lease provides for three, five-year renewal options, no termination options and annual rent steps of 2.0%.

●	64 & 66 Perimeter Center – “State Farm Regional HQ Property” (18.5% ALA, 20.0% of annual U/W NOI): The State Farm Regional HQ Property is comprised of 64 Perimeter Center and 66 Perimeter Center, two Class A suburban office buildings connected by an enclosed pedestrian bridge, located in Atlanta, Georgia totaling 584,785 sq. ft. (15.8% of portfolio NRA). 64 Perimeter Center consists of a 15-story, 384,575 sq. ft. building built and renovated in 1985 and 2012, respectively, and includes a café on the 2nd floor, an entire 15th floor break room with market café and 1,146 parking spaces in a six-story garage. 66 Perimeter Center consists of an eight-story, 200,201 sq. ft. building built and renovated in 1971 and 2012,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.5% 2.49x 10.2%

respectively, and includes a fitness center on the ground floor and 766 surface parking spaces. The State Farm Regional HQ Property is currently 89.6% occupied by three tenants: State Farm (86.0% of NRA and 90.6% of property underwritten base rent), which uses the State Farm Regional HQ Property as its regional headquarters, and BCD Travel USA and Ventyx, Inc. State Farm leases 503,201 sq. ft. through December 31, 2023 with annual rent steps of 2.5% and has three, five-year renewal options and no termination options. The State Farm Regional HQ Property houses State Farm’s largest concentration of employees in Atlanta and is the primary training site for all regional operations. Additionally, State Farm has reportedly invested approximately $60 PSF in their space since 2008. State Farm Insurance has another corporate location approximately one mile from the State Farm Regional HQ Property known as the Dunwoody campus, to which it is currently adding 670,000 sq. ft. of additional office space.

The State Farm Regional HQ Property is subject to a revenue bond lease structure with the Dunwoody Development Authority, whereby for purposes of being able to offer a tax abatement, the Dunwoody Development Authority has sold revenue bonds to the Griffin Portfolio Borrower in exchange for the fee interest in the State Farm Regional HQ Property and leases the State Farm Regional HQ Property back to the Griffin Portfolio Borrower at an amount equal to the payments called for by the revenue bonds. The lease and the revenue bonds are co-terminous. The lender has obtained a collateral assignment and subordination of the bond lease documents from the Dunwoody Development Authority. The Dunwoody Development Authority has joined the fee interest to the Griffin Portfolio Borrower’s leasehold interest in the State Farm Regional HQ Property as collateral for the Griffin Portfolio Whole Loan. Full unabated taxes were underwritten by the lender. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

●	North Pointe I – “North Pointe I Property” (10.6% ALA, 12.6% of annual U/W NOI): The North Pointe I Property is comprised of two suburban Class A office buildings located in West Chester, Ohio totaling 409,798 sq. ft. (11.0% of portfolio NRA). The North Pointe I Property was built-to-suit for General Electric Co. (NYSE: GE) in 2010, and its space is utilized as GE Aviation’s Product Engineering Center and Worldwide Call Center, which houses approximately 1,700 employees and operates 24/7, 365 days a year. GE Aviation’s headquarters and main production facility is located in Evendale, Ohio, approximately 5 miles south of the North Pointe I Property. General Electric Co. leases 100.0% of the North Pointe I Property through March 31, 2020 with annual rent steps of 2.0% and has four, five-year renewal options and no termination options. Since 2010, General Electric Co. has reportedly invested approximately $15 million ($37 PSF) into the North Pointe I Property beyond the landlord’s provided tenant allowance. The North Pointe I Property provides for 1,720 surface parking spaces (4.2 spaces per 1,000 sq. ft. of property NRA).

In addition, the North Pointe I Property is subject to an Enterprise Zone Agreement which grants the sole tenant, the General Electric Company, a 100% exemption from taxation on the increase in assessed valuation of real property resulting from the development of the North Pointe I Property. Accordingly, the North Pointe I Property benefits from a property tax abatement. U/W Total Expenses are underwritten to the North Pointe I Property’s abated taxes. The tax abatement may be terminated or reduced if the tenant fails to comply with certain requirements, including requirements relating to the number and compensation of employees at the North Pointe I Property. The abatement applies to each year during the term of the tenant’s lease including exercised renewals up to a maximum of 15 years, which extends through December 31, 2024. The estimated unabated taxes are $1,324,079, compared to underwritten abated taxes of $42,000. The tenant is responsible for taxes under its lease (which has a current expiration date of March 31, 2020).

Environmental Matters. The Phase I environmental reports dated between September 8, 2017 and September 14, 2017 recommended no further action at the Griffin Portfolio Properties.

The Market. The Griffin Portfolio Properties are geographically diverse, located across eight states. The largest property, the Restoration Hardware Distribution Property, is located in California (40.5% of NRA), the second largest property, the State Farm Regional HQ Property, is located in Georgia (15.8% of NRA) and three properties are located in Texas (14.3% of NRA), with no other state representing more than 11.0% of NRA. The following table presents certain demographic information relating to the Griffin Portfolio Properties:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.5% 2.49x 10.2%

Demographic Summary(1)
		Estimated 2017 Population		Estimated 2017 Average Household Income
Property Name	Location	3-Mile Radius	5-Mile Radius	3-Mile Radius	5-Mile Radius
Restoration Hardware Distribution	Patterson, CA	21,828	25,727	$70,296	$70,412
State Farm Regional HQ	Atlanta, GA	101,478	253,831	$114,286	$113,591
North Pointe I	West Chester, OH	45,888	130,679	$103,400	$105,841
Corporate Campus at Norterra	Phoenix, AZ	45,028	139,930	$90,117	$84,956
CHRISTUS Health HQ	Irving, TX	95,560	226,747	$88,384	$78,026
Duke Bridges I	Frisco, TX	95,550	275,209	$130,166	$138,479
Wells Fargo Operations Center	Charlotte, NC	83,299	190,359	$63,948	$68,375
Ace Hardware HQ	Oak Brook, IL	72,494	292,527	$127,665	$117,906
Royal Ridge V	Irving, TX	35,357	165,228	$112,173	$99,649
Comcast Regional HQ	Lynnwood, WA	139,202	326,004	$88,748	$93,168
(1)	Source: Third party market research reports.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2015(2)	2016	T-12 6/30/2017	U/W	U/W PSF
Base Rent	$28,945,010	$40,014,721	$41,038,947	$42,158,803	$11.37
Credit Tenant Step Rents(3)	0	0	0	1,589,396	0.43
Value of Vacant Space	0	0	0	1,825,435	0.49
Gross Potential Rent	$28,945,010	$40,014,721	$41,038,947	$45,573,634	$12.29
Total Recoveries(4)	8,286,631	12,164,850	11,783,658	13,125,514	3.54
Other Income(5)	461,007	288,903	256,280	261,221	0.07
Less: Vacancy	0	0	0	(4,053,927)	(1.09)
Effective Gross Income	$37,692,649	$52,468,474	$53,078,885	$54,906,442	$14.80
Total Expenses(6)	10,913,927	16,049,042	16,389,774	16,595,713	4.47
Net Operating Income	$26,778,722	$36,419,432	$36,689,111	$38,310,729	$10.33
TI/LC	0	0	0	2,066,126	0.56
Replacement Reserves	0	0	0	591,601	0.16
Net Cash Flow	$26,778,722	$36,419,432	$36,689,111	$35,653,002	$9.61
(1)	2014 financial information is not available as the Griffin Portfolio Guarantor acquired the Griffin Portfolio Properties between 2010 and 2016 with limited historic information.
(2)	2015 financial information includes partial year cash flow for the Restoration Hardware Distribution Property, which has a single tenant lease that commenced in August 2015 and excludes the Royal Ridge V property, which has a single tenant lease rent that commenced in December 2015.
(3)	Credit Tenant Step Rents are the straight line average of contractual rent steps through lease expiration.
(4)	All leases at the properties are triple net leases, with the exception of NEC and CHRISTUS Health, which have full service gross leases plus electric use charges.
(5)	Other Income includes license agreements, administrative fees and other miscellaneous income.
(6)	The State Farm Regional HQ Property is currently subject to a revenue bond lease structure whereby until the Griffin Portfolio Borrower exercises its right to repurchase the fee interest from the local development authority, the State Farm Regional HQ Property will benefit from a property tax abatement. U/W Total Expenses are underwritten to the property’s full unabated taxes. In addition, the North Pointe I Property is subject to an Enterprise Zone Agreement which grants the sole tenant, the General Electric Company, a 100% exemption from taxation on the increase in assessed valuation of real property resulting from the development of the North Pointe I Property. Accordingly, the North Pointe I Property benefits from a property tax abatement. U/W Total Expenses are underwritten to the North Pointe I Property’s abated taxes. The tax abatement may be terminated or reduced if the tenant fails to comply with certain requirements, including requirements relating to the number and compensation of employees at the North Pointe I Property. The abatement applies to each year during the term of the tenant’s lease including exercised renewals up to a maximum of 15 years, which extends through December 31, 2024. The estimated unabated taxes are $1,324,079, compared to underwritten abated taxes of $42,000. The tenant is responsible for taxes under its lease (which has a current expiration date of March 31, 2020).

Property Management.   The Griffin Portfolio is managed by Griffin Capital Essential Asset Property Management, LLC, an affiliate of the borrower sponsor.

Lockbox / Cash Management.     The Griffin Portfolio Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence of a Cash Sweep Period. On a daily basis, funds on deposit in the lockbox account will be transferred to the Griffin Portfolio Borrower’s operating account, provided that during the continuation of a Cash Sweep Period (as defined below), funds in the lockbox account are required to be transferred to a lender-controlled cash management account and to be applied on each monthly payment date to pay debt service on the Griffin Portfolio Whole Loan, to fund the required reserves deposits as described below under “Initial and Ongoing Reserves,” and fund operating expenses not otherwise paid or reserved for and referenced in the annual budget approved by the lender, together with other amounts incurred by the Griffin Portfolio Borrower in connection with the operation and maintenance of the Griffin Portfolio Properties reasonably approved by the lender, while the remaining amounts on deposit will be held by the lender as additional security for the Griffin Portfolio Whole Loan (the “Excess Cash Reserve Account”) and not disbursed to the Griffin Portfolio Borrower until discontinuance of the Cash Sweep Period. Upon the commencement of a T-Mobile Sweep Period (as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.5% 2.49x 10.2%

defined below), funds held in the Excess Cash Reserve Account are required to be deposited into the T-Mobile Work Reserve (as defined below).

A “Cash Sweep Period” will commence upon (i) any period of time during which an event of default is continuing, (ii) a Debt Yield Sweep Period (as defined below), (iii) a Restoration Hardware Sweep Period (as defined below), (iv) a State Farm Sweep Period (as defined below), or (v) a T-Mobile Sweep Period. A Cash Sweep Period will continue if any of the Cash Sweep Period triggers remain.

A “Debt Yield Sweep Period” commences on the first day of the month following the debt yield falling below 7.5% in a calendar quarter and will expire on the last day of the month during which the debt yield equals or exceeds 7.5% in a calendar quarter.

A “Restoration Hardware Sweep Period” will commence upon (i) Restoration Hardware being in monetary default under its lease beyond notice and cure periods, (ii) Restoration Hardware terminating its lease, vacating or going dark in at least 50% of its space or giving written notice that it intends to do so, (iii) any termination or cancellation of the Restoration Hardware lease (including rejection in any insolvency proceeding) and/or the lease fails to be in full force and effect, (iv) any bankruptcy or similar insolvency of Restoration Hardware or its assets are subject to similar proceedings, and (v) Restoration Hardware failing to renew or extend its lease prior to its extension deadline, or if no such date exists, the date that is 12 months prior to the then applicable expiration. The Restoration Hardware Sweep Period will expire upon lender’s receipt of evidence showing: (i) Restoration Hardware has cured all defaults under its lease, (ii) Restoration Hardware has revoked or rescinded all cancellation or termination notices and reaffirms the lease is in full force and effect, (iii) Restoration Hardware has extended or renewed its lease, (iv) Restoration Hardware is no longer insolvent or subject to bankruptcy proceedings, and (v) Restoration Hardware is paying full, unabated rent (or if rent is abated, the Griffin Portfolio Borrower has deposited such amount of abated rent with the lender), and if the cure is in regard to clause (ii) or (v) above, at least 85% of the Restoration Hardware space being re-leased to an acceptable replacement tenant which is in physical occupancy of the space, open to the public and paying full rent. Notwithstanding the foregoing, a Restoration Hardware Sweep Period will be cured if and when $6.00 PSF is deposited into the Excess Cash Reserve Account.

A “State Farm Sweep Period” will commence upon (i) State Farm being in monetary default under its lease beyond notice and cure periods, (ii) State Farm terminating either of its leases, vacating, or going dark in at least 50% of its space or giving written notice that it intends to do so, (iii) any termination or cancellation of the State Farm lease (including rejection in any insolvency proceeding) and/or the lease fails to be in full force and effect, (iv) any bankruptcy or similar insolvency of State Farm or its assets are subject to similar proceedings, and (v) State Farm failing to renew or extend its lease prior to its extension deadline, or if no such date exists, the date that is 12 months prior to the then applicable expiration. The State Farm Sweep Period will expire upon the lender’s receipt of evidence showing: (i) State Farm has cured all defaults under its lease, (ii) State Farm has revoked or rescinded all cancellation or termination notices and reaffirms the lease is in full force and effect, (iii) State Farm has extended or renewed its lease, (iv) State Farm is no longer insolvent or subject to bankruptcy proceedings, and (v) State Farm is paying full, unabated rent (or if rent is abated, the Griffin Portfolio Borrower has deposited such amount of abated rent with the lender), and if the cure is in regard to clauses (ii) or (v) above, at least 85% of the State Farm space being re-leased to an acceptable replacement tenant which is in physical occupancy of the space, open to the public and paying full rent. Notwithstanding the foregoing, a State Farm Sweep Period will be cured if and when $35.00 PSF is deposited into the Excess Cash Reserve Account.

A “T-Mobile Sweep Period” will commence upon T-Mobile West delivering notice that it is exercising its right to require the Griffin Portfolio Borrower to construct a parking structure for the tenant and will end when sufficient funds have been deposited into a reserve for such work (the “T-Mobile Work Reserve”).

Initial and Ongoing Reserves.

Tax Reserves. At loan origination, the borrowers deposited $930,000 for taxes. On a monthly basis, the borrowers are required to deposit a tax reserve payment of 1/12th of the annual estimated real estate property taxes (initially $466,667). Such monthly tax deposits are waived to the extent (a) such taxes are paid for directly by a tenant under its lease and such tenant is not in bankruptcy or in lease default, (b) no event of default has occurred and is continuing and (c) no Debt Yield Sweep Period has occurred and is continuing.

Insurance Reserves. In the event an acceptable blanket insurance policy is no longer in place, the borrowers will be required to deposit monthly reserves of 1/12th of the annual estimated annual insurance premiums on a monthly basis. Such monthly insurance deposits are waived to the extent (a) such insurance premiums are paid for directly by a tenant and such tenant is not in bankruptcy or in lease default, (b) no event of default has occurred and is continuing and (c) no Debt Yield Sweep Period has occurred and is continuing. The borrowers currently have a blanket insurance policy in place.

Landlord Obligations. At loan origination, the borrowers deposited (i) $3,653,980 for landlord obligations due to T-Mobile West and (ii) $2,003,531 for unfunded free rent and landlord obligations due to various tenants.

Replacement Reserves. During the continuation of a Debt Yield Sweep Period, the borrowers are required to establish an account for replacement reserve escrows (the “Replacement Reserve Account”), and on each monthly payment date, deposit 1/12 of $0.10 PSF per annum of industrial space and 1/12 of $0.20 PSF per annum of office space (the “Monthly Replacement Reserve Escrow”), subject to a cap of two years’ worth of collections (the “Replacement Reserve DY Sweep Cap”), provided that the borrowers are required to resume

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.5% 2.49x 10.2%

monthly payments if, at any time during the loan term, the balance of the Replacement Reserve Account is less than the Replacement Reserve DY Sweep Cap or an event of default occurs.

Additionally, beginning on each monthly payment date occurring in October 2022 and thereafter, the Griffin Portfolio Borrower is required to deposit the Monthly Replacement Reserve Escrow into the Replacement Reserve Account, subject to a cap of one years’ worth of collections (the “Replacement Reserve Midterm Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly deposits if, at any time during the loan term, the balance of the Replacement Reserve Account is less than the Replacement Reserve Midterm Sweep Cap or an event of default occurs. The funds held in the Replacement Reserve Account are attributable towards each of the Replacement Reserve DY Sweep Cap and Replacement Reserve Midterm Sweep Cap and such amounts are not exclusive of each other.

TI/LC Reserve. During the continuation of a Debt Yield Sweep Period, the borrowers are required to establish an account for tenant improvement and leasing commissions escrows (the “Leasing Reserve Account”), and on each monthly payment date, the borrowers are required to deposit 1/12 of $0.50 PSF per annum of industrial space and 1/12 of $1.00 PSF per annum of office space (the “Monthly Leasing Reserve Escrow”), subject to a cap of two years’ worth of collections (the “Leasing Reserve DY Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly deposits if, at any time during the loan term, the balance of the Leasing Reserve Account is less than the Leasing Reserve DY Sweep Cap or an event of default occurs.

Additionally, beginning on each monthly payment date occurring in October 2022 and thereafter, the Griffin Portfolio Borrower is required to deposit the Monthly Leasing Reserve Escrow into the Leasing Reserve Account, subject to a cap of one years’ worth of collections (the “Leasing Reserve Midterm Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly deposits if, at any time during the loan term, the balance of the Leasing Reserve Account is less than the Leasing Reserve Midterm Sweep Cap or an event of default occurs. The funds held in the Leasing Reserve Account are attributable towards each of the Leasing Reserve DY Sweep Cap and Leasing Reserve Midterm Sweep Cap and such amounts are not exclusive of each other.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. Any time after the expiration of the yield maintenance lockout period, the Griffin Portfolio Borrower may obtain the release of one or more of the Griffin Portfolio Properties (individually or collectively, the “Release Property”) in connection with an arms-length sale, provided that among other things, (i) no event of default has occurred and is continuing, (ii) prior notice is given not less than 30 days and not more than 90 days identifying the Release Property and specifying a date, (iii) the Griffin Portfolio Borrower prepays the Griffin Portfolio Whole Loan in an amount equal to the Release Amount (as defined below) with any applicable yield maintenance premium, (iv) after release, each remaining borrower remains a single-purpose entity, (v) the debt yield after the individual property release is no less than the greater of (a) the debt yield at origination of the Griffin Portfolio Whole Loan (8.9%) and (b) the debt yield immediately prior to the release, (vi) the loan to value ratio after the individual property release is equal to or less than 125% provided the outstanding principal balance of the Griffin Portfolio Whole Loan may be paid down (without yield maintenance or prepayment premium) in order to meet the required loan to value ratio and (vii) simultaneously with the property release, the Griffin Portfolio Borrower conveys fee title of the applicable Release Property to a person other than the Griffin Portfolio Borrower or any of its affiliates pursuant to an arm’s length sale; provided, however, that if a tenant has vacated, cancelled its lease, given notice to terminate or terminated its lease, or an event of default has occurred with respect to the applicable Release Property, such that a material adverse effect will result, such Release Property may be released without the requirement of an arm’s length sale, provided that among other conditions (a) the lender receives payment of a release price equal to 120% of the allocated loan amount for the applicable Release Property and (b) the aggregate allocated loan amounts for all Release Properties released under this provision during the loan term must not exceed $84,375,000.

The “Release Amount” is an amount equal to 110% of the allocated loan amount for the Release Property.

Substitution. At any time after the earlier of the full disposition of the Griffin Portfolio Whole Loan by the lender or the second anniversary of the origination date, the Griffin Portfolio Borrower may substitute one or more individual Griffin Portfolio Properties (individually or collectively, the “Replaced Property”) with one more or more replacement properties that is a similar Class A office or industrial property (individually or collectively, the “Replacement Property”), provided that, among other things, (i) no event of default has occurred and is continuing, (ii) each Replaced Property has less than two years remaining on the lease term for such property or the substitution cures a Cash Sweep Period, (iii) the aggregate allocated loan amounts for all Replaced Properties during the term of the Griffin Portfolio Whole Loan does not exceed $84,375,000, (iv) the Griffin Portfolio Borrower delivers to lender current appraisals of the Replacement Property and Replaced Property, demonstrating that the “as-is” market value of the Replacement Property is equal to or greater than the “as-is” market value of the Replaced Property, (v) the Replacement Property must have a net operating income (“NOI”) equal to or greater than the NOI of the Replaced Property immediately prior to the substitution, (vi) the Replacement Property must be owned in fee by a newly formed single purpose bankruptcy remote entity or acceptable “recycled entity” satisfying conditions set forth in the loan agreement, (vii) the Replacement Property must satisfy the lender’s then current environmental and engineering standards pursuant to new engineering

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 4 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 61.5% 2.49x 10.2%

and environmental reports reasonably acceptable to the lender, and if corrective measures are recommended therein, the Griffin Portfolio Borrower is required to deposit 115% of the amount required to fund such corrective measures, (viii) each lease at the Replacement Property must have an average remaining lease term of no less than five years, (ix) the Replacement Property must be leased to a tenant with credit (or whose guarantor under its respective lease has credit) that is equal to or better than the tenant at the Replaced Property, (x) the Griffin Portfolio Borrower pays a fee of 0.25% of the allocated loan amount of the Replaced Property, (xi) the delivery of a legal opinion covering compliance with laws, rules and regulations governing REMICs, and (xii) receipt of a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

825 Eighth Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 5 Worldwide Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.4% 3.77x 14.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

825 Eighth Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 5 Worldwide Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.4% 3.77x 14.2%

Cravath, Swaine & Moore LLP 8/31/24
Cravath, Swaine & Moore LLP 8/31/24
Cravath, Swaine & Moore LLP 8/31/24
Cravath, Swaine & Moore LLP 8/31/24
Cravath, Swaine & Moore LLP 8/31/24
Cravath, Swaine & Moore LLP 8/31/24
Cravath, Swaine & Moore LLP 8/31/24
Cravath, Swaine & Moore LLP 8/31/24
Cravath, Swaine & Moore LLP 8/31/24
Cravath, Swaine & Moore LLP 8/31/24
Cravath, Swaine & Moore LLP 8/31/24
Cravath, Swaine & Moore LLP 8/31/24
Roberts & Holland 11/30/17
Cravath, Swaine & Moore LLP 8/31/24
Rubenstein Associates, Inc. 4/30/31
Rubenstein Associates, Inc. 4/30/31
M. Shanken Communications 3/31/25
Cravath, Swaine & Moore LLP 8/31/24
Cravath, Swaine & Moore LLP 8/31/24
CBS Broadcasting Inc. 1/31/27
Prometheus Global Media, LLC 11/30/25
Nomura Holding America Inc. 9/30/33
Nomura Holding America Inc. 9/30/33
Nomura Holding America Inc. 9/30/33
Nomura Holding America Inc. 9/30/33
Nomura Holding America Inc. 9/30/33
Nomura Holding America Inc. 9/30/33
Cravath, Swaine & Moore LLP 8/31/24
Cravath, Swaine & Moore LLP 8/31/24
Cravath, Swaine & Moore LLP 8/31/24
Nomura Holding America Inc. 9/30/33
Cravath, Swaine & Moore LLP 8/31/24
Nomura Holding America Inc. 9/30/33
Nomura Holding America Inc. 9/30/33
Nomura Holding America Inc. 9/30/33
WNET.org and THIRTEEN 8/31/26
WNET.org and THIRTEEN 8/31/26
WEBMD LLC 8/31/21
Nomura Holding America Inc. 9/30/33
Nomura Holding America Inc. 9/30/33
Nomura Holding America Inc. 9/30/33
Nomura Holding America Inc. 9/30/33
Nomura Holding America Inc. 9/30/33
Nomura Holding America Inc. 9/30/33
Nomura Holding America Inc. 9/30/33
Mechanical Floor
WEBMD LLC 8/31/21
M. Shanken Communications 3/31/25
Cravath, Swaine & Moore LLP 8/31/24
Nomura Holding America Inc. 9/30/33
Nomura Holding America Inc. 9/30/33
West Lobby (Multi-T)
Cravath, Swaine & Moore LLP 8/31/24
Building Storage
South Lobby (Nomura)
Cravath, Swaine & Moore LLP 8/31/24
East Lobby (Cravath)
Nomura Holding America Inc. 9/30/33
Nomura Holding America Inc. 9/30/33
Building Storage
WNET.org and THIRTEEN 8/31/26
BUILDING STORAGE
LOBBY
2016-2020
2020-2030
2030+
MECHANICAL

WEST 50TH STREET
NINTH AVENUE
EIGHTH AVENUE
WEST 49TH STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

825 Eighth Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 5 Worldwide Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.4% 3.77x 14.2%

MAP © 2017 CARTIFACT
LINCOLN SQUARE
Fordham University Law School
W 60TH STREET
Professional Children's School
Saint Paul The Apostle Church
W 59TH STREET
Mt Sinai West Hospital
One Columbus Place
W 58TH STREET
Hudson Hill Condominiums
W 57TH STREET
Trinity Presbyterian
Holiday Inn
W 56TH STREET
Independence High School
Planet Fitness
Alvin Ailey Dance
Beta West
W 54TH STREET
Avatar Studios
W 53RD STREET
PS 111
Midwest Court
W 52ND STREET
Sacred Heart Church
St Clare's Hospital
Stella Tower
High School Of Graphic Communications
W 49TH STREET
W 48TH STREET
W 47TH STREET
NINTH AVENUE
Lincoln Plaza Towers
American Bible Society
The Beaumont Condominiums
The Regent Apartments
US Post Office
West Elk
15 Central Park West
W 61ST STREET
Trump International Hotel & Tower
Columbus Circle Apts
Mandarin Oriental
The Shops at Columbus Circle
Time Warner Center
Coliseum Park Apartments
Columbus Circle
Colonnade Condominiums
Thompson Hotel
Henry Hudson Hotel
Central Park Place
57th Street Greenmarket
The Sheffield
Hearst Tower
333 W 56th
330 W 56th
Pembroke Apartments
Westerly Health Foods
Metropolitan Transportation Authority
Actor's Theatre
The Metro
St Benedict Moor Church
Manhattan School
Post Office
Hampton Inn
Long Acre House
Polyclinic Apartments
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
W 50TH STREET
Two Worldwide Plaza
Elmsford Apts
PS 17
EIGHTH AVENUE
Gapstow Bridge
Greyshot Arch
The Cop Cot
Hallet Nature Sanctuary
The Pond
CENTER DRIVE
USS Maine Monument
Central Park
220 Central Park South
200 Central Park South
Museum of Arts and Design
BROADWAY
Three Columbus Circle
Columbia University Medical Center
Central Park Tower
The Osborne
Fisk Building
Symphony House
The Argonaut Building
Carnegie Mews
888 Seventh
W 56TH STREET
Penguin Random House
1740 Broad
Park Central NY Hotel
W 55TH STREET
250 W 55th
La Premiere
Courtyard Hotel
Woodward Hotel
1710 Broadway
The Marc
Roundabout Theater
Ed Sullivan Theatre
The Alden
1700 Broadway
Roseland Dance City
Broadway Theater
888 Eighth
1675 Broadway
810 Seventh
The Ellington
Alvin Theatre
Novotel Hotel
Times Square Church
Sheraton City Square Inn
Capitol Apts
Gershwin Theatre
Allianz Building
Winter Garden Theatre
Amsterdam Court
Brill Building
Avalon Midtown West
Ambassador Theatre
750 Seventh
Eugene O'Neill Theater
Hilton Gardens
Crown Plaza Hotel
Walter Kerr Theater
1600 Broad
Best Western
Longacre Theatre
Morgan Stanley
The Biltmore
Barrymore Theatre
Renaissance New York Times Square Hotel
Brooks Atkinson Theatre
Hotel Edison
W Hotel
Paramount Hotel
Lunt-Fontanne Theatre
St Luke's Lutheran
Park View Hotel
Richard Rodgers Theatre
NY Marriott Marquis Hotel
Music Box Theatre
Al Hirschfeld Theatre
Gerald Schoenfeld Theatre
Booth Theatre
Row NYC
Broadhurst Theatre
Shubert Theatre
PlayStation Theater
Intercontinental NY Times Square
St Helens James Hayes
Times Square Hotel
228 W 43rd
1501 Broadway
Hakkasan
Second Stage
Drunk Shakespeare
Westin Hotel
Hotel Carter
American Airlines Theatre
Hilton Theatre
Reuters
E-Walk
Times Square Theatre
New Victory Theatre
Empire Theatre
Hilton Times Square
Five Times Square
Microsoft
New Amsterdam Theatre
Port Authority Bus Terminal
W 41ST STREET
SEVENTH AVENUE
TIMES SQUARE
NY Athletic Club
Essex House Apartment Hotel
Westin Hotel
Trump Parc Apartments
Carnegie Hotel
Park Savoy Hotel
Wilshire House
Windsor-Helmsley Hotel
The Briarcliff
One57
Salisbury Hotel
The Quin Hotel
Carnegie Hall
Carnegie Hall Tower
Metropolitan Tower
Le Parker Meridien Hotel
Carnegie House
Carnegie Plaza
City Spire
Avenue of the Americas Plaza
Wellington Hotel
NY City Center
Claridge's Apartments
Wyoming Apts
The Gotham Hotel
Ringa Royal Suites
Ziegfeld Theater
1345 Sixth
162 W 54th
825 Seventh
1325 Sixth
New York Hilton Hotel
Sheraton New York Hotel and Towers
Flat Hotel
Calyon Building
AXA Center
Equitable Life Assurance Society
Michelangelo Hotel
American Management Association
Time & Life Building
745 Seventh
1251 Sixth
Radio City Apts
McGraw-Hill Building
701 Seventh
Night Times Square
Cort Theatre
Celanese Building
DoubleTree Guest Suites
Embassy Theatre
Sanctuary Hotel
Saint Mary's Church
U.S. Trust Bldg
J.P. Stevens Company Tower
1540 Broadway
Lyceum Theatre
The Muse Hotel
Hyatt
St James Hotel
1177 Sixth
1530 Broadway
Night Hotel
120 W 45th
1155 Sixth
Millennium Broadway Hotel
Belasco Theatre
TIMES SQUARE
1500 Broadway
Hotel Metro
The Town Hall
1133 Sixth
One Times Sq.
4 Times Square
Bank of America Tower
7 Times Square
Hilton Garden Inn
1460 Broadway
1095 Sixth
W 41ST STREET
SIXTH AVENUE
Ritz Carlton
40 Central Park South
24 Central Park South
Plaza Hotel
Corbett Building
Park Lane Hotel
Medical Arts Center
Aka Central Park Hotel
Solow Building
Squibb Building
Hemisphere Tower
1370 Sixth
Continental Tower
MGM Building
Warwick New York
Financial Times Building
53W53
Museum of Modern Art (MOMA)
CBS Building
Hines Bldg
The Paley Center For Media
Sperry Rand Building
Radio City Music Hall
Bank of America Building
RCA Building
ROCKEFELLER CENTER
1230 Sixth
Rockefeller Plaza
1212 Sixth
1180 Sixth
1166 Sixth
Casa Hotel
Algonquin Hotel
Harvard Library
Hippodrome Building
Grace Building
HBO
SUNY College
Upper West Side
West New York
Metropolitan Museum of Art
Natural History Museum
Astoria
Upper East Side
Central Park
Long Island City
Carnegie Hall
Midtown
Times Square
United Nations
Hudson Yards
Empire State Building
Madison Square Garden
Hoboken
New York
MANHATTAN
East River
Hudson River
NYU
SoHo
Financial District
Jersey City
BROOKLYN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

825 Eighth Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 5 Worldwide Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.4% 3.77x 14.2%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Refinance
Credit Assessment (S&P/Fitch/KBRA)(2):	A(sf)/BBB+sf/A-(sf)
Borrower Sponsors:	SLGOP; RXR Fund III
Borrowers:	WWP Office, LLC; WWP Amenities Holdings, LLC
Original Balance(3):	$50,000,000
Cut-off Date Balance(3):	$50,000,000
% by Initial UPB:	4.3%
Interest Rate:	3.6045425532%
Payment Date:	6th of each month
First Payment Date:	December 6, 2017
Maturity Date:	November 6, 2027
Amortization:	Interest Only
Additional Debt(3)(4):	$566,286,000 Pari Passu Debt; $323,714,000 Subordinate Notes $260,000,000 Mezzanine Debt, Future Mezzanine Debt Permitted
Call Protection(5):	L(26), D(89), O(5)
Lockbox / Cash Management:	Hard (Office); Springing (Amenities) / Springing

Reserves(6)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Cravath Rollover:	$0	Springing

Financial Information
	Senior Notes(7)	Whole Loan(8)	Total Debt(9)
Cut-off Date Balance / Sq. Ft.:	$301	$459	$585
Balloon Balance / Sq. Ft.:	$301	$459	$585
Cut-off Date LTV(10):	35.4%	54.0%	69.0%
Balloon LTV(10):	35.4%	54.0%	69.0%
Underwritten NOI DSCR(11):	3.88x	2.54x	1.80x
Underwritten NCF DSCR(11):	3.77x	2.47x	1.75x
Underwritten NOI Debt Yield(11):	14.2%	9.3%	7.3%
Underwritten NCF Debt Yield(11):	13.8%	9.0%	7.1%
Underwritten NOI Debt Yield at Balloon(11):	14.2%	9.3%	7.3%
Underwritten NCF Debt Yield at Balloon(11):	13.8%	9.0%	7.1%

(1)	The Worldwide Plaza Whole Loan (as defined below) was originated by Goldman Sachs Mortgage Company (“GSMC”) on October 18, 2017. Subsequent to the origination date, 25% of the Worldwide Plaza Whole Loan was transferred to Deutsche Bank AG, acting through its New York Branch (“DBNY”), which has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DBNY’s Underwriting Guidelines and Processes” in the Preliminary Prospectus.

(2)	S&P, Fitch and KBRA provided the above ratings for the Worldwide Plaza Loan, in the context of inclusion in the mortgage pool.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1987 / 1996
Total Sq. Ft.(11):	2,049,553
Property Management:	WWP Manager JV LLC
Underwritten NOI(11):	$87,292,647
Underwritten NCF(11):	$85,021,775
Appraised Value(10):	$1,740,000,000
Appraisal Date:	October 1, 2017

Historical NOI(11)
Most Recent NOI:	$80,997,253 (T-12 June 30, 2017)
2016 NOI:	$83,174,046 (December 31, 2016)
2015 NOI:	$72,722,303 (December 31, 2015)
2014 NOI:	$68,075,807 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy(12):	98.4% (June 30, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	93.4% (December 31, 2014)
(3)	The Original Balance and Cut-off Date Balance of $50.0 million represents the senior non-controlling Note A-2-C1 and Note A-2-C3 which, together with the remaining pari passu senior notes with an aggregate original principal balance of $566.286 million and the subordinate notes with an aggregate original principal balance of $323.714 million, comprises the Worldwide Plaza Whole Loan with an aggregate original principal balance of $940.0 million. For additional information regarding the pari passu senior notes and the subordinate notes, see “The Loan” herein.

(4)	See “Current Mezzanine or Subordinate Indebtedness” and “Future Mezzanine and Subordinate Indebtedness Permitted” herein.

(5)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of December 6, 2017. Defeasance of the full $940.0 million Worldwide Plaza Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) October 18, 2020. The assumed lockout period of 26 payments is based on the expected Benchmark 2018-B1 securitization closing date in January 2018. The actual lockout period may be longer.

(6)	See “Initial and Ongoing Reserves” herein.

(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Senior Notes only, which have an aggregate principal balance of $616.286 million.

(8)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Worldwide Plaza Whole Loan only, with an aggregate principal balance of $940.0 million, which includes $323.714 million of subordinate notes.

(9)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Total Debt in the aggregate total debt amount of $1.2 billion, which includes $323.714 million of subordinate notes and $260.0 million of mezzanine loans.

(10)	The Cut-off Date LTV ratios and Balloon LTV ratios are based on an appraised value of $1,740,000,000 that includes separate appraised values for the Office Tower ($1,620,000,000) and Amenity Parcel ($120,000,000). As described below under “The Property,” the Amenity Parcel does not secure the Worldwide Plaza Loan. Based solely on the appraised value of the Office Tower, the Cut-off Date LTV ratio and Balloon LTV ratio of the Senior Notes, the Whole Loan and the Total Debt are 38.0%, 58.0% and 74.1% respectively.

(11)	Underwritten NOI, Underwritten NCF, the related debt service coverage ratios and debt yields, and historical NOI all include net operating income from the Amenity Parcel and Total Sq. Ft. includes sq. ft. of the Amenity Parcel. As described below under “The Property,” the Amenity Parcel does not secure the Worldwide Plaza Loan.

(12)	As of June 30, 2017, the Worldwide Plaza Property had an underwritten occupancy of 98.4% and a physical occupancy of 100.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

825 Eighth Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 5 Worldwide Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.4% 3.77x 14.2%

Tenant Summary
Tenant Name	Ratings(1) (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Nomura Holding America Inc.(2)	A-/Baa1/A-	819,906	40.0%	$49.10	32.0%	9/30/2033
Cravath, Swaine & Moore LLP(3)	NR/NR/NR	617,135	30.1%	$92.80	45.5%	8/31/2024
Mercury Parking LLC(4)	NR/NR/NR	131,971	6.4%	$20.35	2.1%	11/30/2027
WNET.org and THIRTEEN	NR/NR/NR	102,709	5.0%	$48.54	4.0%	8/31/2026
Rubenstein Associates, Inc.	NR/NR/NR	68,432	3.3%	$62.00	3.4%	4/30/2031
Subtotal / Wtd. Avg.		1,740,153	84.9%	$62.89	87.0%
Remaining Tenants		275,954	13.5%	$59.48	13.0%
Total / Wtd. Avg. Occupied		2,016,107	98.4%	$62.43	100.0%
Vacant		33,446	1.6%
Total		2,049,553	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Nomura has the right to reduce its space upon 15 months’ notice prior to January 1, 2022 (if it has not exercised an expansion option in the prior 12 months) by a single contiguous block of space and/or any full or partial floor of its space that is not contiguous to any other space then leased by Nomura so long as the total contraction space includes no more than 10% of its rentable square footage. Nomura may also reduce its space in the same manner once after January 1, 2022 and prior to January 1, 2027. Both contraction options are subject to certain payments associated with the option. Nomura also has a one-time right to terminate its lease, in whole or in part, as of January 1, 2027 upon 18 months’ notice upon payment of a termination fee equal to six months fixed rent on the terminated space and unamortized transaction costs associated with the terminated space.

(3)	Cravath subleases approximately 29,688 sq. ft. on the 18th floor to AMA Consulting Engineers, P.C. at a base rent of approximately $54.65 PSF. Cravath subleases 34,210 sq. ft. on the 31st floor to McCarter & English LLP at a base rent of $51.00 PSF. The subleases are structured to be co-terminous with the rest of the Cravath space.

(4)	Mercury Parking LLC is located in the Amenity Parcel, the other top four tenants are located in the Office Tower.

Lease Rollover Schedule(1) (2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(3)	3	3	0.0%	3	0.0%	$4,000.00	0.0%	0.0%
2018	4	4,700	0.2%	4,703	0.2%	$127.97	0.5%	0.5%
2019	2	2	0.0%	4,705	0.2%	$14,700.00	0.0%	0.5%
2020	2	2,343	0.1%	7,048	0.3%	$157.00	0.3%	0.8%
2021	7	59759	2.9%	66,807	3.3%	$61.83	2.9%	3.7%
2022	1	1,819	0.1%	68,626	3.3%	$94.53	0.1%	3.8%
2023	0	0	0.0%	68,626	3.3%	$0.00	0.0%	3.8%
2024	2	674,069	32.9%	742,695	36.2%	$88.23	47.3%	51.1%
2025	3	71,609	3.5%	814,304	39.7%	$58.47	3.3%	54.4%
2026	4	105580	5.2%	919,884	44.9%	$52.19	4.4%	58.8%
2027	4	167,071	8.2%	1,086,955	53.0%	$30.68	4.1%	62.9%
2028	0	0	0.0%	1,086,955	53.0%	$0.00	0.0%	62.9%
Thereafter	4	929,152	45.3%	2,016,107	98.4%	$50.24	37.1%	100.0%
Vacant	NAP	33,446	1.6%	2,049,553	100.0%	NAP	NAP
Total / Wtd. Avg.	36	2,049,553	100.0%			$62.43	100.0%

(1)	Based on the underwritten rent roll dated June 30, 2017.

(2)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

(3)	Includes telecom services at the Worldwide Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

825 Eighth Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 5 Worldwide Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.4% 3.77x 14.2%

The Loan.    The Worldwide Plaza loan (the “Worldwide Plaza Loan”) is a fixed rate loan with an original principal balance of $50.0 million secured by the fee interest in an office building in New York, New York (the “Office Tower”) and the pledge of certain loans, together with a collateral assignment of the mortgages securing such loans, held by an indirect subsidiary of Amenity Parcel Borrower (as defined below) relating to an adjacent amenities parcel (the “Amenity Parcel” and, together with the Office Tower, the “Worldwide Plaza Property”) and the pledge of 100% of the indirect membership interests in such indirect subsidiary and in another indirect subsidiary of Amenity Parcel Borrower which owns a 1% general partnership interest in the Amenity Parcel owner. The Worldwide Plaza Loan is evidenced by the non-controlling Note A-2-C1 and Note A-2-C3 and is a part of a $940.0 million whole loan that is evidenced by 10 promissory notes: eight pari passu senior notes with an aggregate original principal balance of $616.286 million (the “Senior Notes”) and two subordinate notes with an aggregate original principal balance of $323.714 million (the “Subordinate Notes” and, together with the Senior Notes, the “Worldwide Plaza Whole Loan”). The Worldwide Plaza Whole Loan was originated by Goldman Sachs Mortgage Company on October 18, 2017. Subsequent to the origination date, notes representing 25% of the principal balance of the Worldwide Plaza Whole Loan were transferred to DBNY.

The relationship between the holders of the Senior Notes and the Subordinate Notes is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu AB Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S, A-2-S	$381,286,000	$381,286,000	WPT 2017-WWP	No
A-2-C1, A-2-C3	$50,000,000	$50,000,000	Benchmark 2018-B1	No
A-1-C1	$100,000,000	$100,000,000	GSMS 2017-GS8	No
A-2-C2, A-2-C4	$50,000,000	$50,000,000	DBNY	No
A-1-C2	$35,000,000	$35,000,000	GSMC	No
B-1-S, B-2-S	$323,714,000	$323,714,000	WPT 2017-WWP	Yes
Total	$940,000,000	$940,000,000

The Worldwide Plaza Whole Loan has a 10-year term and pays interest only for the term of the loan. The Worldwide Plaza Loan accrues interest at a fixed rate equal to 3.6045425532% per annum and has a Cut-off Date Balance of $50.0 million. The Worldwide Plaza Whole Loan proceeds, in addition to an aggregate of $260.0 million of mezzanine loans, were used to refinance existing debt of approximately $983.1 million, pay transaction costs of approximately $34.0 million and return approximately $449.5 million of equity to NY REIT and an affiliate of George Comfort & Sons. Based on the “As is” appraised value of $1.74 billion as of October 1, 2017, the Cut-off Date LTV for the Senior Notes is 35.4%. The most recent prior financing of the Worldwide Plaza Property was included in the COMM 2013-WWP securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$616,286,000	42.0%	Loan Payoff	$983,098,561	67.0%
Subordinate Notes	$323,714,000	22.1%	Return of Equity to NY REIT & an affiliate of George Comfort & Sons	$449,536,079	30.7%
Mezzanine Loans	$260,000,000	17.7%	Closing Costs	$33,991,488	2.3%
Third Party Expense Deposit	$494,924	0.0%
SL Green Equity	$133,061,700	9.1%
RXR Equity	$133,069,504	9.1%
Total Sources	$1,466,626,128	100.0%	Total Uses	$1,466,626,128	100.0%

The Borrowers / Borrower Sponsors.    The borrowers are WWP Office, LLC (“Office Tower Borrower”) and WWP Amenities Holdings, LLC (“Amenity Parcel Borrower”), both of which are single purpose entities and Delaware limited liability companies structured to be bankruptcy-remote with two independent directors in each organizational structure. The nonrecourse carve-out guarantors are SL Green Operating Partnership, L.P. (“SLGOP”) and RXR Fund III (consisting of RXR Real Estate Value Added Fund – Fund III LP, RXR RE VAF – Fund III Parallel A LP, RXR RE VAF – Fund III Parallel B LP, RXR RE VAF – Fund III Parallel B (REIT) LP, RXR RE VAF, Fund III Parallel C LP, and RXR RE VAF – Fund III Parallel D LP), on a joint and several basis (except as to events caused solely by SL Green Operating Partnership L.P. or its affiliates or caused solely by RXR Fund III or its affiliates, in which case solely the related guarantor or group of guarantors is liable). The nonrecourse carve-out guarantee is limited to certain carveouts, including (i) loss recourse for any violation of the transfer restrictions contained in the loan documents (other than those that are full recourse) and any unsecured, unpermitted additional debt and (ii) full recourse for insolvency events (capped at $94,000,000), unpermitted transfers of all or substantially all the Office Tower, the Amenity Parcel, the collateral related to the Amenity Parcel or the equity interests in the borrowers or certain entities related to the Amenity Parcel owned by the borrowers and unpermitted additional debt secured by the collateral. There is no environmental indemnitor for the Worldwide Plaza Loan, other than the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

825 Eighth Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 5 Worldwide Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.4% 3.77x 14.2%

SL Green Realty Corp. (“SL Green”), the sole general partner of SL Green Operating Partnership, L.P., is an S&P 500 company and a large New York City office landlord and a fully integrated real estate investment trust, or “REIT” with a market capitalization of $10.8 billion (as of 2016) that is focused primarily on acquiring and managing Manhattan commercial properties. As of September 30, 2017, SL Green held interests in 118 Manhattan buildings totaling 47.8 million sq. ft. This included ownership interests in 27.5 million sq. ft. of Manhattan buildings and debt and preferred equity investments secured by 20.3 million sq. ft. of buildings. In addition, as of September 30, 2017, SL Green held ownership interests in 27 suburban buildings totaling 4.3 million sq. ft. in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey.

RXR Realty LLC (“RXR”) is a New York-based, approximately 470-person, vertically integrated real estate owner/operator and investment manager in the New York metropolitan market. RXR is comprised of members of the former senior management and operating team of Reckson Associates (“Reckson”), a NYSE-listed REIT which was acquired by SL Green in January 2007. RXR re-entered the New York City market in August 2009. RXR’s platform manages 75 commercial properties and investments with an aggregate gross asset value of approximately $17.4 billion as of June 30, 2017, comprising approximately 24.2 million sq. ft. of commercial operating properties and approximately 5,200 multi-family rental and for sale units under active development in the New York metropolitan area. (Amounts above adjusted to include the assumption of operations of Worldwide Plaza Property in October 2017. Gross asset value compiled by RXR in accordance with company fair value measurement policy and is comprised of capital invested by RXR and its partners, as well as leverage).

The Property. The Worldwide Plaza Property consists of the Office Tower, a 49-story Class A office property with 1,807,231 sq. ft. located in New York, New York, and the Amenity Parcel (and the related mortgages). The Amenity Parcel consists of multi-tenant retail, a 473-space underground parking garage, theater space and a health club. The Amenity Parcel does not itself constitute collateral for the Worldwide Plaza Loan. Instead, the collateral relating to the Amenity Parcel includes (i) a pledge by Amenity Parcel Borrower of its indirect 100% ownership interest in a subsidiary which owns a 1% general partnership interest in the owner of the Amenity Parcel, (ii) a pledge by Amenity Parcel Borrower of its 100% indirect interest in a subsidiary (“Amenities Lender”) which has made certain loans to the owner of the Amenity Parcel secured by the Amenity Parcel and (iii) a pledge by Amenities Lender of its loans on the Amenity Parcel and the collateral assignment of the related mortgages. Worldwide Plaza (which also includes a residential tower that is not part of the collateral) occupies an entire block bounded by Eighth Avenue and Ninth Avenue and offers 360-degree panoramic views of New York City. The retail, parking garage and health club portions of the Amenity Parcel are part of a condominium which also includes the non-collateral residential tower. The Worldwide Plaza Property features a copper tower top known as “David’s Diamond”.

As of June 30, 2017, the Worldwide Plaza Property had an underwritten occupancy of 98.4% and a physical occupancy of 100.0%. The Worldwide Plaza Property is anchored by Nomura Holding America Inc. (“Nomura”) (Fitch: A- / Moody’s: Baa1 / S&P: A-) and Cravath, Swaine & Moore LLP (“Cravath”) (#46 in an industry publication listing of the top 100 law firms based on 2016 revenue) under long term leases until 2033 and 2024, respectively. Cravath and Nomura have invested over $280 million of their own capital on build-outs including cafeterias with full kitchens, internal staircases, executive dining rooms, media rooms, conference rooms, rooftop (setback) terraces, as well as details and finishes throughout. Cravath has been headquartered at the Worldwide Plaza Property since 1989. Nomura signed a lease in June 2011 to locate its North American headquarters in the Worldwide Plaza Property.

The following table provides a detailed breakout of the Worldwide Plaza Property between the Office Tower and Amenity Parcel:

Office Tower	Sq. Ft.	Occupied Sq. Ft.	% of Sq. Ft.	Occupancy	U/W Base Rent	U/W Base Rent PSF	U/W Total Rental Income	U/W Total Rental Income PSF	% of U/W Total Rent
Office	1,793,695	1,763,177	87.5%	98.3%	$115,660,807	$65.60	$123,936,609	$70.29	89.1%
Retail - Office	10,592	10,592	0.5%	100.0%	1,288,114	$121.61	1,406,162	$132.76	1.0%
Telecom	16	16	0.0%	100.0%	106,290	$6,643.15	106,290	6,643.15	0.1%
Other	2,928	0	0.1%	0.0%	0	$0.00	0	$0.00	0.0%
Utility Reimbursements							4,078,317		2.9%
Total / Wtd. Avg.	1,807,231	1,773,785	88.2%	98.1%	$117,055,212	$65.99	$129,527,379	$73.02	93.1%
Amenity Parcel	Sq. Ft.	Occupied Sq. Ft.	% of Sq. Ft.	Occupancy	U/W Base Rent	U/W Base Rent PSF	U/W Total Rental Income	U/W Total Rental Income PSF	% of U/W Total Rent
Theater	56,934	56,934	2.8%	100.0%	$2,205,268	$38.73	$2,715,201	$47.69	2.0%
Parking Garage	131,971	131,971	6.4%	100.0%	2,686,244	$20.35	2,686,244	$20.35	1.9%
Health Club	35,241	35,241	1.7%	100.0%	1,800,000	$51.08	1,865,614	$52.94	1.3%
Retail - Amenities	18,176	18,176	0.9%	100.0%	2,109,680	$116.07	2,127,336	$117.04	1.5%
Utility Reimbursements							179,553		0.1%
Total / Wtd. Avg.	242,322	242,322	11.8%	100.0%	$8,801,192	$36.32	$9,573,948	$39.51	6.9%
Total / Wtd. Avg. Worldwide Plaza Property	2,049,553	2,016,107	100.0%	98.4%	$125,856,404	$62.43	$139,101,326	$69.00	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

825 Eighth Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 5 Worldwide Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.4% 3.77x 14.2%

Environmental Matters. The Phase I environmental report dated September 14, 2017 recommended no further action at the Worldwide Plaza Property. The Worldwide Plaza Property is covered by SL Green Operating Partnership L.P.’s master environmental legal liability policy (which also covers approximately 75 other properties owned by such entity or its affiliates, and which may be amended to cover additional properties) issued by AIG Specialty Insurance Company, generally with limits of $25,000,000 per incident and $30,000,000 in the aggregate, subject to a $1,000,000 deductible per incident. Such policy has an expiration date of July 10, 2019. The borrowers are required to maintain such policy in effect at all times.

The Market. The Worldwide Plaza Property is located at 825 Eighth Avenue in the West Side submarket. The overall average rent in the West Side submarket reached $76.05 PSF in the second quarter of 2017, up $0.85 quarter-over-quarter. Class A asking rents for the West Side submarket increased $1.88 PSF to $82.28. Class A vacancy fell to 7.7%, a 150-basis point decline from 2016 to 2017.

The following table details certain information related to the competitive property set for the Worldwide Plaza Property.

Competitive Set(1)
Property Name	Office	Direct Available Sq. Ft.	Sublease Available Sq. Ft.	Occupancy (Direct)	Occupancy (Total)	Direct Asking Rent
	NRA					Low	High
1515 Broadway	1,721,858	0	0	100.0%	100.0%	N/A	N/A
1585 Broadway	1,220,732	0	0	100.0%	100.0%	N/A	N/A
1633 Broadway	2,240,000	168,355	57,845	92.5%	89.9%	$74.00	$95.00
1675 Broadway	747,546	78,255	0	89.5%	89.5%	$75.00	$75.00
750 Seventh Avenue	533,076	0	0	100.0%	100.0%	N/A	N/A
787 Seventh Avenue	1,429,610	0	0	100.0%	100.0%	N/A	N/A
Average / Total / Wtd. Avg.	1,315,470	246,610	57,845	96.9%	96.1%	$74.50	$85.00
(1)	Source: Appraisal.

The following table details certain information related to sales of comparable office buildings for the Worldwide Plaza Property identified by the appraisal.

Comparable Sales(1)
Property Address	Year Built / Renovated	Total NRA	Occupancy	Sale Date	Sale Price	Sale Price PSF	NOI PSF
1221 Avenue of the Americas	1969/2016	2,677,007	90.0%	Oct-16	$2,300,000,000	$859.17	$24.89
11 Madison Avenue	1932/1998	2,287,905	96.0%	Aug-16	$2,600,000,000	$1,136.41	$26.78
10 Hudson Yards	2015	1,861,084	100.0%	Aug-16	$2,150,000,000	$1,155.24	$51.75
480 Lexington Avenue	1966/2000	1,779,515	94.0%	May-17	$2,210,000,000	$1,241.91	$60.23
1095 Avenue of the Americas	1973/2008	1,179,033	95.0%	Aug-16	$2,353,000,000	$1,995.70	$75.44
1250 Broadway	1969	773,215	88.0%	Aug-16	$565,000,000	$730.72	$22.46
1140 Avenue of the Americas	1925/1968	191,000	91.0%	May-16	$180,000,000	$942.41	$45.99
Average / Wtd. Avg.		1,535,537	94.1%		$2,166,318,826	$1,149.71	$41.54
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

825 Eighth Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 5 Worldwide Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.4% 3.77x 14.2%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2014	2015	2016	T-12 6/30/2017	U/W	U/W PSF
Base Rent(2)	$109,386,364	$112,900,860	$121,265,796	$121,285,946	$125,856,404	$61.41
Credit Tenant Rent Steps(3)	0	0	0	0	6,534,145	3.19
Value of Vacant Space	0	0	0	0	2,441,440	1.19
Gross Potential Rent	$109,386,364	$112,900,860	$121,265,796	$121,285,946	$134,831,989	$65.79
Total Recoveries	7,973,726	10,495,072	13,378,603	12,076,066	13,244,922	6.46
Total Other Income	610,797	729,513	805,522	583,491	706,175	0.34
Less: Vacancy	0	0	0	0	(7,439,154)	(3.63)
Effective Gross Income	$117,970,886	$124,125,445	$135,449,920	$133,945,503	$141,343,932	$68.96
Total Expenses	49,895,080	51,403,142	52,275,875	52,948,250	54,051,285	26.37
Net Operating Income(4)	$68,075,807	$72,722,303	$83,174,046	$80,997,253	$87,292,647	$42.59
Replacement Reserves	0	0	0	0	409,911	0.20
TI/LC	0	0	0	0	1,860,962	0.91
Net Cash Flow	$68,075,807	$72,722,303	$83,174,046	$80,997,253	$85,021,775	$41.48
(1)	Based on the underwritten rent roll dated June 30, 2017.

(2)	U/W Base Rent includes underwritten rent steps through November 30, 2018.

(3)	Present value of rent steps for Cravath, a top 100 law firm based on 2016 revenue, as well as credit tenants Nomura and Starbucks, discounted at 7% over the respective lease terms.

(4)	The increase in U/W Net Operating Income from T-12 June 30, 2017 Net Operating Income is primarily driven by the inclusion of underwritten rent steps, which equate to (i) for non-investment grade tenants, base rent steps through November 2018 (an aggregate of $3,206,217), and (ii) for investment grade tenants as described above, the present value of rent steps discounted at 7% over the respective lease terms.

Property Management.   The Office Tower portion of the collateral is managed by WWP Manager JV LLC, an affiliate of the borrowers. The Amenities Parcel is also managed by WWP Manager JV LLC.

Lockbox / Cash Management.  The Office Tower portion of the collateral securing the Worldwide Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct Office Tower tenants to pay rent directly to a lender-controlled lockbox account and all rents and other payments received by the borrowers or the property manager with respect to the Office Tower to be deposited into the lockbox account by the end of the first business day following receipt. If no event of default or Trigger Period (as defined below) is continuing, on each business day, all amounts in such lockbox account will be released to the borrowers’ operating account. On each business day during the continuance of an event of default under the Worldwide Plaza Whole Loan, a Cravath Reserve Period (as defined below) or a Trigger Period, all funds in the lockbox account (less any required minimum balance) are required to be swept into a lender controlled cash management account. During the continuance of a Trigger Period, (or at the lender’s discretion, during an event of default under the Worldwide Plaza Whole Loan until the Worldwide Plaza Whole Loan has been accelerated), the loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account. During the continuance of a Cravath Reserve Period, if no Trigger Period or event of default is then continuing, the loan documents require that all amounts on deposit in the cash management account be applied to pay debt service, operating expenses, then to the Cravath Rollover Reserve (as defined below) until the amount therein equals the Cravath Reserve Amount (as defined below), minus the amount of any guaranty or letter of credit provided in lieu of such reserve, and then to the borrowers’ operating account.

The Amenity Parcel Borrower, the pledgor of the collateral related to the Amenity Parcel, has caused the Amenities Lender to establish a springing lockbox account to which cash and revenue related to the Amenity Parcel are deposited. During the continuance of a Trigger Period, the Amenity Parcel Borrower is required to cause the Amenities Lender not to make any remittances from the amenities lockbox account except generally to pay expenses of the Worldwide Plaza Property, to the lockbox account or cash management account or certain other specified payments not to exceed $300,000 a year.

A “Trigger Period” will commence (a) when the aggregate debt yield (based on the sum of the Worldwide Plaza Whole Loan, and all outstanding mezzanine loans and/or permitted debt-like preferred equity) as of the first day of any fiscal quarter based on the net operating income is less than 5.50% and will continue until the aggregate debt yield as of the first day of any fiscal quarter is at least 5.50%, (b) at the lender’s option, if certain financial statements required to be delivered by the borrowers are not delivered until such financial statements are delivered and reflect that no Trigger Period pursuant to clause (a) is ongoing or (c) upon any event of default under a mezzanine loan and will continue until cured. The borrowers may cure a Trigger Period under clause (a) by delivering as additional collateral cash, a letter of credit meeting certain requirements or a Qualifying Guaranty (as defined below), in each case in an aggregate amount that when subtracted from principal for purposes of determining the debt yield, would cause the debt yield to exceed 5.50%. Such collateral is required to be released to the borrowers if the debt yield exceeds 5.50% without giving effect to such collateral.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

825 Eighth Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 5 Worldwide Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.4% 3.77x 14.2%

A “Cravath Reserve Period” will commence 12 months prior to the lease expiration of Cravath in August 2024, if a new or renewed Cravath lease has not been executed for all or substantially all of such space, or all or substantially all of the space leased by Cravath has not been re-leased, in each case in accordance with the terms of the loan agreement, and in each case all associated expenses have been paid and all associated free rent periods have expired (a “Cravath Renewal Event”) the lender will trap all excess cash flow after operating expenses and capital expenditures (and, during a Trigger Period, debt service and required reserves) into a reserve for tenant improvements and leasing commissions incurred in reletting the Cravath space (the “Cravath Rollover Reserve”) until the earlier of (i) a Cravath Renewal Event occurs and (ii) a reserve equal to $42,286,860 (the “Cravath Reserve Amount”) has been accumulated. The borrowers are permitted to substitute a letter of credit or Qualifying Guaranty in lieu of cash reserves in an amount up to the amount that would not violate the Affiliate Support Limit (as defined below). Upon the borrowers reletting at least 75% of the rentable square footage of the Cravath space, provided no event of default exists, amounts in the Cravath Rollover Reserve in excess of the sum of (x) $100 PSF of Cravath space that has not been relet in accordance with the loan agreement plus (y) any unpaid tenant improvement costs, leasing commissions and free rent obligations under the replacement leases is required to be released to the borrowers (or if a Trigger Event then exists, to the excess cash flow reserve).

Initial and Ongoing Reserves.

Tax and Insurance Reserves. On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit an amount equal to (i) 1/12 of the estimated annual taxes and (ii) 1/12 of the estimated annual insurance premiums, each into the basic carrying costs escrow account.

Replacement Reserve. On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit an amount equal to approximately $42,699 (approximately $0.25 PSF per annum on the gross sq. ft. of 2,049,533), subject to a cap of $2,500,000.

Rollover Reserve. On each monthly payment date, the borrowers are required to deposit an amount equal to approximately $282,230 (approximately $2.00 PSF per annum on the rentable sq. ft. of 1,693,382), subject to a cap of $10,000,000.

The borrowers are permitted at their election to substitute one or more Qualifying Guaranties or letters of credit meeting the requirements of the loan documents in lieu of cash reserves (other than for the excess cash flow reserve). The aggregate letters of credit and Qualifying Guaranties in lieu of reserves as described above and under “Lockbox/Cash Management” may not exceed $120,000,000 (the “Affiliate Support Limit”).

“Qualifying Guaranty” means a guaranty in form and substance reasonably satisfactory to the lender from one or more Qualified Guarantors (as defined below) (jointly and severally) reasonably satisfactory to the lender that at all times (i) have and maintain a collective net worth of at least $250,000,000 (excluding the Office Tower, the Amenity Parcel and the collateral relating to the Amenity Parcel) and (ii) at least one of which is rated at least “BBB-” by S&P, “Baa3” by Moody’s, and the equivalent rating by each of the other rating agencies engaged to rate the securities issued in connection with a securitization of the Whole Loan that maintains a rating for such entity. “Qualified Guarantor” means a person or entity that (a) maintains a place of business in, and is subject to service of process in, the United States, (b) has all or substantially all of its assets in the United States, or otherwise has assets in the United States of substantially greater net value than its aggregate obligations under the loan documents and (c) satisfies certain anti-terrorism law requirements.

Current Mezzanine or Subordinate Indebtedness.    The Worldwide Plaza Whole Loan includes the Subordinate Notes with an original principal balance of $323,714,000, which notes were contributed to the Worldwide Plaza Trust 2017-WWP mortgage trust. In addition to the Worldwide Plaza Whole Loan, a $190,000,000 mezzanine loan (the “Worldwide Plaza Mezzanine Loan (First)”), and a $70,000,000 second mezzanine loan (the “Worldwide Plaza Mezzanine Loan (Second)”) (collectively the, “Worldwide Plaza Mezzanine Loans”) were originated to provide financing to the parent of the borrowers and its parent secured by a pledge of 100% of the direct equity interests in the borrowers and the parent of the borrowers, respectively. The Worldwide Plaza Mezzanine Loan (First) carries an interest rate of 5.1170% per annum and the Worldwide Plaza Mezzanine Loan (Second) carries an interest rate of 6.000% per annum and both are coterminous with the Worldwide Plaza Whole Loan. The lenders of the Worldwide Plaza Whole Loan and the Worldwide Plaza Mezzanine Loans entered into intercreditor agreements that provide for consent rights, cure rights and the right to purchase defaulted loans. The Worldwide Plaza Mezzanine Loans were originated by Goldman Sachs Mortgage Company, which subsequently sold a 25% interest therein to DBNY. Thereafter the mezzanine loans were sold to third party purchasers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

825 Eighth Avenue New York, NY 10019	Collateral Asset Summary – Loan No. 5 Worldwide Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 35.4% 3.77x 14.2%

Future Mezzanine or Subordinate Indebtedness Permitted. The loan documents permit additional mezzanine debt (or equivalent debt-like preferred equity) that is structurally subordinate to the Worldwide Plaza Whole Loan and the existing Worldwide Plaza Mezzanine Loans, subject to certain conditions, including without limitation (a) such debt is provided by an institutional lender meeting certain requirements, (b) such debt is subject to an intercreditor agreement (or recognition agreement, as applicable) on substantially the same terms as the intercreditor agreement among lender, the mezzanine lenders or otherwise on terms reasonably acceptable to the lender, (c) such debt is coterminous with the Worldwide Plaza Whole Loan (provided however, there shall be no restriction on the related borrower’s right to prepay, defease or redeem such debt prior to the applicable maturity or redemption date), (d) immediately after giving effect to the additional debt, the aggregate debt yield (based on the aggregate of the principal balances of the Worldwide Plaza Whole Loan, the Worldwide Plaza Mezzanine Loans and the principal balance of the proposed mezzanine loan or preferred equity) as calculated under the loan documents may not be less than 7.45% and the aggregate loan-to-value ratio (based on the ratio of (i) the aggregate of the principal balances of the Worldwide Plaza Whole Loan, the Worldwide Plaza Mezzanine Loans and the maximum principal balance of the proposed mezzanine loan or preferred equity to (ii) the appraised value of the Office Tower and Amenity Parcel) does not exceed 65.5%, (e) the lease with Cravath or a lease with an acceptable replacement tenants meeting certain requirements has been extended at least two years beyond the loan term, (f) such debt does not at any time have an outstanding principal amount in excess of $120 million, (g) such debt is current-pay only, with no payment in kind or similar accrual features, (h) rating agency confirmation has been received, (i) such debt may not be obtained prior to April 18, 2018, and (j) the prior written approval of each mezzanine lender (which may not be withheld if such mezzanine lender reasonably determines that the foregoing conditions have been satisfied) is obtained. Goldman Sachs Mortgage Company (or its designee) has a right of first offer to provide any such permitted financing.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

700 2nd Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 6 Station Place III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 47.6% 3.00x 11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

700 2nd Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 6 Station Place III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 47.6% 3.00x 11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

700 2nd Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 6 Station Place III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 47.6% 3.00x 11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

700 2nd Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 6 Station Place III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 47.6% 3.00x 11.9%

Mortgage Loan Information
Loan Seller(1):	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor(2):	Seven Hundred 2nd Street Holdings Mezz LLC
Borrower:	Seven Hundred 2nd Street Holdings LLC
Original Balance(3):	$50,000,000
Cut-off Date Balance(3):	$50,000,000
% by Initial UPB:	4.3%
Interest Rate:	3.6000%
Payment Date:	1st of each month
First Payment Date:	December 1, 2017
Maturity Date:	November 1, 2027
Amortization:	Interest Only
Additional Debt(3):	$140,000,000 Pari Passu Debt Future Mezzanine Debt Permitted
Call Protection:	L(24), YM1(2), D or YM1(90), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$8,628	$8,628
TI/LC:	$0	$0
Outstanding TI/LC:	$115,973	$0
Service:	$300,000	$0
SEC/Kaiser Permanente Rollover:	$0	Springing

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$367
Balloon Balance / Sq. Ft.:	$367
Cut-off Date LTV:	47.6%
Balloon LTV:	47.6%
Underwritten NOI DSCR:	3.25x
Underwritten NCF DSCR:	3.00x
Underwritten NOI Debt Yield:	11.9%
Underwritten NCF Debt Yield:	11.0%
Underwritten NOI Debt Yield at Balloon:	11.9%
Underwritten NCF Debt Yield at Balloon:	11.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Washington, DC
Year Built / Renovated:	2009 / NAP
Total Sq. Ft.:	517,653
Property Management:	Property Group Partners LLC
Underwritten NOI:	$22,529,370
Underwritten NCF:	$20,806,621
Appraised Value:	$399,000,000
Appraisal Date:	August 22, 2017

Historical NOI
Most Recent NOI:	$22,369,181 (T-12 July 31, 2017)
2016 NOI:	$22,329,086 (December 31, 2016)
2015 NOI:	$22,071,248 (December 31, 2015)
2014 NOI:	$21,168,717 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	98.6% (September 1, 2017)
2016 Occupancy:	98.6% (December 31, 2016)
2015 Occupancy:	98.6% (December 31, 2015)
2014 Occupancy:	98.6% (December 31, 2014)
(1)	The Station Place III Whole Loan (as defined below) was co-originated by JPMCB and Citi Real Estate Funding Inc. (“CREFI”).

(2)	There is no nonrecourse carve-out guarantor or environmental indemnitor, other than the borrower, for the Station Place III Whole Loan.

(3)	The Original Balance and Cut-off Date Balance of $50.0 million represents the aggregate outstanding balance of the senior non-controlling Notes A-2 and A-3 which, together with the remaining pari passu notes with an aggregate original principal balance of $140.0 million, comprises the Station Place III Whole Loan with an aggregate original principal balance of $190.0 million. See “The Loan” herein for more detail.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate $190.0 million Station Place III Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

700 2nd Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 6 Station Place III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 47.6% 3.00x 11.9%

Tenant Summary(1)
Tenant	Ratings(2) (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
U.S. Securities and Exchange Commission(3)	AAA /Aaa / AA+	209,530	40.5%	$45.26	36.7%	2/28/2021
Kaiser Foundation Health Plan, Inc.(4)	NR / NR / AA-	206,875	40.0%	$48.90	39.1%	6/30/2024
American Chemistry Council(5)	NR / NR / NR	93,168	18.0%	$66.76	24.1%	12/31/2025
Pritchard Industries, Inc.	NR / NR / NR	833	0.2%	$27.60	0.1%	12/31/2018
Total / Wtd. Avg.		510,406	98.6%	$50.63	100.0%
Vacancy		7,247	1.4%
Total		517,653	100.0%

(1)	Based on the U/W rent roll dated September 1, 2017

(2)	Certain ratings are those of the parent company or governmental entity whether or not the parent company or government guarantees the lease.

(3)	U/W Base Rent PSF represents the straight-line average of SEC’s rent steps over the course of the lease term. The current in-place rent is $38.27.

(4)	U/W Base Rent PSF represents the straight-line average of Kaiser Permanente’s rent steps over the course of the lease term. The current in-place rent is $43.70.

(5)	The American Chemistry Council leases its space on a modified gross basis, while the remaining tenants lease their respective spaces on a triple net basis.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	1	833	0.2%	833	0.2%	$27.60	0.1%	0.1%
2019	0	0	0.0%	833	0.2%	$0.00	0.0%	0.1%
2020	0	0	0.0%	833	0.2%	$0.00	0.0%	0.1%
2021	1	209,530	40.5%	210,363	40.6%	$45.26	36.7%	36.8%
2022	0	0	0.0%	210,363	40.6%	$0.00	0.0%	36.8%
2023	0	0	0.0%	210,363	40.6%	$0.00	0.0%	36.8%
2024	1	206,875	40.0%	417,238	80.6%	$48.90	39.1%	75.9%
2025	1	93,168	18.0%	510,406	98.6%	$66.76	24.1%	100.0%
2026	0	0	0.0%	510,406	98.6%	$0.00	0.0%	100.0%
2027	0	0	0.0%	510,406	98.6%	$0.00	0.0%	100.0%
2028	0	0	0.0%	510,406	98.6%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	510,406	98.6%	$0.00	0.0%	100.0%
Vacant	NAP	7,247	1.4%	517,653	100.0%	NAP	NAP
Total / Wtd. Avg.	4	517,653	100.0%			$50.63	100.0%

(1)	Based on the U/W rent roll dated September 1, 2017.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Annual U/W Base Rent PSF for SEC and Kaiser Foundation Health Plan, Inc. represents the straight line rent over the remaining lease term including contractual rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

700 2nd Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 6 Station Place III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 47.6% 3.00x 11.9%

The Loan.    The Station Place III loan (the “Station Place III Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 517,653 sq. ft. 10-story Class A office building located at 700 2nd Street Northeast in Washington, DC (the “Station Place III Property”). The Station Place III Loan is evidenced by the non-controlling Notes A-2 and A-3 with an aggregate original principal balance of $50.0 million. The whole loan (the “Station Place III Whole Loan”) with an aggregate original principal balance of $190.0 million, was co-originated by JPMCB and CREFI, and is evidenced by five promissory notes. Only the Station Place III Notes A-2 and A-3 will be included in the Benchmark 2018-B1 mortgage trust. The controlling A-1 note with an aggregate original principal balance of $64.0 million was contributed to the JPMDB 2017-C7 trust, the A-4 note with an aggregate original balance of $50.0 million was contributed to the CGCMT 2017-C4 trust and the A-5 note with an aggregate original balance of $26.0 million was contributed to the CD 2017-CD6 trust.

The relationship between the holders of the Station Place III Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$64,000,000	$64,000,000	JPMDB 2017-C7	Yes
A-2, A-3	$50,000,000	$50,000,000	Benchmark 2018-B1	No
A-4	$50,000,000	$50,000,000	CGCMT 2017-C4	No
A-5	$26,000,000	$26,000,000	CD 2017-CD6	No
Total	$190,000,000	$190,000,000

The Station Place III Whole Loan has a 10-year interest only term and accrues interest at a fixed rate equal to 3.6000%. The Station Place III Whole Loan proceeds were used to refinance previous debt of approximately $176.7 million, pay transaction costs of approximately $1.7 million, fund upfront reserves of $424,600 and return approximately $11.2 million of equity to the borrower sponsor. Based on the appraised value of $399.0 million as of August 22, 2017, the Cut-off Date LTV is 47.6%. The most recent prior financing was included in the MSC 2011-C1 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$190,000,000	100.0%	Payoff Existing Debt	$176,682,741	93.0%
			Closing Costs	$1,689,829	0.9%
			Reserves	$424,600	0.2%
			Return of Equity	$11,202,829	5.9%
Total Sources	$190,000,000	100.0%	Total Uses	$190,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower, Seven Hundred 2nd Street Holdings LLC, is a special purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower sponsor is Seven Hundred 2nd Street Holdings Mezz LLC (“700 SSH Mezz”). There is no separate nonrecourse carve-out guarantor, and the borrower is the sole party to the environmental indemnity. 700 SSH Mezz has two managing members, 700 Second Street Associates LP (“SSA”) and Fisher Brothers Washington LLC (“Fisher Brothers”), and an administrative member LD Residual V. SSA is majority owned by Morgan Stanley Prime Property Fund (“PPF”). PPF is a real estate fund managed by Morgan Stanley Real Estate. PPF’s assets include office, retail, multifamily, industrial, self-storage and hotel properties that are located in major real estate markets throughout the United States. Founded in 1915, Fisher Brothers is a real estate investment company headquartered in New York, New York. Fisher Brothers has built, owned and managed more than 10.0 million sq. ft. of Class A commercial space with a geographic focus on urban markets along the east coast.

The Property. The Station Place III property is a 10-story, 517,653 sq. ft., Class A office building constructed in 2009. Together with Station Place I and Station Place II, Station Place III is part of the Station Place complex: Washington D.C.’s largest private office development that is comprised of approximately 1.5 million sq. ft. of Class A office space situated on approximately 5.5 acres in Washington, D.C.’s NoMa (north of Massachusetts Avenue) submarket.

Station Place III is connected with through-access to Station Place I and II on lower and upper floors and offers direct covered secure access to Union Station, a multimodal transportation hub with access to Metro, Amtrak and Marc train systems. Station Place III is LEED Silver Certification Energy certified. The property features a subterranean parking garage with 308 parking spaces, resulting in a parking ratio of approximately 0.60 spaces per 1,000 sq. ft. of net rentable area. To meet the requirements of current tenant leases for an aggregate of 452 parking spaces, the borrower has leased an additional 178 spaces from an affiliate in the parking garage for Station Place II.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

700 2nd Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 6 Station Place III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 47.6% 3.00x 11.9%

As of September 1, 2017, the Station Place III Property was 98.6% occupied by four tenants. The U.S. Securities and Exchange Commission (“SEC”), the Station Place III Property’s largest tenant, has invested approximately $14.3 million to build out its space. Kaiser Foundation Health Plan, Inc. (“Kaiser Permanente”), the second largest tenant at the Station Place III Property, has invested approximately $78.1 million for overall improvement of its space as well as for specialized equipment.

Environmental Matters. The Phase I environmental report dated September 5, 2017 recommended no further action at the Station Place III Property. The loan documents require the borrower to maintain environmental insurance with aggregate and individual limits of not less than $2.0 million.

Major Tenants.

U.S. Securities and Exchange Commission (209,530 sq. ft.; 40.5% of NRA; 36.7% of U/W Base Rent; AAA/Aaa/AA+ by Fitch/Moody’s/S&P). The SEC is an agency of the United States federal government that regulates and supervises the securities industry. The SEC has six departments and approximately 590 employees at Station Place III. The SEC also leases space at Station Place I and Station Place II and the combined complex serves as the SEC’s headquarters.

The SEC has occupied the Station Place III Property since 2011. The SEC’s current lease extends through February 2021 with no renewal options. In July, the SEC issued a request for proposal to lease 1,274,000 sq. ft. of space with offers due in November 2017. Some of the requirements in the request for proposal called for the site to be within 2,640 walkable feet of a Metrorail station, rent of $50.00 gross and delivery of the space by December 31, 2022.

Kaiser Foundation Health Plan, Inc. (206,875 sq. ft.; 40.0% of NRA; 39.1% of U/W Base Rent; AA- by S&P). Kaiser Foundation Health Plan, Inc. is an American health care provider founded in 1945 and headquartered in Oakland, California, which offers not-for-profit health plans. The company currently serves approximately 11.8 million members in eight states and the District of Columbia.

Kaiser Permanente, which utilizes most of its space for medical offices, has occupied the Station Place III Property since 2009. Kaiser Permanente’s current lease extends through February 2024 with two five-year renewal options.

American Chemistry Council (“ACC”) (93,168 sq. ft.; 18.0% of NRA; 24.1% of U/W Base Rent). ACC is a trade association that represents companies engaged in businesses related to chemistry. The company leases the top three floors of the Station Place III Property as well as private penthouse/roof space with unobstructed views of The United States Capitol Building. ACC has leased its space at the Station Place III Property since 2008 and its current lease extends through December 2025 with one five-year renewal option remaining.

The Market. The Station Place III Property is located at the convergence of the Capitol Hill and NoMa submarkets in Washington, D.C. The Station Place III Property is located on 2nd Street, northeast just south of H Street and east of the Amtrak train tracks. The neighborhood’s primary roadways include Massachusetts Avenue, Florida Avenue, New York Avenue, North Capitol Street, and Fourth and Fifth Streets. Both Pennsylvania and Massachusetts Avenues are northwest to southeast roads, with the former providing direct access to the United States Capitol and the latter providing access to Union Station. New York Avenue (U.S. Route 50) is a southwest to northeast roadway, which is a major commuter route into the city from Maryland. North Capital, Fourth and Fifth Streets are the main north to south right of ways, with North Capitol Street being the dominant traffic artery. The Station Place III Property is approximately 0.25 miles north of the Union Station train and Metrorail station, approximately one-third mile northeast of the Judiciary Square Metrorail station, and approximately 0.5 miles southwest of the New York Avenue-Florida Avenue-Gallaudet University Metrorail station. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius was 54,620, 352,114 and 768,257, respectively, and the estimated average household income within a one-, three- and five-mile radius was $136,876, $117,455 and $109,461, respectively.

According to the appraisal, the Station Place III Property is located in the NoMA office submarket of the greater District of Columbia office market. The NoMA office submarket consisted of approximately 11.0 million sq. ft. of office space with an overall vacancy rate of 9.8% as of the second quarter of 2017. The appraisal identified six properties as directly competitive with the Station Place III Property with a weighted average vacancy of 12.3%. The appraisal identified 13 comparable office leases in the NoMA office submarket in six buildings ranging in size from approximately 200,000 sq. ft. to 839,000 sq. ft. Asking gross rents for the comparable leases ranged from $48.00 PSF to $69.00 PSF. The appraiser’s concluded gross market rent for office space is $68.00 PSF which is in-line with the underwritten gross rent at the Station Place III Property of $69.63 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

700 2nd Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 6 Station Place III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 47.6% 3.00x 11.9%

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	2016	T-12 7/31/2017	U/W	U/W PSF
Rents in Place(1)(2)(3)	$22,205,311	$22,889,017	$23,517,574	$23,840,688	$25,841,329	$49.92
Vacant Income	0	0	0	0	144,940	0.28
Gross Potential Rent	$22,205,311	$22,889,017	$23,517,574	$23,840,688	$25,986,269	$50.20
CAM Reimbursements	10,250,909	11,135,446	10,797,352	11,105,091	11,778,506	22.75
Net Rental Income	$32,456,220	$34,024,463	$34,314,926	$34,945,779	$37,764,776	$72.95
Less: Vacancy	0	0	0	0	(1,888,239)	(3.65)
Other Income	73,799	106,810	178,763	133,734	116,451	0.22
Effective Gross Income	$32,530,019	$34,131,273	$34,493,689	$35,079,513	$35,992,988	$69.53
Total Operating Expenses	11,361,302	12,060,025	12,164,603	12,710,332	13,463,618	$26.01
Net Operating Income	$21,168,717	$22,071,248	$22,329,086	$22,369,181	$22,529,370	$43.52
TI/LC	0	0	0	0	1,619,218	3.13
Replacement Reserves	0	0	0	0	103,531	0.20
Net Cash Flow	$21,168,717	$22,071,248	$22,329,086	$22,369,181	$20,806,621	$40.19
(1)	Rents for the SEC and Kaiser Permanente leases were straight lined over the remainder of the lease term based on contractual rent steps.

(2)	The increase in UW Net Operating Income from T-12 July 31, 2017 Net Operating Income is primarily driven by the inclusion of underwritten rent steps, which equate to (i) for non-investment grade tenants, base rent steps through July 2018 (an aggregate of $152,261 for ACC and Pritchard Industries, Inc.), and (ii) for investment grade tenants, the average base rent over the remainder of the lease term (an aggregate of $1,473,855 for SEC and Kaiser Permanente)

(3)	Pursuant to the terms of the SEC lease, the tenant elected to utilize its additional allowance for the improvement of their space, amortizing such amount as additional triple net rent over the 10-year firm lease term expiring February 2021.

Property Management.    The property is managed by Property Group Partners LLC, a Delaware limited liability company, as successor-in-interest to Louis Dreyfus Properties, LLC and an affiliate of the loan sponsor.

Lockbox / Cash Management.     The Station Place III Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to send tenant direction letters to the tenants at the Station Place III Property instructing them to deposit all rents and payments into the lockbox account. Prior to the occurrence of a Cash Sweep Period (as defined below), all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent there is a Cash Sweep Period continuing, all excess cash flow after payment of mortgage and any mezzanine debt service (if applicable), required reserves and operating expenses is required to be held as additional collateral for the Station Place III Whole Loan. The lender has been granted a first priority security interest in the cash management account.

“Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event (as defined below) and continuing until the payment date next occurring following the related Cash Sweep Event Cure (as defined below).

“Cash Sweep Event” means the occurrence of (i) an event of default; (i) any bankruptcy or insolvency action of the borrower; (iii) a DSCR Trigger Event (as defined below), (iv) an SEC Trigger Event (as defined below), or (v) a Kaiser Permanente Trigger Event (as defined below).

“Cash Sweep Event Cure” means (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default (provided that the borrower may cure a Cash Sweep Event caused by an event of default only four times during the term of the Station Place III Whole Loan), (b) with respect to clause (iii) above, a DSCR Trigger Event Cure (as defined below) has taken place, (c) with respect to clause (iv) or clause (v) above, the occurrence of an SEC Trigger Event Cure or Kaiser Permanente Trigger Event Cure (in each case as defined below), respectively. Each Cash Sweep Event Cure is also subject to the following conditions: (1) no event of default has occurred and is continuing; (2) the borrower pays the lender’s reasonable expenses incurred in connection with the Cash Sweep Event Cure; and (3) the borrower does not have the right to cure a Cash Sweep Event caused by a bankruptcy or insolvency action of the borrower.

“DSCR Trigger Event” means the date that the debt service coverage ratio (as calculated in the loan documents) based on the trailing three-month period immediately preceding the date of determination is less than 1.50x.

A “DSCR Trigger Event Cure” means the debt service coverage ratio, based on the trailing three-month period immediately preceding the date of determination, is at least 1.50x for two consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

700 2nd Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 6 Station Place III	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 47.6% 3.00x 11.9%

“Kaiser Permanente Trigger Event” means (i) Kaiser Permanente does not either (a) exercise its renewal option or (b) enter into a new lease or amend the existing Kaiser Permanente lease on substantially the same terms as those set forth in the renewal provisions in the current Kaiser Permanente lease, in each case before the date that is 24 months prior to the expiration date of the Kaiser Permanente lease or (ii) Kaiser Permanente “goes dark”, vacates or abandons 75% or more of its premises.

A “Kaiser Permanente Trigger Event Cure” means either (i) the subsequent extension of the Kaiser Permanente lease or the entering into of a new lease with Kaiser Permanente, or amendment of the existing Kaiser Permanente lease, on substantially the same terms as those set forth in the renewal provisions in the current Kaiser Permanente lease, (ii) the replacement of Kaiser Permanente with a tenant reasonably acceptable to the lender pursuant to a lease reasonably approved by the lender and such tenant being in occupancy of its premises and delivery of a tenant estoppel acceptable to the lender, or (iii) deposits into the Kaiser Permanente rollover reserve equal or exceed $60.00 PSF of the unrenewed, “dark”, vacated or abandoned space currently leased by Kaiser Permanente.

“SEC Trigger Event” means (i) the SEC does not either (a) exercise its renewal option or (b) enter into a new lease, or amend the existing SEC lease, that is on substantially the same terms as those set forth in the renewal provisions in the current SEC lease, in each case before the date that is 12 months prior to the expiration date of the SEC lease or (ii) the SEC “goes dark”, vacates or abandons 75.0% or more of its premises.

An “SEC Trigger Event Cure” means either (i) the subsequent extension of the SEC lease, or the entering into of a new lease with the SEC or the amendment of the existing SEC lease on substantially the same terms as those set forth in the renewal provisions in the current SEC lease, (ii) the replacement of the SEC with a tenant reasonably acceptable to the lender pursuant to a lease reasonably acceptable to the lender, with such tenant being in occupancy and delivery of a “statement of lease” in form substantially similar to the “statement of lease” currently attached to the SEC lease, or (iii) deposits into the SEC rollover reserve equal or exceed $60.00 PSF of the unrenewed, “dark”, vacated or abandoned space currently leased by the SEC.

Initial and Ongoing Reserves.     At loan origination, the borrower deposited into escrow $300,000 for service reserve funds related to the tri-party agreement among the lender, borrower and SEC, required to be on deposit with the lender pursuant to the lease between the borrower and SEC, approximately $115,973 for outstanding tenant improvements and leasing commissions and free rent reserves associated with the SEC lease and approximately $8,628 for replacement reserves.

Tax Reserve. The requirement for the borrower to make monthly deposits to the tax escrow is waived provided that (i) no Cash Sweep Period is continuing and (ii) the borrower provides the lender with copies of receipts or other evidence reasonably satisfactory to the lender that taxes and other charges have been paid on or before the applicable due date

Insurance Reserve. The requirement for the borrower to make monthly deposits to the insurance escrow is waived provided that (i) no event of default is then continuing and (ii) the borrower provides the lender with certificates of insurance reasonably satisfactory to the lender evidencing that the Station Place III Property is insured pursuant to a blanket insurance policy meeting the requirements specified in the loan agreement.

Replacement Reserve. On a monthly basis, the borrower is required to escrow $8,628 (approximately $0.20 PSF annually) for replacement reserves. This reserve is subject to a cap of $310,592 (approximately $0.60 PSF).

SEC/Kaiser Permanente Rollover. During the continuance of a Cash Sweep Period (as defined below) caused solely by a Kaiser Permanente Trigger Event and/or an SEC Trigger Event, the borrower is required to pay to the lender on each payment date thereafter all excess cash flow after the payment of all required monthly debt service payments, required reserves and operating expenses for tenant improvements and leasing commissions incurred following the origination date. This reserve is subject to a cap of (i) with respect to a Kaiser Permanente Trigger Event, $60.00 PSF of the unrenewed, “dark”, vacated or abandoned space currently leased by Kaiser Permanente (the “Kaiser Permanente Cap”), and (ii) with respect to a SEC Trigger Event, $60.00 PSF of the unrenewed, “dark”, vacated or abandoned space currently leased by SEC (the “SEC Cap”). The SEC Cap currently equals $12,571,800 (approximately $24.29 PSF). The Kaiser Permanente Cap currently equals $12,412,500 (approximately $23.98 PSF).

Current Mezzanine or Subordinate Indebtedness Permitted. None.

Future Mezzanine or Subordinate Indebtedness Permitted. Any entity meeting the requirements of the loan documents and owning 100% of the equity interests in the borrower is permitted to obtain a mezzanine loan secured by the equity interests in the borrower upon satisfaction of the following conditions, among others: (i) no event of default is continuing; (ii) the loan-to-value ratio (including the mezzanine loan) does not exceed 47.6%; (iii) the projected debt service coverage ratio (as calculated in the loan documents and including the mezzanine loan) for the 12-month period following the origination date of the mezzanine loan is not less than 2.79x; (iv) the mezzanine lender enters into a market intercreditor agreement in form and substance acceptable to the lender in its reasonable discretion and (v) the lender having obtained a rating agency confirmation in connection therewith.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

300 Boylston Street Chestnut Hill, MA 02467	Collateral Asset Summary – Loan No. 7 Atrium Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 53.5% 2.05x 8.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Boylston Street Chestnut Hill, MA 02467	Collateral Asset Summary – Loan No. 7 Atrium Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 53.5% 2.05x 8.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Boylston Street Chestnut Hill, MA 02467	Collateral Asset Summary – Loan No. 7 Atrium Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 53.5% 2.05x 8.2%

MAP © 2017 CARTIFACT
Cambridge
Watertown
Newton
Brookline
Atrium Center
300 Boylston Street
Newton, MA 02459
Fresh Pond
Harvard University The Quad
West Cambridge
Mount Auburn Hospital
Harvard University
Soldiers Field Athletic Area
Riverside
Watertown Mall
Arsenal Mall
Allston-Brighton
Boston University
St Elizabeth's Medical Center
Boston College Newton Campus
Newton Commonwealth Golf Course
Boston College
Chestnut Hill Reservoir
The Street Chestnut Hill
The Mall at Chestnut Hill
Chestnut Hill Square
Pine Manor College
The Country Club
Charles River Country Club
Mount Ida College
BELMONT ST
MT AUBURN ST
ARSENAL ST
WESTERN AVE
BRIGHTON AVE
CAMBRIDGE ST
WASHINGTON ST
BEACON ST
COMMONWEALTH AVE
CENTRE ST
BOYLSTON ST
HAMMOND POND PKY
BROOKLINE ST
MAIN ST
Burlington
Salem
Wakefield
Peabody
Woburn
Lynn
Melrose
Lexington
Malden
Medford
Revere
Somerville
Chelsea
Waltham
Charlestown
Weston
Watertown
Cambridge
LOGAN INT'L AIRPORT
Boston
Newton
Brookline
Roxbury
Wellesley
West Roxbury
Needham
Milton
Dedham
Quincy
Norwood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Boylston Street Chestnut Hill, MA 02467	Collateral Asset Summary – Loan No. 7 Atrium Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 53.5% 2.05x 8.2%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Recapitalization
Borrower Sponsors(1):	The Bulfinch Companies, Inc.; National Real Estate Advisors; Harrison Street Real Estate Capital, LLC
Borrower:	Atrium Wellness Center II, LLC
Original Balance(2):	$50,000,000
Cut-off Date Balance(2):	$50,000,000
% by Initial UPB:	4.3%
Interest Rate:	3.9000%
Payment Date:	1st of each month
First Payment Date:	February 1, 2018
Maturity Date:	January 1, 2028
Amortization:	Interest Only
Additional Debt(2):	$65,000,000 Pari Passu Debt
Call Protection(3):	L(13), YM1(103), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Outstanding TI:	$21,161,047	$0
Free Rent:	$2,397,212	$0
Life Time Fitness Reserve:	$0	Springing

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$392
Balloon Balance / Sq. Ft.:	$392
Cut-off Date LTV(6):	53.5%
Balloon LTV(6):	53.5%
Underwritten NOI DSCR:	2.08x
Underwritten NCF DSCR:	2.05x
Underwritten NOI Debt Yield:	8.2%
Underwritten NCF Debt Yield:	8.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office / Retail
Collateral:	Fee Simple
Location:	Chestnut Hill, MA
Year Built / Renovated:	1986 / 2017
Total Sq. Ft.:	293,120
Property Management:	The Bulfinch Companies, Inc.
Underwritten NOI:	$9,466,588
Underwritten NCF:	$9,305,372
“As Is” Appraised Value(6):	$185,000,000
“As Is” Appraisal Date(6):	September 8, 2017
“Hypothetical As Is” Appraised Value(6):	$215,000,000
“Hypothetical As Is” Appraisal Date(6):	September 8, 2017

Historical NOI(7)
Most Recent NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP
2014 NOI:	NAP

Historical Occupancy(7)
Most Recent Occupancy(8):	100.0% (December 1, 2017)
2016 Occupancy:	NAP
2015 Occupancy:	NAP
2014 Occupancy:	NAP
(1)	There is no separate nonrecourse carve-out guarantor for the Atrium Center Whole Loan. For a description of the borrower sponsors, please see “The Borrower / Borrower Sponsors” below.

(2)	The Original Balance and Cut-off Date Balance of $50.0 million represents the non-controlling Note A-1 which, together with the $35.0 million remaining pari passu non-controlling Note A-2 and $30.0 million pari passu controlling Note A-3 comprises the Atrium Center Whole Loan with an aggregate original principal balance of $115.0 million. For additional information regarding the pari passu notes, see “The Loan” herein.

(3)	Partial releases are permitted. See “Partial Releases” herein.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the $115.0 million Atrium Center Whole Loan.

(6)	Cut-off Date LTV and Balloon LTV are based on the “Hypothetical As Is” Appraised Value of $215.0 million, assuming the Dana Farber Cancer Institute lease has commenced and associated tenant improvements and leasing costs have been spent. At origination the borrower deposited approximately $21.2 million for all outstanding tenant improvement and leasing commission obligations and approximately $2.4 million for all outstanding free rent obligations. The Cut-off Date LTV and Balloon LTV based on the “As Is” Appraised Value of $185.0 million are each 62.2%.

(7)	Historical NOI and Historical Occupancy are not available as the property underwent a full-scale gut renovation and was completed in early 2017 at an estimated cost of approximately $154.0 million.

(8)	While the Atrium Center Property is 100.0% leased, two tenants, Dana Farber Cancer Institute and Newton - Wellesley Hospital, have taken possession of their respective spaces, but are not yet in occupancy. Dana Farber Cancer Institute is currently in the planning stages of a comprehensive build-out of its space. Per the terms of its executed lease agreement, Dana Farber Cancer Institute is required to begin paying rent in May 2018 and is expected to complete construction and take physical occupancy in 2019. Newton - Wellesley Hospital has commenced paying rent and is expected to take occupancy in April 2018. At origination, the borrower was required to reserve approximately $23.4 million for all outstanding tenant improvements, leasing commissions and free rent obligations associated with the Dana Farber Cancer Institute and Newton - Wellesley Hospital leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Boylston Street Chestnut Hill, MA 02467	Collateral Asset Summary – Loan No. 7 Atrium Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 53.5% 2.05x 8.2%

Tenant Summary(1)
Tenant	Ratings(2) (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Dana Farber Cancer Institute(3)	NR/A1/A	143,750	49.0%	$42.50	53.3%	4/30/2033
Life Time Fitness	NR/Caa1/B	116,524	39.8%	35.00	35.6%	11/30/2037
Colorado Center for Reproductive Medicine (4)	NR/NR/NR	17,936	6.1%	36.75	5.7%	5/31/2032
Boylston Street Dental	NR/NR/NR	8,725	3.0%	39.50	3.0%	4/30/2033
Newton - Wellesley Hospital(5)	AA-/Aa3/AA-	6,185	2.1%	44.50	2.4%	12/31/2027
Total / Wtd. Avg. Occupied Collateral		293,120	100.0%	$39.12	100.0%
Vacant		0	0.0%
Total		293,120	100.0%

(1)	Based on the underwritten rent roll dated as of December 1, 2017. U/W Base Rent PSF for Dana Farber Cancer Institute and Newton - Wellesley Hospital represents the straight-line average rent through the loan maturity date. U/W Base Rent PSF for the remaining tenants is inclusive of contractual rent steps through December 2018.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease. In the case of Dana Farber Cancer Institute, ratings represent those of revenue bonds issued through the Massachusetts Development Finance Agency.

(3)	Dana Farber Cancer Institute has taken possession of its space, but is not yet in occupancy or paying rent. Dana Farber Cancer Institute is currently in the planning stages of a comprehensive build-out of its space at an estimated cost of approximately $18.4 million, all of which has been deposited into a reserve account held by lender. Per the terms of its executed lease agreement, Dana Farber Cancer Institute is required to begin paying rent in May 2018 and is expected to complete construction and take physical occupancy in 2019.

(4)	Colorado Center for Reproductive Medicine (“CCRM”) has a one-time termination option exercisable on May 31, 2027 with 12 months’ notice and payment of an early termination fee. The entire leased premises is subleased to CRMB Physician Group, PLLC, a subsidiary of CCRM. The terms of the sublease agreement provide for an expiration date and base rent over the course of the lease term identical to that of the prime lease.

(5)	Newton - Wellesley Hospital has taken possession of its space and has commenced paying rent, but is not yet in occupancy. Newton Wellesley Hospital is expected to take occupancy in April 2018.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	1	6,185	2.1%	6,185	2.1%	$44.50	2.4%	2.4%
2028	0	0	0.0%	6,185	2.1%	$0.00	0.0%	2.4%
Thereafter	4	286,935	97.9%	293,120	100.0%	$39.00	97.6%	100.0%
Vacant	NAP	0	0.0%			NAP	NAP
Total / Wtd. Avg.	5	293,120	100.0%			$39.12	100.0%

(1)	Based on the underwritten rent roll dated December 1, 2017. Annual U/W Base Rent PSF for Dana Farber Cancer Institute and Newton - Wellesley Hospital represents the straight-line average rent through the loan maturity date. Annual U/W Base Rent PSF for the remaining tenants is inclusive of contractual rent steps through December 2018.
(2)	Certain tenants may have contraction or termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

The Loan.    The Atrium Center loan (the “Atrium Center Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a four-story Class A mixed use medical office and retail center consisting of 293,120 sq. ft., located at 300 Boylston Street in Chestnut Hill, Massachusetts (the “Atrium Center Property”). The Atrium Center Loan is evidenced by the non-controlling Note A-1, with an Original and Cut-off Date principal balance of $50.0 million and is part of a $115.0 million whole loan that is evidenced by three pari passu promissory notes (the “Atrium Center Whole Loan”). The table below summarizes the remaining promissory notes, which are currently held by JPMCB and are expected to be contributed to one or more future securitization transactions. Only the Atrium Center Loan will be included in the Benchmark 2018-B1 mortgage trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Boylston Street Chestnut Hill, MA 02467	Collateral Asset Summary – Loan No. 7 Atrium Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 53.5% 2.05x 8.2%

The relationship between the holders of the Atrium Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2018-B1	No
A-2	$35,000,000	$35,000,000	JPMCB	No
A-3	$30,000,000	$30,000,000	JPMCB	Yes
Total	$115,000,000	$115,000,000

The Atrium Center Whole Loan has a 10-year interest only term and accrues interest at a fixed rate of 3.9000% per annum. Proceeds of the Atrium Center Whole Loan, along with an approximately $48.2 million in additional borrower sponsor equity were used to repay preferred equity of approximately $55.0 million held by an affiliate of National Real Estate Advisors, repay existing debt of approximately $79.1 million, fund upfront reserves of approximately $23.6 million, fund a base building work minimum liquidity requirement of $4.0 million and pay closing costs of approximately $1.6 million. Based on the “Hypothetical As Is” appraised value of $215.0 million as of September 8, 2017, the Cut-off Date LTV for the Atrium Center Whole Loan is 53.5%. The most recent prior financing of the Atrium Center Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$115,000,000	70.5%	Loan Payoff	$79,090,635	48.5%
Borrower Sponsor Equity	$48,199,891	29.5%	Preferred Equity Payoff	$54,967,859	33.7%
			Reserves	$23,558,259	14.4%
			Base Work Liquidity Requirement(1)	$4,000,000	2.5%
			Closing Costs	$1,583,138	1.0%
Total Sources	$163,199,891	100.0%	Total Uses	$163,199,891	100.0%
(1)	The borrower is required to maintain a minimum liquidity of $4.0 million until such time that certain conditions under the mortgage loan documents have been satisfied. At origination, $4.0 million was disbursed to the borrower in connection with the above liquidity requirement to be used towards additional capital work at the Atrium Center Property. See “Base Building Liquidity Requirement” herein for additional details.

The Borrower / Borrower Sponsors.    The borrower, Atrium Wellness Center II, LLC, is a single purpose entity and Delaware limited liability company structured to be a bankruptcy-remote entity with two independent directors in its organization structure. The sponsors of the borrower are The Bulfinch Companies, Inc. (“Bulfinch”), National Real Estate Advisors and Harrison Street Real Estate Capital, LLC (“Harrison Street”). Bulfinch is a third-generation commercial real estate investment firm specializing in the development, acquisition, repositioning and management of properties in the Greater Boston area. The firm has real estate assets of nearly $1.0 billion and currently own and/or manages approximately 3.0 million sq. ft. of real estate. National Real Estate Advisors is a real estate investment firm headquartered in Washington, DC that has approximately $2.7 billion of assets under management across 57 investments spanning various real estate sectors including mixed use, multifamily, office, retail, industrial, hospitality and data storage. Harrison Street is a real estate investment manager headquartered in Chicago, Illinois that manages approximately $12.2 billion in property assets and publicly traded securities.

At the time of origination, in connection with the recapitalization of the Atrium Center Property, National Real Estate Advisors’ preferred equity position was retired, while Harrison Street purchased a 50.0% ownership interest in the Atrium Center Property based on a $210.0 million valuation. National Real Estate Advisors and Bulfinch have each retained a 25.0% ownership interest in the Atrium Center Property. There is no separate nonrecourse carve-out guarantor for the Atrium Center Whole Loan, and the borrower is the sole party liable for breaches or violations of the nonrecourse carve-out provisions in the loan documents and for the environmental indemnity. The borrower has obtained an environmental insurance policy covering the Atrium Center Property with a 13-year term and a maximum per occurrence and total loss limitation of $5.0 million.

The Property. The Atrium Center Property is a four-story, 293,120 sq. ft., Class A mixed use medical office and retail center located along Boylston Street in Chestnut Hill, Massachusetts. The borrower sponsors originally acquired the Atrium Center Property in 2012 for $46.0 million from Simon Property Group, LLC. At the time of purchase, the property was a struggling retail mall. The borrower sponsors have since invested approximately $154.0 million ($525 PSF) to redevelop the Atrium Center Property into a Class A, mixed use, 100.0% leased medical office and retail center that was completed in early 2017.

The Atrium Center Property was originally constructed in 1986 as a retail mall and is situated on an approximately 2.89-acre parcel along Boylston Street. The Atrium Center Property is located in the Newton/Brookline office submarket and features convenient access to Boston via several means of transportation. The Massachusetts Bay Transportation Authority (“MBTA”) operates light rail, commuter rail

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Boylston Street Chestnut Hill, MA 02467	Collateral Asset Summary – Loan No. 7 Atrium Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 53.5% 2.05x 8.2%

and bus service, all with direct access to the downtown area. The closest MBTA rail station is Chestnut Hill Station, approximately 1.3 miles from the Atrium Center Property.

As of December 1, 2017, the Atrium Center Property was 100.0% leased to five tenants. The largest tenant, Dana Farber Cancer Institute (“Dana Farber”) has taken possession of its space, but is not yet in occupancy or paying rent. Dana Farber is currently in the planning stages of an approximately $18.4 million comprehensive build-out. Per the terms of its executed lease agreement, Dana Farber is required to begin paying rent in May 2018 and is expected to complete its construction and take occupancy in 2019. Dana Farber is currently paying for its pro-rata share of common area maintenance. Dana Farber’s space at the Atrium Center Property serves as an extension of its main campus, which is located at Longwood Medical Area, approximately 4.0 miles from the Atrium Center Property. Further, the Atrium Center Property benefits from institutional quality tenants, with approximately 55.7% of underwritten base rent attributable to investment grade tenants.

The Atrium Center Property is located approximately 9.5 miles from the Boston Logan International Airport. According to a federal aviation agency, Boston Logan International Airport is ranked as the 17th busiest airport in the United States in terms of passenger traffic, and grew approximately 8.5% in 2016 to a total of 36.4 million passengers. Newton is also home to Boston College, which has approximately 14,400 full-time students. Boston College has a current endowment of approximately $2.4 billion and ranks 32nd on a list of the nation’s best colleges according to a magazine listing of colleges. Among the many additional universities located in the greater Boston area, Boston University is located approximately 5.0 miles east of the Atrium Center Property. Boston University has over 33,000 undergraduate and graduate students and offers 250 fields of study.

Major Tenants.

Dana Farber Cancer Institute (143,750 sq. ft.; 49.0% of NRA; 53.3% of U/W Base Rent) Founded in 1947, Dana Farber is a cancer research and patient care institute that employs more than 4,500 employees and supports more than 450,000 patients each year. The company is also involved in nearly 900 clinical trials each year. Dana Farber partners with two hospitals – Brigham and Women’s Hospital and Boston Children’s Hospital – to provide complete integrated care for adult as well as pediatric patients. The Atrium Center Property serves as an extension of Dana Farber’s main campus located in the Longwood Medical Area near the Atrium Center Property. In addition to clinical trials, this new facility will provide patient care including exams, infusions, and supportive services to newly diagnosed adult solid tumor cancer patients, as well as follow-up and survivorship care. Dana Farber leases its space on the top two floors of the Atrium Center Property through April 2033 and has two remaining 10-year renewal options.

Life Time Fitness (116,524 sq. ft.; 39.8% of NRA; 35.6% of U/W Base Rent) Life Time Fitness (“Life Time”) is a fitness and health company with 127 destinations across 27 states. Life Time has over 30,000 team members, 10,500 fitness professionals, 325 nutrition coaches and 1.8 million members. Life Time destinations across the U.S. and Canada offer branded programs and services including: personal and small group training, weight loss programming, Pilates, studio, cycle and yoga classes, tennis, racquetball and squash, swim programming and Ultimate Hoops basketball. Full-service LifeSpas, LifeCafe, LT Proactive Care Clinic and LifeClinic Chiropractic offices are also located within Life Time locations. Life Time leases its two-level fitness center at the Atrium Center Property through November 2037 and has two remaining 10-year renewal options. The tenant uses the space as a full-service gym, which features spa services, on-demand fitness classes and Lifetime’s Life Café.

Environmental Matters. The Phase I environmental report dated December 11, 2017 recommended no further action at the Atrium Center Property.

The Market. The Atrium Center Property is located in Chestnut Hill, Massachusetts, in the Newton/Brookline office submarket within the greater Boston office market. The greater Boston area is an education hub in the United States, with more than 40 colleges located in the area. Of those 40 colleges, some of the most notable include Harvard University, Massachusetts Institute of Technology and Tufts University. The Boston area is also a hub for the biotechnology industry. The Boston area hosts highly-regarded hospitals and research institutes including Massachusetts General Hospital, Dana Farber Cancer Institute, Beth Israel Deaconess Medical Center, New England Baptist Hospital, Brigham and Women’s Hospital and Boston Children’s Hospital. The Greater Boston area is home to 12 Fortune 500 Companies including Raytheon, Staples, Liberty Mutual Insurance Group, Biogen, State Street Corp. and most recently a thirteenth, General Electric, which relocated to the Boston area from Connecticut. The Cambridge-Newton-Framingham area has experienced household income growth in each of the last five years with 2016 median household income of approximately $85,000, compared to the United States national median household income of approximately $59,000 as of 2016.

According to the appraisal, the Greater Boston office market consists of approximately 345.0 million sq. ft. with a corresponding vacancy rate of 8.1%. At a more granular level, the Newton/Brookline office submarket totaled approximately 8.9 million sq. ft. spanning 347 buildings with an overall market vacancy rate of 8.2%. According to the appraisal, the Newton/Brookline office submarket has an average office asking rent of $27.38 PSF, which has increased in recent years as a result of improving market conditions.

The appraisal identified six medical office properties in the greater Boston market with comparable leases built between 1968 and 2014 and ranging in size from 40,000 sq. ft. to 240,669 sq. ft. Recently executed triple net leases for the comparable medical office properties ranged from $35.00 to $46.25 with a weighted average of $41.82 PSF. The appraisal’s concluded market rent for medical office space at the Atrium Center Property was $40.00 PSF, in-line with the weighted average underwritten medical office rent for the Atrium Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Boylston Street Chestnut Hill, MA 02467	Collateral Asset Summary – Loan No. 7 Atrium Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 53.5% 2.05x 8.2%

Property of $41.84 PSF. The appraisal identified two comparable fitness centers in the market with an average size of 33,635 sq. ft. and a weighted average rent PSF of $48.96, in excess of the underwritten Life Time Center rent of $35.00 PSF.

Cash Flow Analysis.

Cash Flow Analysis(1)
	Appraisal	U/W	U/W PSF
Base Rent(2)	$10,934,414	$11,466,733	$39.12
Vacant Income	0	0	0.00
Gross Potential Rent	$10,934,414	$11,466,733	$39.12
Total Recoveries	2,609,678	2,323,444	7.93
Total Other Income	0	0	0.00
Less: Vacancy	(135,441)	(689,509)	(2.35)
Effective Gross Income	$13,408,651	$13,100,668	$44.69
Total Operating Expenses	2,524,089	2,388,330	8.15
Total Fixed Expenses	1,247,958	1,245,750	4.25
Net Operating Income	$9,636,604	$9,466,588	$32.30
TI/LC	0	117,248	0.40
Replacement Reserves	0	43,968	0.15
Net Cash Flow	$9,636,604	$9,305,372	$31.75
(1)	Historical operating performance is not available as the Atrium Center Property underwent a full-scale gut renovation that was completed in early 2017 at an estimated cost of approximately $154.0 million.

(2)	U/W Base Rent is inclusive of rent paid by Dana Farber, which has taken possession of its space, but is not yet in occupancy or paying rent. Per the terms of its executed lease agreement, Dana Farber is required to begin paying rent in May 2018 and is expected to complete construction and take occupancy in 2019. U/W Base Rent PSF for Dana Farber and Newton - Wellesley Hospital represents the straight-line average rent through the loan maturity date, which equates to an aggregate amount of approximately $602,833. U/W Base Rent PSF for the remaining tenants are inclusive of contractual rent steps through December 2018.

Property Management.    The Atrium Center Property is managed by The Bulfinch Companies, Inc., which is also one of the borrower sponsors.

Lockbox / Cash Management.     The Atrium Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be transferred each business day to or at the direction of the borrower, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of debt service, required reserves and operating expenses is required to be held as additional collateral for the loan or deposited into the Life Time Fitness Reserve (as defined below) as described in “Initial and Ongoing Reserves” below. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) the date the debt service coverage ratio (as calculated in the loan documents) falls below 1.25x as of the date of determination, based on the trailing three-month period (a “DSCR Trigger Event”), or (iii) a Life Time Fitness Trigger Event (as defined below), in each case until the earlier of (a) the payment date next occurring following the related Cash Sweep Event Cure (as defined below) or (b) payment in full of the Atrium Center Whole Loan in accordance with the loan documents.

A “Life Time Fitness Trigger Event” means Life Time “goes dark,” vacates or abandons its premises at the Atrium Center Property (other than temporary closures for periodic renovations).

A “Cash Sweep Event Cure” means (i) if the Cash Sweep Event is caused solely by an event of default, the acceptance by the lender of a cure of such event of default (which acceptance may not be unreasonably withheld, conditioned or delayed unless the lender has accelerated the Atrium Center Whole Loan, moved for a receiver or commenced foreclosure proceedings, in which case the lender is not obligated to accept such cure and may reject the same in its sole and absolute discretion), (ii) if the Cash Sweep Event is caused solely by the occurrence of a DSCR Trigger Event, the achievement of a debt service coverage ratio of 1.25x or greater for two consecutive calendar quarters based upon the trailing three-month period immediately preceding the date of determination, or (iii) if the Cash Sweep Event is caused solely by a Life Time Fitness Trigger Event, the occurrence of a Life Time Fitness Trigger Event Cure (as defined below); provided, however, that, each such Cash Sweep Event Cure is subject to the following conditions: (a) a Cash Sweep Event Cure may occur no more than a total of two times in the aggregate during the term of the Atrium Center Whole Loan and (b) the borrower pays all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

300 Boylston Street Chestnut Hill, MA 02467	Collateral Asset Summary – Loan No. 7 Atrium Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 53.5% 2.05x 8.2%

of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure including reasonable attorney’s fees and expenses.

A “Life Time Fitness Trigger Event Cure” means the satisfaction of the following: (i) the borrower enters into one or more leases with respect to all of the space leased to Life Time with one or more replacement tenants in accordance with the loan documents, with such replacement tenant(s) being in physical occupancy and paying rent (unless the tenant(s) is building out its space and any free rent or outstanding tenant improvement obligations are reserved with the lender), (ii) Dana Farber has exercised its expansion right under its lease with respect to all of the space leased to Life Time, with Dana Farber being in physical occupancy and paying rent (unless Dana Farber is building out the space and any free rent or outstanding tenant improvement obligations are reserved with the lender), (iii) the borrower has satisfied either (i) or (ii) above with respect to a portion (but less than all) of the space leased to Life Time and after giving effect to the replacement lease(s) or expansion of the Dana Farber lease, the debt service coverage ratio is equal to or greater than 1.25x, or (iv) the amount of funds on deposit in the Life Time Fitness Reserve (as defined below) equals or exceeds $4,500,000 in the form of cash or a letter of credit (the “Life Time Fitness Reserve Cap”).

Initial and Ongoing Reserves.     At loan origination, the borrower deposited $21,161,047 into an outstanding TI/LC reserve account and $2,397,212 into a free rent reserve.

Tax Reserve. The borrower is required to deposit monthly 1/12 of annual estimated taxes to the extent that (i) an event of default has occurred and is continuing, (ii) the debt service coverage ratio based on the trailing three-month period is less than 1.35x, or (iii) the borrower has not provided the lender with satisfactory evidence that the taxes have been paid prior to the date such taxes are due and payable in accordance with the loan documents.

Insurance Reserve. The borrower is required to deposit monthly 1/12 of annual insurance premiums to the extent that (i) an event of default has occurred and is continuing or (ii) the borrower has failed to provide the lender with reasonably satisfactory evidence that the Atrium Center Property is insured pursuant to an acceptable blanket policy covering the Atrium Center Property and other properties owned by affiliates of the borrower in accordance with the loan documents.

Life Time Fitness Reserve. During a Cash Sweep Event caused solely by a Life Time Fitness Trigger Event, the borrower is required to deposit monthly all excess cash flow into a Life Time Fitness reserve (the “Life Time Fitness Reserve”) until satisfaction of a Life Time Fitness Trigger Event Cure. The borrower is permitted to deposit cash and/or a letter of credit in accordance with the loan documents for deposits required into the Life Time Fitness Reserve. Further in connection with curing a Life Time Trigger Event, the borrower has the option to deposit into the Life Time Fitness Reserve the amount of any free rent, rent abatements, tenant improvements or leasing commissions associated with any expansion of the Dana Farber Cancer Institute leased premises or any replacement tenant for the Life Time Fitness leased space in accordance with the loan documents.

Base Building Liquidity Requirement. Until such time as the borrower has satisfied the Base Building Criteria (as defined below), the borrower is required to maintain liquidity of no less than $4,000,000 (the “Minimum Liquidity Requirement”); provided, however, the Minimum Liquidity Requirement is required to be reduced by any amounts paid by the borrower, excluding amounts on deposit in the reserve funds, for Base Building Improvements (as defined below).

“Base Building Criteria” means either (a) the borrower will have paid, for Base Building Improvements, an amount greater than or equal to the Minimum Liquidity Requirement, or (b) the borrower will have provided the lender with a tenant estoppel certificate or other evidence reasonable satisfactory to the lender that either (i) Dana Farber Cancer Institute is open for business and paying full contractual rent, or (ii) all work required to be performed by the borrower, other than with respect to tenant improvement obligations, to enable Dana Farber Cancer Institute to open for business has been completed and paid for by the borrower.

“Base Building Improvements” shall mean any work performed by the borrower at the Atrium Center Property, other than tenant improvement work required by leases, to make space at the Atrium Center Property ready for occupancy by the tenants under their respective leases.

Future Mezzanine or Subordinate Indebtedness Permitted. The loan documents permit certain affiliates and owners of the sole member of the borrower to pledge up to 75% of the direct ownership interests in the sole member of the borrower to an institutional investor (as defined in the loan documents) as part of a corporate financing of upper-tier beneficial owners of the borrower upon satisfaction of certain terms and conditions in the loan documents including, without limitation, that such pledge may not result in a change of control of the borrower.

Current Mezzanine or Subordinate Indebtedness. None.

Partial Releases. The borrower is permitted to make immaterial transfers to governmental authorities for dedication or public use of unimproved, non-income producing portions of the Atrium Center Property that were not given any value in the appraisal delivered in connection with the origination of the Atrium Center Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

1050 First Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 8 Sentinel Square II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 59.7% 2.70x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1050 First Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 8 Sentinel Square II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 59.7% 2.70x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1050 First Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 8 Sentinel Square II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 59.7% 2.70x 9.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Borrower Sponsor:	Hana Alternative Asset Management Co., Ltd.
Borrower:	Sentinel Square Hana OW, LLC
Original Balance(1):	$45,000,000
Cut-off Date Balance(1):	$45,000,000
% by Initial UPB:	3.9%
Interest Rate:	3.2420%
Payment Date:	6th of each month
First Payment Date:	February 6, 2018
Maturity Date:	January 6, 2023
Amortization:	Interest Only
Additional Debt(1):	$57,660,000 Pari Passu Debt
Call Protection(2):	L(24), D(32), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Free Rent:	$18,493,311	$0
GSA:	$600,000	$0
Lease Sweep:	$0	Springing

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$366
Balloon Balance / Sq. Ft.:	$366
Cut-off Date LTV(5):	59.7%
Balloon LTV(5):	59.7%
Underwritten NOI DSCR:	2.72x
Underwritten NCF DSCR:	2.70x
Underwritten NOI Debt Yield:	9.0%
Underwritten NCF Debt Yield:	8.9%
Underwritten NOI Debt Yield at Balloon:	9.0%
Underwritten NCF Debt Yield at Balloon:	8.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Washington, DC
Year Built / Renovated:	2017 / NAP
Total Sq. Ft.:	280,363
Property Management(6):	OW Management Services, Inc.
Underwritten NOI:	$9,191,391
Underwritten NCF:	$9,121,300
Appraised Value(5):	$172,000,000
Appraisal Date(5):	April 1, 2019

Historical NOI(7)
Most Recent NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP
2014 NOI:	NAP

Historical Occupancy(7)
Most Recent Occupancy(8):	94.1% (December 31, 2017)
2016 Occupancy:	NAP
2015 Occupancy:	NAP
2014 Occupancy:	NAP
(1)	The Original Balance and Cut-off Date Balance of $45.0 million represents the non-controlling Note A-2, which, together with the controlling pari passu Note A-1 with an original principal balance of $57.66 million, comprises the Sentinel Square II Whole Loan with an aggregate original principal balance of $102.66 million. For additional information regarding the pari passu notes, see “The Loan” herein.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of February 6, 2018. Defeasance of the full $102.66 million Sentinel Square II Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 29, 2020. The assumed lockout period of 24 payments is based on the expected Benchmark 2018-B1 securitization closing date in January 2018. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” herein.
(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Sentinel Square II Whole Loan, which has an aggregate principal balance of $102.66 million.
(5)	Represents the appraiser’s “As Stabilized” Appraised Value which assumes that the borrower’s contractual tenant improvement and leasing commission obligations have been fulfilled, that there is no outstanding free rent and that rent has commenced. At closing, the borrower reserved approximately $18.5 million in free rent associated with the District of Columbia and Federal Election Commission leases and $600,000 related to approved leasing expenses under the Federal Election Commission lease. The “As-Is” Appraised Value is $149.3 million, which represents a Cut-off Date LTV and Balloon LTV of 68.8% and 68.8%, respectively.
(6)	Until January 31, 2018, CB Richard Ellis, Inc. is also employed as property manager for a transitional period. A termination notice has already been sent to CB Richard Ellis, Inc.
(7)	The Sentinel Square II Property was built in 2017. As such, historical occupancy and historical NOI are not available.
(8)	While the Sentinel Square II Property is 94.1% leased and both tenants are in possession of their respective premises, the tenants are expected to take occupancy in 2018. District of Columbia, which leases 164,110 sq. ft. (58.5% of NRA) is not yet in occupancy of 108,000 sq. ft. of its space, and is anticipated to take occupancy of such space on or around January 15, 2018. The Federal Election Commission (35.6% of NRA) is anticipated to take occupancy in or around the end of March 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1050 First Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 8 Sentinel Square II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 59.7% 2.70x 9.0%

Tenant Summary(1)
Tenant	Ratings(2) (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

District of Columbia(3)	AA/Aa1/AA	164,110	58.5%	$48.85	63.1%	2/28/2029
Federal Election Commission	AAA/Aaa/AA+	99,677	35.6%	$47.06	36.9%	11/30/2032
Total / Wtd. Avg. Occupied		263,787	94.1%	$48.17	100.0%
Vacant		16,576	5.9%
Total		280,363	100.0%
(1)	Based on the underwritten rent roll as of December 31, 2017.

(2)	Certain ratings are those of the District of Columbia government or United States Government whether or not such government entity guarantees the lease.

(3)	The District of Columbia has the right to terminate its lease if sufficient funds are not appropriated to cover the cost of fixed and additional rent.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	2	263,787	94.1%	263,787	94.1%	$48.17	100.0%	100.0%
Vacant	NAP	16,576	5.9%	280,363	100.0%	NAP	NAP
Total / Wtd. Avg.	2	280,363	100.0%			$48.17	100.0%

(1)	Based on the underwritten rent roll as of December 31, 2017.

(2)	Certain tenants may have contraction or termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease rollover schedule.

The Loan.    The Sentinel Square II loan (the “Sentinel Square II Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 280,363 sq. ft., newly-constructed Class A office building located in Washington, District of Columbia (the “Sentinel Square II Property”). The Sentinel Square II Loan is evidenced by the non-controlling Note A-2, which has an Original Balance and Cut-off Date Balance of $45.0 million, and is a part of a $102.66 million whole loan that is evidenced by two pari passu promissory notes (the “Sentinel Square II Whole Loan”). The table below summarizes the remaining promissory note, which is currently held by DBNY and is expected to be contributed to one or more future securitization transactions. Only the Sentinel Square II Loan will be included in the Benchmark 2018-B1 mortgage trust.

The relationship between the holders of the Sentinel Square II Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$57,660,000	$57,660,000	DBNY	Yes
A-2	$45,000,000	$45,000,000	Benchmark 2018-B1	No
Total	$102,660,000	$102,660,000

The Sentinel Square II Loan has a five-year term and is interest only for the entire term. The Sentinel Square II Whole Loan accrues interest at a fixed rate equal to 3.2420% per annum and has a Cut-off Date Balance of $102.66 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1050 First Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 8 Sentinel Square II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 59.7% 2.70x 9.0%

The Sentinel Square II Whole Loan proceeds along with approximately $82.5 million in borrower sponsor equity were used to (i) acquire the Sentinel Square II Property for approximately $147.0 million, (ii) fund upfront reserves of approximately $19.1 million and (iii) pay closing costs of approximately $19.0 million. Based on the aggregate “As Stabilized” appraised value of $172.0 million as of April 1, 2019, the Cut-off Date LTV for the Sentinel Square II Whole Loan is 59.7%.

The most recent prior financing of the Sentinel Square II Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$102,660,000	55.5%	Purchase Price	$147,012,388	79.4%
Borrower Sponsor Equity	$82,475,831	44.5%	Reserves	$19,093,311	10.3%
			Closing Costs(1)	$19,030,132	10.3%
Total Sources	$185,135,831	100.0%	Total Uses	$185,135,831	100.0%
(1)	Closing costs include a $14.0 million repayment of an unsecured loan from Korea Investment and Securities for the initial deposit and working capital.

The Borrower / Borrower Sponsor.    The borrower, Sentinel Square Hana OW, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower is Hana Alternative Asset Management Co., Ltd. There is no non-recourse carveout guarantor and no environmental indemnitor, other than the borrower. The borrower sponsor acts as asset manager on behalf of certain Korean institutional investors and, as such, controls the borrower, but has no direct or indirect ownership interest in the borrower.

Based in Seoul, Republic of Korea, the borrower sponsor is a private subsidiary of Hana Financial Group, Inc. The firm specializes in real estate investments, including direct investments in domestic and offshore real estate, plus asset and real estate backed securities. In 2013, the company also expanded to incorporate special asset fund management. Hana Asset Management has closed and currently manages over 30 projects in 15 countries.

Hana Financial Group, Inc. (“Hana”) was established in 1971 as Korea Investment & Finance and was converted to a holding company in 2005. Hana is one of the largest bank holding companies in the Republic of Korea and is publicly traded on the Korean Stock Exchange. Hana is headquartered in Seoul, Republic of Korea and has over 20,000 employees and over 100 offices in 24 countries.

The borrower sponsor is being advised by Ocean West Capital Partners, which will serve as the asset and property manager for the Sentinel Square II Property. Based in Los Angeles, Ocean West is a full service real estate investment, operations and management platform. Ocean West’s principals have over 100 years of combined experience. Ocean West has acquired and operated office and multifamily residential investments, including the NASA Headquarters in Washington, District of Columbia. Furthermore, Ocean West has managed over 55 million sq. ft. of commercial real estate.

The Property. The Sentinel Square II Property is a newly-constructed 12-story building totaling 280,363 sq. ft. of Class A office space in Washington, District of Columbia (“DC”). Built in 2017, Sentinel Square II is part of the larger Sentinel Square project which is expected to consist of a three-building, 1.2 million sq. ft., Class A office development located in the NoMa (North of Massachusetts Avenue) submarket of downtown Washington, DC. The 12-story, 412,661 sq. ft. Sentinel Square I was delivered in 2010 and is currently 98.7% occupied, according to the appraisal. The final phase, Sentinel Square III, is expected to be completed in November 2019.

As of December 31, 2017, the Sentinel Square II Property is leased to two government tenants with a 12.6-year weighted average lease term remaining. The District of Columbia tenant includes the Office of the State Superintendent of Education and Department of Insurance, Securities and Banking and currently leases 164,110 sq. ft. on an approximately 11.2-year lease through February 2029. The second tenant, Federal Election Commission (“FEC”), currently leases 99,677 sq. ft. on a 15-year lease through November 2032. In 2016, the FEC announced its plan to relocate its headquarters to Sentinel Square II after occupying its current East End location since 1985. The Sentinel Square II Property was specifically designed to meet the government’s advanced security and force protection needs while integrating first class finishes typically reserved for high-end private sector buildings.

The Sentinel Square II Property shares a courtyard and landscaping, including granite tree planters, flower beds, decorative metal railings, and an irrigation system with the larger Sentinel Square development. The Sentinel Square II Property has a LEED Silver certification and features the General Services Administration (“GSA”) advanced security measures for force-protection with blast-resistant glass, progressive-collapse avoidance, and space for various secure access control measures. The interior is fitted with high-end workspaces and sustainability features. The two-story lobby includes Jerusalem Gold marble and louvered millwork and the building features 30’ by 30’ column spacing which allows tenants to maximize the office space flexibility.

The Sentinel Square II Property is within walking distance to a number of amenities including Union Market, the H Street Corridor, and the to-be developed Storey Park and Armature Works. Sentinel Square is also located near the United States (“U.S.”) Capitol, Securities and Exchange Commission (“SEC”) headquarters, Department of Justice, Department of Education and numerous other federal agencies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1050 First Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 8 Sentinel Square II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 59.7% 2.70x 9.0%

Major Tenants.

District of Columbia (164,110 sq. ft.; 58.5% of NRA; 62.6% of U/W Base Rent, AA/Aa1/AA Fitch/Moody’s/S&P) The District of Columbia space is currently occupied by two separate entities, the Office of the State Superintendent (the “OSSE”) and the Department of Insurance, Securities and Banking (the “DISB”). The OSSE is the state education agency for the District of Columbia. OSSE serves as the District’s liaison to the U.S. Department of Education and works with DC’s traditional and public charter schools to achieve its key functions, which include overseeing all federal education programs and related grants administered in the District of Columbia, developing state-level standards and ensuring access to child care and pre-kindergarten for eligible DC families, among other objectives. The DISB regulates financial-service businesses in DC by administering DC’s insurance, securities and banking laws, rules and regulations. In addition, DISB enforces relevant consumer protection laws. The District of Columbia lease expires in February 2029 and the tenant has one, five-year renewal option. The District of Columbia has the right to terminate its lease if sufficient funds are not appropriated to cover the cost of fixed and additional rent. The District of Columbia is not yet in occupancy of 108,000 sq. ft. of its space, and is anticipated to take occupancy of such space on or around January 15, 2018. The District of Columbia is in a free rent period through February 2019, all of which free rent has been reserved for.

Federal Election Commission (99,677 sq. ft.; 35.6% of NRA; 37.4% of U/W Base Rent; AAA/AAA/AA+ Fitch/Moody’s/S&P) The FEC is an independent regulatory agency charged with administering and enforcing the federal campaign finance law. The FEC has jurisdiction over the financing of campaigns for the U.S. House of Representatives, Senate, Presidency and the Vice Presidency. Established in 1975, the FEC is composed of six commissioners who are appointed by the President and confirmed by the Senate. By law, no more than three can represent the same political party. The FEC is relocating its headquarters to Sentinel Square II after occupying its current East End location since 1985. The FEC lease expires in November 2032 and the tenant does not have any renewal options. The FEC is not yet in occupancy of its space, and is anticipated to take occupancy in or around the end of March 2018. The FEC is in a free rent period through January 2020, all of which free rent has been reserved for. In addition, the FEC is entitled to a $600,000 allowance that may be used for improvements through September 1, 2018, and thereafter any remainder may be treated as additional free rent funds and disbursed in accordance with the standard free rent reserve provisions under the loan agreement.

Environmental Matters. The Phase I environmental report dated August 30, 2017 recommended no further action at the Sentinel Square II Property.

The Market. The Sentinel Square II Property is located in Washington, DC, just west of the Amtrak train tracks and within the north of Massachusetts Avenue (“NoMa”) submarket. The Sentinel Square II Property is within walking distance to a number of amenities including Union Station, a mixed-use, intermodal transportation and shopping center that caters to over 32 million commuters annually and provides access to the Metrorail (Red Line), MARC, VRE, Amtrak, Acela, Metrobus and Circulator bus service. Sentinel Square II is also within a one-mile radius of the H Street Corridor, which is known for its nightlife, restaurants, pop-ups, festivals and communal atmosphere as well as more than 65,000 sq. ft. of planned retail space at Storey Park located across the street. Additionally, the Sentinel Square II Property benefits from access to the U.S. Capitol, SEC headquarters, Department of Justice, Department of Education and numerous other federal agencies.

According to an industry market report, the NoMA office submarket consisted of approximately 11.0 million sq. ft. of office space with an overall vacancy rate of approximately 12.2% as of the third quarter of 2017. The appraisal identified six properties as directly competitive with the Sentinel Square II Property with a weighted average vacancy of approximately 3.1%. The appraisal identified six comparable office leases in the NoMA office submarket ranging in size from approximately 25,000 sq. ft. to 493,620 sq. ft. Gross rents for the comparable leases ranged from $42.00 PSF to $57.00 PSF. The appraiser’s concluded gross market rent for office space is $50.00 PSF, which is in-line with the underwritten base rent of $48.17 PSF for the office tenants at the Sentinel Square II Property.

The following table represents the comparable office leases identified by the appraiser.

Comparable Office Leases(1)
Property Name	Distance to Sentinel Square II Property (miles)	Tenant Name	Lease Start Date	GLA (sq. ft.)	Lease Term (years)	Base Rent PSF
Sentinel Square II Property(2)		Various	Various-17	280,363	12.7	$48.17
Alexander Court North Building	2.4 west	Akin Gump, LLC.	Nov-16	220,000	15.0	$57.00
600 Massachusetts Ave Northwest	0.9 west	Barbour, Griffith and Rogers, Inc.	Oct-16	25,000	14.0	$55.00
International Trade Commission Building	1.8 southwest	GSA	Oct-16	206,035	15.8	$42.00
1101 New York Ave Northwest	1.3 west	Bloomberg	Jun-16	45,930	10.7	$57.00
601 Massachusetts Ave Northwest	0.9 west	Brunswick Group	Mar-16	25,000	14.0	$54.00
Three and Four Constitution Square	0.2 north	U.S. Dept. of Justice	Oct-15	493,620	15.0	$49.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 31, 2017 and reflective only of office space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1050 First Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 8 Sentinel Square II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 59.7% 2.70x 9.0%

The following table represents the comparable sales identified by the appraiser.

Office Building Sales Comparables(1)
Property Name	Distance to Sentinel Square II Property (miles)	Rentable Area (Sq. Ft.)	Sale Date	Sale Price	Price PSF
Sentinel Square II Property		280,363(2)		$172,000,000(3)	$613
International Trade Commission Building	1.8 southwest	262,959	Aug-17	$145,000,000	$551
Two Independence Square	1.7 southwest	605,897	Jul-17	$359,600,000	$594
1875 K Street Northwest	2.1 west	190,000	Jan-17	$151,404,869	$797
McDermott Building	0.6 south	231,341	Oct-16	$160,800,000	$695
Three and Four Constitution Square	0.2 northeast	842,464	Sep-16	$495,329,462	$588
1100 1st Street, Northeast	Across the street	348,967	Aug-16	$217,500,000	$623
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 31, 2017.

(3)	Based on the “As Stabilized” appraised value. The actual sale price for the acquisition of the Sentinel Square II Property was $147,012,388 or $524.36 PSF. See “Sources and Uses” table above.

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W PSF
Base Rent	$12,707,466	$45.33
Credit Tenant Step Rents(1)	260,607	0.93
Value of Vacant Space	849,027	3.03
Gross Potential Rent	$13,817,100	$49.28
Total Recoveries	185,926	0.66
Other Income	793,827	2.83
Less: Vacancy(2)	(849,027)	(3.03)
Effective Gross Income	$13,947,826	$49.75
Total Variable Expenses	2,380,102	8.49
Total Fixed Expenses	2,376,334	8.48
Net Operating Income	$9,191,391	$32.78
TI/LC	0	0.00
Capital Expenditures	70,091	0.25
Net Cash Flow	$9,121,300	$32.53
(1)	Credit Tenant Step Rents are the straight line average of contractual rent steps through lease expiration for the District of Columbia.

(2)	U/W Vacancy is underwritten to in-place economic vacancy rate of 5.7%.

Property Management.   The Sentinel Square II Property is managed by OW Management Services, Inc. Until January 31, 2018, CB Richard Ellis, Inc. is also employed as property manager for a transitional period. A termination notice has already been sent to CB Richard Ellis, Inc.

Lockbox / Cash Management.  The Sentinel Square II Whole Loan is structured with a hard lockbox with in-place cash management. All rents are required to be directly deposited by the tenants of the Sentinel Square II Property into a lockbox account controlled by the lender. All amounts in the lockbox account are required to be swept to a lender-controlled cash management account every business day and applied on each payment date to pay debt service and fund required reserves, after which (x) to the extent a Trigger Period (as defined below) has occurred and is continuing, all excess cash flow is required to be applied to pay operating expenses set forth in the annual budget (which is required to be approved by the lender solely during a Trigger Period, and is subject to permitted variances for increases in taxes, insurance premiums and utilities, and of up to 5% per line item for other items) and extraordinary expenses approved by the lender, with any remainder (i) if a Lease Sweep Period exists, deposited into the lease sweep reserve or (ii) otherwise, held as additional collateral for the Sentinel Square II Whole Loan, and (y) to the extent no Trigger Period is continuing, all excess cash flow is required to be disbursed to the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1050 First Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 8 Sentinel Square II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 59.7% 2.70x 9.0%

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) a Low Debt Service Period (as defined below) or (iii) a Lease Sweep Period (as defined below) and will end upon (a) with respect to clause (i), the date on which such event of default is cured and such cure has been accepted by the lender, (b) with respect to clause (ii), such Low Debt Service Period has ended and (c) with respect to clause (iii) such Lease Sweep Period has ended.

A “Low Debt Service Period” (i) will commence if, as of the last day of each calendar quarter, the debt service coverage ratio falls below 1.20x, and (ii) will end when the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters (the “DSCR Threshold”) or the borrower has delivered to the lender funds for deposit into the cash collateral account or a letter of credit in an amount which, if applied to repay the then outstanding principal balance, would cause the DSCR Threshold to be satisfied. Such cash collateral or letter of credit is required to be released to the borrower if the DSCR Threshold is satisfied for two consecutive calendar quarters without regard to such cash collateral or letter of credit.

A “Lease Sweep Period” will commence, with respect to any Lease Sweep Lease (as defined below) upon the first monthly payment date following the earliest to occur of (a) (1) 12 months prior to the earliest stated expiration of such Lease Sweep Lease or (2) the date a tenant under a Lease Sweep Lease is required to give notice of its exercise of a renewal option (and such renewal has not been exercised), (b) the date on which the tenant surrenders, cancels, terminates or delivers notice of its intent to surrender, cancel or terminate its Lease Sweep Lease (or any material portion thereof) prior to the then current expiration date, (c) the date on which the tenant goes dark in 50% or more of its space (the “Dark Premises”) or gives notice of its intent to do so, (d) a monetary or material non-monetary default by the tenant that continues beyond any applicable notice and cure period or (e) the occurrence of an insolvency proceeding of a tenant. A Lease Sweep Period will end on the date: (A) in the case of clause (a), (b), (c) and (d) above, either at least 90% of the Lease Sweep Space (as defined below) is leased pursuant to one or more Qualified Leases (as defined in the loan documents ), which results in a debt yield of at least 7.75% or the entirety of the Lease Sweep Space (or applicable portion thereof) is leased pursuant to one or more Qualified Leases and, in either case, the lender has determined that sufficient funds have accumulated in the lease sweep reserve account to cover all anticipated re-tenanting costs, or (B) in the case of clause (a) above, the date on which the subject tenant has renewed its lease and the lender has determined that sufficient funds have accumulated in the lease sweep reserve account to cover all anticipated re-tenanting costs, or (C) in the case of clause (b) above, the date the subject tenant revokes its notice of intention to surrender or terminate its lease, or (D) in the case of clause (d) above, the subject default has been cured, and no other monetary or material non-monetary default under such lease occurs for three consecutive months thereafter, or (E) in the case of cause (e) above, (1) the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender, (2) in the event the Lease Sweep Lease is rejected in the applicable insolvency proceeding, the date upon which substantially all of the Lease Sweep Space is leased pursuant to one or more Qualified Leases, the leasing of which results in a debt yield of at least 7.75% or (3) the applicable Lease Sweep Lease has been assumed and assigned to a third party in the applicable insolvency proceeding pursuant to a final non-appealable order of the applicable bankruptcy court, an effective plan of reorganization or otherwise in a manner reasonably satisfactory to the lender, or (F) in the case of clause (c) above, the date on which either (1) the tenant has recommenced its business in 50% or more of its Lease Sweep Space at the Sentinel Square II Property for a period of at least 30 consecutive days, (2) the tenant that gave notice of its intent to go dark subsequently retracts such notice or (3) the entirety of the Lease Sweep Space (or applicable portion thereof) is leased pursuant to one or more Qualified Leases, and the lender has determined that sufficient funds have accumulated in the lease sweep reserve account to cover all anticipated re-tenanting costs.

A “Lease Sweep Lease” means the (a) District of Columbia lease, (b) Federal Election Commission lease or (c) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates covers the majority of the applicable lease sweep space.

A “Lease Sweep Space” means the space demised under the applicable Lease Sweep Lease.

Initial and Ongoing Reserves.   At loan origination, the borrower deposited (i) $18,493,311 into a free rent reserve account and (ii) $600,000 into a GSA funds reserve account. The GSA funds are reserved for the payment of an additional cash allowance to the FEC that can be used for additional post-occupancy improvements through September 1, 2018, after which time any remaining balance may be treated as free rent funds and disbursed in accordance with the standard free rent reserve provisions.

Tax Reserves. On each monthly payment date during a Trigger Period, the borrower is required to deposit a monthly amount that the lender estimates will be payable during the then-current tax period, in order to accumulate sufficient funds to pay all such real estate taxes at least thirty days prior to their respective due dates.

Insurance Reserves. If an acceptable blanket insurance policy is no longer in place and a Trigger Period has occurred and is continuing, the borrower is required to deposit on each monthly payment date a monthly amount that the lender estimates will be payable to pay all such insurance premiums at least thirty days prior to the expiration of the insurance policies

Replacement Reserves. On each monthly payment date during a Trigger Period, the borrower is required to deposit $3,505 for annual capital expenditures.

TI/LC Reserves. On each monthly payment date during a Trigger Period, the borrower is required to deposit $35,045 for tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1050 First Street Northeast Washington, DC 20002	Collateral Asset Summary – Loan No. 8 Sentinel Square II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 59.7% 2.70x 9.0%

Lease Sweep Reserve. On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the Lease Sweep Reserve.

At closing, Sentinel Square II, L.L.C. (the “Seller”) deposited $6,709,145 (the “Escrow Funds”) into escrow with Commonwealth Title of Dallas (the “Escrow Agent”) pursuant to an escrow agreement by and among Escrow Agent, the Seller and the borrower (the “Escrow Agreement”), which Escrow Funds may be disbursed from escrow to pay for: (i) the cost of certain tenant improvement work at the Sentinel Square II Property that has been completed but not yet invoiced or paid for, (ii) the amount due and owing to the Seller’s construction manager for construction management fees, (iii) the cost of the remaining punchlist items (as of the closing) that are required to be completed by the landlord pursuant to the terms of the District of Columbia lease and (iv) the amount needed to pay for all costs and expenses Seller may incur in order to induce the District of Columbia to deliver a declaration of delivery for the second phase as required pursuant to the District of Columbia lease, including, without limitation, the cost of any additional post-closing work identified in the declaration of delivery for the second phase. The lender is a third-party beneficiary of the Escrow Agreement and both Escrow Agent and the Seller agree that (a) no notice sent to the borrower under the Escrow Agreement shall be effective unless a copy is delivered to the lender and (b) the Escrow Agreement cannot be modified without the lender’s prior written consent. Additionally, the borrower represents in the loan agreement that, to its knowledge, there are no other outstanding costs or expenses due and owing with respect to the Sentinel Square II Property (other than the aforementioned costs in clauses (i)-(iii)). Because such funds are not held under the loan agreement (because all of the funds were provided by the Seller and there is no provision under the Escrow Agreement for any such funds to be disbursed to the borrower), the lender does not have the same rights or control with respect to such funds that it would have if such funds were loan reserves. In particular, such funds may be used only for the purposes specified in the Escrow Agreement, and may not be applied to repay the Sentinel Square II Loan upon an event of default.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

4854 Washtenaw Avenue Ann Arbor, MI 48108	Collateral Asset Summary – Loan No. 9 Spicetree Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,100,000 69.2% 1.48x 9.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4854 Washtenaw Avenue Ann Arbor, MI 48108	Collateral Asset Summary – Loan No. 9 Spicetree Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,100,000 69.2% 1.48x 9.1%

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
Spicetree Apartments
4854 Washtenaw Avenue
Ann Arbor, MI 48108
Ann Arbor
DOWNTOWN
NORTHSIDE
LOWER WATER HILL
OLD WEST SIDE
NORTH BURNS PARK
ANGELLS
THURSTON
MITCHELL
BRYANT PATENGILL WEST
CARPENTER
ANN ARBOR MUNICIPAL AIRPORT
ANN ARBOR AMTRAK
AMTRAK
University of Michigan-Ann Arbor
University of Michigan Med Ctr
University of Michigan Stadium
Concordia University
Washtenaw Community College Ann Arbor
St Joseph Mercy Hospital
Arborland Shopping Center
Briarwood Mall
Huron River
WASHTENAW AVE
PACKARD RD
E EISENHOWER PKY
E ELLSWORTH RD
W MICHIGAN AVE
PLYMOUTH RD
FULLER RD
GEDDES AVE
W HURON ST
E HURON ST
W LIBERTY ST
MILLER AVE
PONTIAC TRL
ANN ARBOR - SALINE RD
S STATE ST
N MAIN ST
S MAIN ST
PACKARD ST
S WAGNER RD
PLATT RD
N DIXBORO RD
HURON PKY
NEWPORT RD
WHITMORE LAKE RD
Clarkston
Auburn Hills
Utica
Waterford
Troy
Milford
Sterling Heights
Bloomfield
Brighton
Royal Oak
Warren
South Lyon
USA
Farmington Hills
Ferndale
Detroit
Livonia
Canton
Dearborn
Ann Arbor
Westland
LaSalle
CANADA
Milan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4854 Washtenaw Avenue Ann Arbor, MI 48108	Collateral Asset Summary – Loan No. 9 Spicetree Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,100,000 69.2% 1.48x 9.1%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Borrower Sponsor:	Lightstone Enterprises Limited
Borrower:	LSG Spicetree Apartments LLC
Original Balance:	$44,100,000
Cut-off Date Balance:	$44,100,000
% by Initial UPB:	3.8%
Interest Rate:	4.3150%
Payment Date:	6th of each month
First Payment Date:	January 6, 2018
Maturity Date:	December 6, 2027
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Springing Soft / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	$80,165
Insurance:	$0	Springing
Replacement:	$0	$11,480
Required Repairs:	$11,300	$0

Financial Information
Cut-off Date Balance / Unit:	$80,036
Balloon Balance / Unit:	$69,749
Cut-off Date LTV:	69.2%
Balloon LTV:	60.3%
Underwritten NOI DSCR(3):	1.54x
Underwritten NCF DSCR(3):	1.48x
Underwritten NOI Debt Yield:	9.1%
Underwritten NCF Debt Yield:	8.8%
Underwritten NOI Debt Yield at Balloon:	10.5%
Underwritten NCF Debt Yield at Balloon:	10.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Ann Arbor, MI
Year Built / Renovated:	1968 / 2017
Total Units:	551
Property Management:	Beacon Property Management Limited Liability Company
Underwritten NOI:	$4,032,582
Underwritten NCF:	$3,894,832
Appraised Value:	$63,700,000
Appraisal Date:	October 18, 2017

Historical NOI
Most Recent NOI:	$3,508,084 (T-12 October 31, 2017)
2016 NOI:	$2,347,379 (December 31, 2016)
2015 NOI(4):	$2,344,836 (December 31, 2015)
2014 NOI:	$2,269,360 (December 31, 2014)

Historical Occupancy(5)
Most Recent Occupancy:	95.5% (December 1, 2017)
2016 Occupancy:	87.2% (December 31, 2016)
2015 Occupancy:	98.2% (December 31, 2015)
2014 Occupancy:	98.5% (December 31, 2014)
(1)	The Spicetree Apartments Loan is structured with a springing soft lockbox with respect to residential tenants and a springing hard lockbox with respect to commercial tenants (if any).

(2)	See “Initial and Ongoing Reserves” herein.

(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.09x and 2.02x, respectively.

(4)	The Spicetree Apartments Property was acquired by the seller in November 2015 and monthly operating data was only available for January through August 2015 from the prior owner, and December 2015 which was the first month of operations post-acquisition. Therefore the 2015 historical financial information is for those nine months (annualized).

(5)	Occupancies are averages instead of actual year-end calculations. The 2015 occupancy is an average over the nine months of available data (January to August 2015 and December 2015).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4854 Washtenaw Avenue Ann Arbor, MI 48108	Collateral Asset Summary – Loan No. 9 Spicetree Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,100,000 69.2% 1.48x 9.1%

The Loan.    The Spicetree Apartments loan (the “Spicetree Apartments Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 551-unit, Class A- to B+, multifamily, garden-style apartment complex located in Ann Arbor, Michigan (the “Spicetree Apartments Property”). The Spicetree Apartments Loan, with an original principal balance of $44.1 million, has a 10-year term, is interest only for three years, and then amortizes on a 30-year schedule for the remaining term of the loan. The Spicetree Apartments Loan accrues interest at a fixed rate equal to 4.3150% and has a Cut-off Date Balance of $44.1 million. The borrower acquired the Spicetree Apartments Property on December 4, 2017 for $63.0 million. The proceeds of the Spicetree Apartments Loan were primarily used in connection with the acquisition of the Spicetree Apartments Property, to fund upfront reserves and to pay closing costs. Based on the “As Is” appraised value of $63.7 million as of October 18, 2017, the Cut-off Date LTV Ratio for the Spicetree Apartments Loan is 69.2%. The most recent prior financing of the Spicetree Apartments Loan was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$44,100,000	69.4%	Purchase Price	$63,000,000	99.2%
Borrower Sponsor Equity	$19,381,410	30.5%	Closing Costs	$516,216	0.8%
Other Sources	$46,105	0.1%	Reserves	$11,300	0.0%
Total Sources	$63,527,516	100.0%	Total Uses	$63,527,516	100.0%

The Borrower / Borrower Sponsor.    The borrower, LSG Spicetree Apartments LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The nonrecourse carve-out guarantor is LSG Enterprises LLC. LSG Enterprises LLC is wholly owned by the borrower sponsor, Lightstone Enterprises Limited, which is indirectly owned by David Lichtenstein (99.0%) and Shifra Lichtenstein (1.0%). David Lichtenstein is the Chairman and CEO of The Lightstone Group (“Lightstone”) which he founded in 1988. Lightstone is a privately held commercial real estate company focusing on development, management and investment within all sectors of the real estate market, including residential, hospitality, commercial and retail properties. Lightstone is headquartered in New York City and has investments across 21 states which consist of six million sq. ft. of office, retail and industrial commercial space, 11,000 residential units and 3,800 hotel rooms.

The Property. The Spicetree Apartments Property is a 551-unit, multifamily residential complex, comprised of 21 three-story buildings, that were constructed in 1968 and renovated primarily in 2016. The renovation program began in December 2015 and concluded in February 2017. The Spicetree Apartments Property is currently 95.5% occupied as of the underwritten rent roll dated December 1, 2017. The Spicetree Apartments Property consists of 10 studio apartments, 227 one-bedroom apartments, 246 two-bedroom apartments and 68 three-bedroom apartments (see Unit Mix chart below). The Spicetree Apartments Property is located approximately five miles from the University of Michigan and three miles from Eastern Michigan University. Washtenaw Community College and St. Joseph Mercy Hospital are also located nearby. As a result, the Spicetree Apartments Property is approximately 60.0% occupied by graduate students from the University of Michigan. According to the property manager, for the Spicetree Apartments Property, approximately 10.0% of the graduate student renters require guarantors and the units are typically leased for 12-month terms. The Spicetree Apartments Property has a number of amenities including a newly renovated clubhouse, business center, laundry room in each building, tenant lounge, grilling stations, sand volleyball area and two pools. In addition, the Washtenaw/Golfside Anne Arbor Transportation bus stop is located next to the Spicetree Apartments Property.

Spicetree Apartments - Unit Mix(1)
Unit Type	Total Units	Occupied Units	Average Unit Size (SF)	In-Place Average Rent per Month	Average Market Rent per Month
Studio	10	10	400	$815	$820
1 BR / 1 BA	227	220	648	$1,000	$1,025
2 BR / 1 BA	240	225	878	$1,112	$1,164
2 BR / 1.5 BA	6	5	950	$1,185	$1,190
3 BR / 1 BA	66	64	1,000	$1,207	$1,250
3 BR / 1.5 BA	2	2	1,000	$1,033	$1,300
Total/Wtd. Avg.	551	526	791	$1,086	$1,127
(1)	Source: Based on the underwritten rent roll dated December 1, 2017.

Environmental Matters. The Phase I environmental report dated October 25, 2017 noted no recognized environmental conditions at the Spicetree Apartments Property and recommended no further action at the Spicetree Apartments Property other than the continued implementation of asbestos and lead-based paint operations and maintenance plans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4854 Washtenaw Avenue Ann Arbor, MI 48108	Collateral Asset Summary – Loan No. 9 Spicetree Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,100,000 69.2% 1.48x 9.1%

The Market. The Spicetree Apartments Property is located in Ann Arbor, Michigan approximately 40 miles west of Detroit. The Ann Arbor Metropolitan Statistical Area (MSA) is the fifth most populated metropolitan area in Michigan with approximately 360,000 residents. The top industries in Ann Arbor include, government, professional and business services, education and health services, leisure & hospitality and retail trade. According to the appraisal, the largest employers in the Ann Arbor MSA include, the University of Michigan, Trinity Health, General Motors, VA Ann Arbor Health System and Faurecia North America. According to the appraisal, the University of Michigan is the main engine of growth for the area, creating jobs directly and indirectly, and furthering expansion in the market with enrollment reaching a record 44,718 in 2016. Per the appraisal, as of year-end 2016, the estimated population within a one-, three- and five-mile radius was 13,952, 66,903 and 178,252, respectively, and the average household income was $47,680, $75,034 and $75,004, respectively. According to a third party report, the Spicetree Apartments Property is located in the Ann Arbor submarket of the Detroit multifamily market which comprises 11.6% of the total Detroit multifamily market. According to a third party report, the Ann Arbor submarket has a 1.8% vacancy rate and asking rents of $1,136 per month. Overall vacancy in the Ann Arbor multifamily submarket, has averaged 2.0% and average asking rents have increased 17.3% since 2012. Additionally, according to the appraisal, the Ann Arbor multifamily submarket has experienced positive absorption of 1,157 units since 2012.

In determining market rent for the Spicetree Apartments Property, the appraiser identified the six comparable multifamily properties listed in the table below.

Directly Competitive Multifamily Properties(1)
Property Name	Property Address	Year Built	Total Units	Occupancy	Unit Type	Average Unit (SF)	Average Rent per Unit
Spicetree Apartments	4854 Washtenaw Avenue, Ann Arbor, MI	1968	551	95.5%	Various	791(2)	$1,106(2)

Pines of Cloverlane	4907 Cloverlane St., Ypsilanti, MI	1976	582	97.6%	1 BR / 1 BA 1 BR / 1 BA 2 BR / 1 BA 2 BR / 1 BA 2 BR / 1.5 BA	625 764 856 936 986	$1,059 $1,089 $1,096 $1,129 $1,246

Hamptons of Cloverlane	4685 Hunt Club Dr., Ypsilanti, MI	1986	440	98.0%	1 BR / 1 BA 1 BR / 1 BA 1 BR / 1 BA 2 BR / 1 BA 2 BR / 2 BA	676 760 866 873 1,042	$1,153 $1,291 $1,085 $1,220 $1,249

Golfside Lake	2345 Woodridge Way, Ypsilanti, MI	1969	598	100.0%	Studio 1 BR / 1 BA 2 BR / 1 BA 2 BR / 1.5 BA	500 675 962 1,088	$849 $904 $1,039 $1,279

The Haven of Ann Arbor	459 Village Green Blvd., Ann Arbor, MI	1990	520	98.8%	Studio 1 BR / 1 BR 2 BR / 1 BA 2 BR / 1 BA 2 BR / 2 BA	650 738 950 1,025 1,063	$1,105 $1,105 $1,209 $1,273 $1,335

Village Park of Ann Arbor	1505 Natalie Lane, Ann Arbor, MI	1971	216	98.6%	1 BR / 1 BA 2 BR / 1.5 BA 2 BR / 1.5 BA	800 900 1,000	$1,151 $1,230 $1,415

Mill Creek Townhouses	3050 Birch Hollow Dr., Ann Arbor, MI	1976	281	98.6%	3 BR / 2 BA	1,120	$1,545
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 1, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4854 Washtenaw Avenue Ann Arbor, MI 48108	Collateral Asset Summary – Loan No. 9 Spicetree Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,100,000 69.2% 1.48x 9.1%

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015(1)	2016	T-12 10/31/2017	U/W	U/W Per Unit
Base Rent(2)	$4,554,860	$4,659,103	$4,596,745	$5,825,562	$6,737,376	$12,228
Potential Income from Vacant Units	0	0	0	0	334,920	608
Other Income(3)	270,454	295,582	275,018	277,548	277,548	504
Gross Potential Rent	$4,825,314	$4,954,684	$4,871,763	$6,103,109	$7,349,844	$13,339
Total Other Income	123,736	135,295	146,557	267,385	267,385	485
Less: Vacancy(4)	(11,371)	(3,741)	(15,041)	(25,936)	(573,288)	(1,040)
Effective Gross Income	$4,937,679	$5,086,239	$5,003,279	$6,344,558	$7,043,941	$12,784
Total Variable Expenses	1,935,499	2,019,150	1,843,083	1,919,891	1,947,700	3,535
Total Fixed Expenses	732,820	722,253	812,817	916,584	1,063,659	1,930
Net Operating Income	$2,269,360	$2,344,836	$2,347,379	$3,508,084	$4,032,582	$7,319
Capital Expenditures	0	0	0	0	137,750	250
Net Cash Flow	$2,269,360	$2,344,836	$2,347,379	$3,508,084	$3,894,832	$7,069
(1)	The Spicetree Apartments Property was acquired by the seller in November 2015 and monthly operating data was only available for January through August 2015, from the prior owner, and December 2015 which was the first month of operations post-acquisition. Therefore the 2015 financials are for those nine months (annualized).

(2)	The U/W Base Rent is higher than prior periods due to the post-renovation rent increases that averaged approximately $300/unit per month.

(3)	Other income is comprised of water/sewer reimbursements, administrative and application fees, late charges, pet fees, laundry revenues and other miscellaneous sources.

(4)	Vacancy is underwritten to a 6.0% vacancy factor and 1.8% credit loss which is above the current physical vacancy of 4.5% at the Spicetree Apartments Property.

Property Management.   The property manager for the Spicetree Apartments Property is Beacon Property Management Limited Liability Company (“Beacon”), a New Jersey limited liability company. Beacon, a borrower-affiliate, has corporate offices in the northeast, southeast and midwest regions of the United States.

Lockbox / Cash Management. The Spicetree Apartments Loan is structured with a springing soft lockbox (provided that, with respect to commercial tenants (if any), tenant direction letters are required to be sent to such tenants upon the springing of the lockbox instructing such tenants to deposit rents directly into the lender-controlled lockbox) and springing cash management. The Spicetree Apartments Loan documents  require the borrower or property manager, following the commencement of a Trigger Period (as defined below), to deposit into the lockbox account, immediately after receipt, all rents and other revenue of any kind received by the borrower or the property manager with respect to the Spicetree Apartments Property.  Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Spicetree Apartments Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Spicetree Apartments Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Spicetree Apartments Loan. Upon the termination of a Trigger Period, provided that no other Trigger Period has occurred and is continuing, all funds in the debt service reserve account, the operating expense reserve account and the excess cash flow reserve account are required to be disbursed to the borrower. During an event of default under the Spicetree Apartments Loan documents, the lender may disburse funds as it deems appropriate.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Spicetree Apartments Loan documents and (ii) the debt service coverage ratio falling below 1.10x; and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure of such event of default (if applicable), and (y) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters in accordance with the terms of the Spicetree Apartments Loan documents.

Initial and Ongoing Reserves.

Required Repairs Reserve. At loan origination, the borrower deposited $11,300 into a required repairs account.

Tax Reserves. On a monthly basis, the borrower is required to deposit reserves of 1/12 of the estimated annual real estate taxes, which currently equates to $80,165, into a tax reserve account.

Insurance Reserves. At the option of the lender, if the liability or casualty policy maintained by the borrower covering the Spicetree Apartments Property (or any portion thereof) does not constitute an approved blanket or umbrella policy pursuant to the Spicetree Apartments Loan documents, or the lender requires the borrower to obtain a separate policy, on a monthly basis the borrower is required to reserve with the lender one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by the policies upon the expiration thereof.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4854 Washtenaw Avenue Ann Arbor, MI 48108	Collateral Asset Summary – Loan No. 9 Spicetree Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,100,000 69.2% 1.48x 9.1%

Replacement Reserves. On a monthly basis, the borrower is required to deposit $11,480 into a replacement reserve account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

221 North Columbus Drive Chicago, IL 60601	Collateral Asset Summary – Loan No. 10 Radisson Blu Aqua Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 54.5% 2.24x 10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

221 North Columbus Drive Chicago, IL 60601	Collateral Asset Summary – Loan No. 10 Radisson Blu Aqua Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 54.5% 2.24x 10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

221 North Columbus Drive Chicago, IL 60601	Collateral Asset Summary – Loan No. 10 Radisson Blu Aqua Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 54.5% 2.24x 10.4%

Mortgage Loan Information
Loan Seller:	JPMCB
Loan Purpose:	Refinance
Borrower Sponsor:	Seldar Cayman Finance Ltd.
Borrower:	Seldar CM Chicago LLC
Original Balance(1):	$44,000,000
Cut-off Date Balance(1):	$44,000,000
% by Initial UPB:	3.8%
Interest Rate:	4.5970%
Payment Date:	1st of each month
First Payment Date:	December 1, 2017
Maturity Date:	November 1, 2027
Amortization:	Interest Only
Additional Debt(1):	$20,000,000 Pari Passu Debt
Call Protection:	L(25), YM1(92), O(3)
Lockbox / Cash Management(2):	Soft / In Place

Reserves(3)
	Initial	Monthly
Taxes:	$706,259	$176,565
Insurance:	$28,815	Springing
FF&E:	$0	4.0% of gross revenues for the calendar month which occurred two months prior

Financial Information(4)
Cut-off Date Balance / Room:	$191,617
Balloon Balance / Room:	$191,617
Cut-off Date LTV:	54.5%
Balloon LTV:	54.5%
Underwritten NOI DSCR:	2.24x
Underwritten NCF DSCR:	2.24x
Underwritten NOI Debt Yield:	10.4%
Underwritten NCF Debt Yield:	10.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral(5):	Fee Simple
Location:	Chicago, IL
Year Built / Renovated:	2011 / 2016
Total Rooms:	334
Property Management:	Radisson Chicago Aqua Management, LLC
Underwritten NOI:	$6,673,407
Underwritten NCF:	$6,673,407
Appraised Value:	$117,500,000
Appraisal Date:	September 1, 2017

Historical NOI
Most Recent NOI:	$6,834,417 (T-12 August 31, 2017)
2016 NOI:	$6,858,507 (December 31, 2016)
2015 NOI:	$6,934,712 (December 31, 2015)
2014 NOI:	$6,338,128 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	76.8% (August 31, 2017)
2016 Occupancy:	76.4% (December 31, 2016)
2015 Occupancy:	73.2% (December 31, 2015)
2014 Occupancy:	73.8% (December 31, 2014)
(1)	The Original Balance and Cut-off Date Balance of $44.0 million represents the controlling Note A-1 which, together with the $20.0 million remaining pari passu non-controlling Note A-2 comprises the Radisson Blu Aqua Hotel Whole Loan with an aggregate original principal balance of $64.0 million. For additional information regarding the pari passu note, see “The Loan” herein.
(2)	Although the Lockbox is characterized as Soft, the loan documents do not require a separate lockbox account. Instead, the loan documents require the property manager to deposit monthly remittances due to the borrower under the management agreement following payment of all actual operating expenses, manager fees and other amounts payable to the manager directly into the cash management account that was required to be established at origination. See “Lockbox / Cash Management” herein for additional details.
(3)	See “Initial and Ongoing Reserves” herein.
(4)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Radisson Blu Aqua Hotel Whole Loan.
(5)	The Radisson Blu Aqua Hotel is located on the first 18 floors of a building that includes offices, rental apartments and residential condominiums. The building is subject to a recorded declaration that governs the relationship between each component owner. Please see “The Property” below for additional details.

Historical Occupancy, ADR, RevPAR(1)
	Radisson Blu Aqua Hotel Property(2)			Competitive Set(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	73.8%	$219.26	$161.77	72.9%	$220.26	$160.57	101.2%	99.5%	100.7%
2015	73.2%	$232.08	$169.93	73.4%	$227.03	$166.54	99.8%	102.2%	102.0%
2016	76.4%	$229.06	$174.96	72.6%	$226.69	$164.66	105.2%	101.0%	106.3%
T-12 August 2017	76.8%	$228.35	$175.35	74.1%	$224.63	$166.44	103.6%	101.7%	105.4%
(1)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Radisson Blu Aqua Hotel Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Occupancy, ADR and RevPAR for the Radisson Blu Aqua Hotel Property are based on operating statements provided by the borrower.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third party hospitality research report.
(4)	Penetration Factor is calculated based on operating statements provided by the borrower and competitive set data provided by a third party hospitality research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

221 North Columbus Drive Chicago, IL 60601	Collateral Asset Summary – Loan No. 10 Radisson Blu Aqua Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 54.5% 2.24x 10.4%

The Loan.   The Radisson Blu Aqua Hotel loan (the “Radisson Blu Aqua Hotel Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 334-room, full service hotel located in Chicago, Illinois (the “Radisson Blu Aqua Hotel Property”). The Radisson Blu Aqua Hotel Loan is evidenced by the controlling Note A-1, with a Cut-off Date Balance of $44.0 million, and is part of a $64.0 million whole loan that is evidenced by two promissory notes (the “Radisson Blu Aqua Hotel Whole Loan”). The table below summarizes the remaining promissory note, which is currently held by JPMCB and is expected to be contributed to one or more future securitization transactions. Only the Radisson Blu Aqua Hotel Loan will be included in the Benchmark 2018-B1 mortgage trust.

The relationship between the holders of the Radisson Blu Aqua Hotel Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$44,000,000	$44,000,000	Benchmark 2018-B1	Yes
A-2	$20,000,000	$20,000,000	JPMCB	No
Total	$64,000,000	$64,000,000

The Radisson Blu Aqua Hotel Whole Loan has a 10-year interest only term, has a Cut-off Date Balance of $64.0 million and accrues interest at a fixed rate equal to 4.5970%. The Radisson Blu Aqua Hotel Whole Loan proceeds were used to repay existing debt of approximately $63.6 million, pay approximately $1.3 million in closing costs and fund upfront reserves of $735,074. Based on the “as-is” appraised value of $117.5 million as of September 1, 2017, the Cut-off Date LTV ratio is 54.5%. The most recent prior financing of the Radisson Blu Aqua Hotel Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$64,000,000	97.4%	Loan Payoff	$63,640,003	96.8%
Borrower Sponsor Equity	$1,713,294	2.6%	Closing Costs	$1,338,217	2.0%
			Reserves(1)	$735,074	1.1%
Total Sources	$65,713,294	100.0%	Total Uses	$65,713,294	100.0%
(1)	Reserves are inclusive of approximately $489,327 that the borrower was required to deposit within three days following the origination date for real estate taxes.

The Borrower / Borrower Sponsor.    The borrower, Seldar CM Chicago LLC, is a single purpose Delaware limited liability company structured to be a bankruptcy-remote entity, with two independent directors in its organizational structure. The borrower sponsor and nonrecourse carve-out guarantor is Seldar Cayman Finance Ltd., a Cayman Islands exempted company.

The Radisson Blu Aqua Hotel Property is owned by a joint venture among Magellan Development Group, Carlson Rezidor Hotel Group and Al Rayyan Tourism Investment Co. (“ARTIC”). Since its inception in 1996, Magellan Development Group has developed 22 mixed use communities that in aggregate have generated over $3.0 billion in value. Carlson Rezidor Hotel Group maintains a portfolio of more than 1,440 hotels in operation and under development, covering 115 countries and territories. ARTIC was founded by Sheikh Faisal Bin Qassim Al Thani, a high net worth investor in Qatar.

The Property. The Radisson Blu Aqua Hotel Property opened as part of the Aqua Tower located along North Columbus Drive in downtown Chicago, Illinois, an 82-story mixed use tower featuring the Radisson Blu Aqua Hotel, offices, rental apartments and residential condominiums. The Radisson Blu Aqua Hotel Property is located on the first 18 floors of the building. Each component is a separate tax parcel and the building is subject to a recorded declaration that provides for various cross-easements throughout the components and governs the relationships between the owners of the parcels. The Radisson Blu Aqua Hotel Property has access to an 8,000 sq. ft. fitness center with an indoor basketball court, indoor and outdoor pools, a private movie screening room, an 80,000 sq. ft. roof and recreation deck and 10 meeting rooms ranging in size from 675 sq. ft. to 12,035 sq. ft. totaling approximately 29,581 sq. ft. pursuant to a license agreement, which agreement, including the fee, is subject to the sole discretion of the owner of such space. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Preliminary Prospectus for additional information.

The Radisson Blu Aqua Hotel Property was built in 2011 and, according to the borrower sponsor, has undergone approximately $3.2 million ($9,612 per room) in renovations from 2012 to 2016. Renovations included cell tower installation, lobby refurbishment, guestroom shower tile replacement, kitchen updates and wireless solution replacement. The borrower sponsor has budgeted approximately $6.1 million ($18,119 per room) for voluntary capital improvements. The expected capital improvements include guestroom and meeting space renovations which are scheduled for 2019. Such capital improvements are not required under the loan documents and have not been reserved for. The Radisson Blu Aqua Hotel’s management agreement has a 20 year term, expiring in December 2031, with two 10-year renewal terms that will automatically take effect unless the manager provides notice to the owner of its decision not to enter into the renewal periods, per the management agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

221 North Columbus Drive Chicago, IL 60601	Collateral Asset Summary – Loan No. 10 Radisson Blu Aqua Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 54.5% 2.24x 10.4%

Guestrooms include a mix of 185 king rooms, 131 queen rooms and 18 suites. Standard guestrooms range from 370-500 sq. ft. and suites range up to 1,723 sq. ft. All standard guestrooms and suites feature a work desk and chair, 37” flat screen TV and in-room coffee/tea maker. Suites offer a separate living/dining area with pull-out sofa. The Radisson Blu Aqua Hotel Property features two main food and beverage outlets: Finili Restaurant and Bar (“Finili”) and Blu Bar. Finili is a three-meal Italian restaurant, which also provides room service throughout the day. Finili’s space can also be utilized for additional private event space. The Blu Bar is located on the lobby level of the Radisson Blu Aqua Hotel Property. In addition to the two main food and beverage options, there is also a poolside bar on the fourth-floor rooftop swimming pool that is open on a seasonal basis.

Located in downtown Chicago, the Radisson Blu Aqua Hotel Property is near several demand generators including the Navy Pier, Millennium Park and the Art Institute of Chicago. The hotel is also located near the Chicago Riverwalk, which spans from Lake Shore Drive to Franklin Street, containing various restaurants, boat rentals and other activities. In addition, the Radisson Blu Aqua Hotel Property is approximately two blocks from the Magnificent Mile on North Michigan Avenue with over 3.3 million sq. ft. of retail space that attracts approximately 32.0 million visitors each year.

Environmental Matters.    The Phase I environmental report dated September 13, 2017 recommended no further action at the Radisson Blu Aqua Hotel Property.

The Market. The Radisson Blu Aqua Hotel Property is located in downtown Chicago, Illinois within the East Loop submarket. According to the appraisal, Metropolitan Chicago is the largest metropolitan area in the Midwest, the third largest in the nation and one of the world’s preeminent business centers. Additionally, Chicago is considered a trade capital, the largest production center for capital goods in the United States and one of the nation’s most important financial and retail centers. Companies involved in finance, education, publishing, food processing, retail, tourism and healthcare all have presences in Chicago. Some of the most notable companies include: Boeing, United Continental Holdings, Inc., Jones Lang LaSalle Inc., Exelon Corporation and the Blue Cross Blue Shield Association. In addition, major companies located in the suburbs of Chicago include Allstate, Walgreens, McDonald’s, OfficeMax, CF Industries Holdings, Baxter International, Motorola Solutions and Discover Financial Services.

According to the appraisal, Chicago estimates it had approximately 54.1 million international and domestic tourists/visitors in 2016, compared to 52.0 million in 2015, 50.2 million in 2014 and 48.4 million in 2013. Of the 54.1 million visitors in 2016, approximately 11.9 million were business visitors and approximately 40.7 million were leisure-related visitors. 2016 represents the sixth consecutive year of positive year-over-year growth in visitor volume.

Metropolitan Chicago is accessible via two airports: Chicago O’Hare International Airport (“O’Hare”) and Midway International Airport (“Midway”). In 2016, O’Hare experienced approximately 78.0 million total passengers and Midway experienced approximately 22.0 million total passengers. These numbers represent passenger traffic growth of approximately 2.1% and 1.3% respectively from 2015. O’Hare is the sixth busiest airport in the world and the third busiest in the United States and is currently under plans to expand in the upcoming years. According to the appraisal, the O’Hare Modernization Program is one of the largest construction projects in the country, which is expected to update and modernize the airport airfield’s current system to increase capacity and reduce flight delays in the future.

The appraisal identified one hotel currently under construction in the East Loop submarket that is expected to be directly competitive with the Radisson Blu Aqua Hotel Property. The 218-room Hotel Julian, located along Michigan Avenue, is planned to open in July 2018 in phases. Of the total 218 rooms, 109 are expected to come online in 2018 with the remaining 109 scheduled for 2019.

The primary competitive set for the Radisson Blu Aqua Hotel Property consists of five hotels, ranging in size from 191 to 687 rooms as presented in the table below:

Primary Competitive Set(1)
Property	Location	Rooms	Year Opened	2016 Occupancy	Estimated 2016 ADR	Estimated 2016 RevPAR
Radisson Blu Aqua Hotel	Chicago, IL	334	2011	76.4%	$229.06	$174.96
Swissotel Chicago	Chicago, IL	661	1988	70-75%	195-205	135-145
Kimpton Hotel Monaco Chicago	Chicago, IL	191	1958	80-85%	210-220	165-175
Fairmont Chicago	Chicago, IL	687	1987	65-70%	235-245	160-170
Westin Chicago River North	Chicago, IL	429	1987	75-80%	245-255	195-205
Loews Chicago Hotel	Chicago, IL	400	2015	70-75%	225-235	165-175

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

221 North Columbus Drive Chicago, IL 60601	Collateral Asset Summary – Loan No. 10 Radisson Blu Aqua Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 54.5% 2.24x 10.4%

The appraisal determined Chicago market demand segmentation of 31% commercial, 44% meeting and group and 24% leisure, as compared to demand segmentation for the Radisson Blu Aqua Hotel Property of 20% commercial, 40% meeting and group and 40% leisure. The demand segmentation for the competitive set as of year-end 2016 are presented in the table below:

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting & Group	Leisure
Radisson Blu Aqua Hotel	334	20%	40%	40%
Swissotel Chicago	661	30%	50%	20%
Kimpton Hotel Monaco Chicago	191	45%	30%	25%
Fairmont Chicago	687	30%	50%	20%
Westin Chicago River North	429	35%	45%	20%
Loews Chicago Hotel	400	35%	35%	30%
Total / Wtd. Avg.(2)	2,368	33%	45%	22%
(1)	Source: Appraisal.
(2)	Total / Wtd. Avg. excludes the Radisson Blu Aqua Hotel Property.

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	2016	T-12 8/31/2017	U/W	U/W per Room(1)
Occupancy	73.8%	73.2%	76.4%	76.8%	76.8%
ADR	$219.26	$232.08	$229.06	$228.35	$228.35
RevPAR	$161.77	$169.93	$174.96	$175.35	$175.35

Room Revenue	$19,721,404	$20,716,177	$21,387,363	$21,376,933	$21,376,933	$64,003
F&B Revenue	14,766,186	15,105,832	14,447,947	14,964,802	14,964,802	44,805
Other Revenue	515,446	605,371	568,100	678,966	678,966	2,033
Total Revenue	$35,003,036	$36,427,380	$36,403,410	$37,020,701	$37,020,701	$110,840
Operating Expenses	16,500,986	16,970,380	17,059,985	17,335,640	17,335,640	51,903
Undistributed Expenses	7,269,373	7,353,744	7,177,996	7,437,379	7,437,379	22,268
Gross Operating Profit	$11,232,677	$12,103,256	$12,165,429	$12,247,682	$12,247,682	$36,670
Management Fee	1,385,642	1,554,380	1,485,606	1,504,125	1,445,302	4,327
Property Taxes	1,577,586	1,626,708	1,882,027	1,942,917	2,087,920	6,251
Property Insurance	223,218	226,346	149,846	137,358	212,189	635
Other Expenses	307,982	304,015	333,307	348,035	348,035	1,042
FF&E	1,400,121	1,457,095	1,456,136	1,480,830	1,480,828	4,434
Net Operating Income	$6,338,128	$6,934,712	$6,858,507	$6,834,417	$6,673,407	$19,980
Net Cash Flow	$6,338,128	$6,934,712	$6,858,507	$6,834,417	$6,673,407	$19,980

(1)	Based on 334 rooms.

Property Management.    The Radisson Blu Aqua Hotel Property is managed by Radisson Chicago Aqua Management, LLC, a Maryland limited liability company and subsidiary of Radisson Hotels.

Lockbox / Cash Management.    The Radisson Blu Aqua Hotel Whole Loan is structured with a soft lockbox and in place cash management. All monthly remittances to the borrower under the management agreement following payment of actual operating expenses, the management fee and other amounts payable to the property manager are required to be deposited directly into a cash management account controlled by the lender. The loan documents do not require a separate lockbox account, but rather allow for funds to be deposited directly to the cash management account. Funds on deposit in the cash management account are required to be disbursed on each payment date in accordance with the loan documents. To the extent that a Cash Sweep Event has occurred and is continuing, all excess cash flow after payment of debt service, required reserves and operating expenses (to the extent not paid by the manager pursuant to the management agreement) is required to be held as additional collateral for the Radisson Blu Aqua Hotel Whole Loan (or, in the case of a Cash Sweep Event triggered solely by a DSCR Trigger Event (as defined below), to be deposited into the DSCR Cure Deposit Reserve (as defined below) also to be held as additional collateral for the Radisson Blu Aqua Hotel Whole Loan as described below).

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower or property manager or (iii) the date the debt service coverage ratio (as calculated in the loan documents) based on the trailing 12-month period

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

221 North Columbus Drive Chicago, IL 60601	Collateral Asset Summary – Loan No. 10 Radisson Blu Aqua Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 54.5% 2.24x 10.4%

preceding the date of determination is less than 1.25x (a “DSCR Trigger Event”), in each case continuing until the earlier of (a) the date of the related Cash Sweep Event Cure (as defined below) or (b) payment in full of the Radisson Blu Aqua Hotel Whole Loan.

A “Cash Sweep Event Cure” means (i) if the Cash Sweep Event is caused solely by an event of default, the acceptance by the lender of a cure of such event of default (which the lender may accept in its reasonable discretion unless the lender has applied for the appointment of a receiver, declared the entire unpaid debt to be immediately due and payable or commenced a foreclosure action, in which case the lender may accept or reject such cure in its sole and absolute discretion), (ii) if the Cash Sweep Event is caused solely by the occurrence of a DSCR Trigger Event, the achievement of a DSCR Cure (as defined below), (iii) if the Cash Sweep Event is caused solely by the bankruptcy or insolvency action of the borrower, if such action is due to a party filing an involuntary petition for bankruptcy against the borrower and none of the borrower, guarantor or their affiliates colluded with or otherwise assisted such party or solicited creditors for an involuntary petition and the bankruptcy or insolvency action is dismissed or discharged within 90 days from the date of filing without any material adverse consequences to the Radisson Blu Aqua Hotel Property or Radisson Blu Aqua Hotel Whole Loan, or (iv) if the Cash Sweep Event is caused solely by the bankruptcy or insolvency action of the property manager, if the borrower replaces the manager with a qualified manager in accordance with the loan documents or such action is dismissed within 90 days from the date of such filing; provided, however, that, each such Cash Sweep Event Cure is subject to the following conditions: (a) a Cash Sweep Event Cure may occur no more than a total of four times in the aggregate during the term of the Radisson Blu Aqua Hotel Whole Loan (except for a Cash Sweep Event Cure in (ii) or (iv) above, which may occur an unlimited number of times) and (b) the borrower pays all of the lender’s reasonable out-of-pocket expenses actually incurred in connection with such Cash Sweep Event Cure.

“DSCR Cure” means (a) the achievement of a debt service coverage ratio of 1.30x or greater for one, three-month period based upon the trailing 12-month period immediately preceding the date of determination, (b) the borrower has deposited with the lender cash or a letter of credit in an aggregate amount not less than the amount which, if applied to the then outstanding principal balance of the Radisson Blu Aqua Hotel Whole Loan, would result in the achievement of a debt service coverage ratio of 1.30x or greater for two consecutive three-month periods based on the trailing 12-month period immediately preceding the date of determination (the “DSCR Cure Deposit”) or (c) funds on deposit in the DSCR Cure Deposit Reserve (as defined below) equal or exceed the amount of the DSCR Cure Deposit.

Initial and Ongoing Reserves.     An upfront reserve of $216,932 was deposited at origination for real estate taxes. The borrower was also required to deposit an additional approximately $489,327 within three days following the origination date for real estate taxes. An upfront reserve of $28,815 was deposited at origination for insurance premiums.

Tax Reserve. On a monthly basis, the borrower is required to deposit (or cause the manager to deposit) $176,565 for real estate taxes.

Insurance Reserve. The borrower is required to deposit 1/12 of annual insurance premiums on a monthly basis (a) upon an event of default occurring and continuing, (b) upon the borrower failing to provide reasonably satisfactory evidence that all insurance premiums have been paid when due or (c) if an acceptable blanket insurance policy is no longer in place. The monthly reserve for insurance premiums will also be waived to the extent (i) (1) no event of default has occurred and is continuing, (2) the borrower provides evidence that it is paying insurance premiums in quarterly installments, (3) the borrower provides evidence that all insurance premiums have been paid when due and (4) the borrower maintains an amount equal to one quarterly installment with respect to such insurance premiums, or (ii) (1) the management agreement is in full force and effect and the property manager is required by the management agreement to pay such insurance premiums and (2) the lender has received evidence that the policies are in full force and effect and the property manager has paid all insurance premiums when due.

FF&E Reserve. On a monthly basis, the borrower is required to deposit (or cause the manager to deposit) 4.0% of gross revenues for the calendar month that is two months prior to the applicable payment date.

DSCR Cure Deposit Reserve. During a Cash Sweep Event caused solely by a DSCR Trigger Event, the borrower is required to deposit all excess cash flow into a reserve (the “DSCR Cure Deposit Reserve”) until the funds on deposit in the DSCR Cure Deposit Reserve equal the DSCR Cure Deposit, to be held as additional collateral for the loan until the conditions for a DSCR Cure have been satisfied without consideration for any funds on deposit with the lender in the DSCR Cure Deposit Reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None. However, the borrower is permitted to incur certain loans from one member of the borrower to fund working capital deficiencies. Any such loans are required to be (i) made and repaid strictly in accordance with the terms and conditions of the borrower’s operating agreement, (ii) unsecured and (iii) payable only from distributable cash flow. In addition, the borrower may only incur such loans in the event that (A) a Cash Sweep Event has occurred and is continuing, (B) the property manager has notified the borrower pursuant to the management agreement that the borrower is required to provide additional working capital, (C) the borrower has provided the lender with a copy of the property manager’s notice requesting additional working capital, (D) the lender has disbursed all excess cash flow remaining after payment of all required payments to fund such working capital and (E) the borrower has provided the lender with 10 business days’ prior written notice.

Partial Releases. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

8900 Beverly Boulevard West Hollywood, CA 90048	Collateral Asset Summary – Loan No. 11 8900 Beverly	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,000,000 49.0% 2.10x 9.0%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsors:	Jerry Illoulian; Manouchehr Illoulian
Borrower:	8900 Beverly Blvd, LLC
Original Balance:	$43,000,000
Cut-off Date Balance:	$43,000,000
% by Initial UPB:	3.7%
Interest Rate:	3.9000%
Payment Date:	6th of each month
First Payment Date:	January 6, 2018
Maturity Date:	December 6, 2027
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$95,799	$31,933
Insurance(2):	$0	Springing
Replacement:	$0	$1,058
TI/LC(3):	$0	$9,132
Required Repairs:	$3,450	NAP
Future Lease(4):	$2,000,000	$0
Lease Sweep(5):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$785
Balloon Balance / Sq. Ft.:	$785
Cut-off Date LTV:	49.0%
Balloon LTV:	49.0%
Underwritten NOI DSCR:	2.18x
Underwritten NCF DSCR:	2.10x
Underwritten NOI Debt Yield(4):	9.0%
Underwritten NCF Debt Yield(4):	8.7%

(1)	In place cash management will be triggered (i) upon an event of default, (ii) if the debt service coverage ratio falls below 1.20x until such time that the debt service coverage ratio is at least 1.25x for two consecutive quarters.
(2)	If an acceptable blanket insurance policy is no longer in place, borrower is required to deposit 1/12 of the annual insurance premiums into the insurance account.
(3)	The TI/LC reserve is subject to a cap of $200,000.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office/Retail
Collateral:	Fee Simple
Location:	West Hollywood, CA
Year Built / Renovated:	2012 / NAP
Total Sq. Ft.:	54,790
Property Management:	Morlin Asset Management, LP
Underwritten NOI(6):	$3,700,397
Underwritten NCF:	$3,578,534
Appraised Value:	$87,800,000
Appraisal Date:	October 13, 2017

Historical NOI(6)
Most Recent NOI:	$2,985,863 (T-12 September 30, 2017)
2016 NOI:	$3,357,820 (December 31, 2016)
2015 NOI:	$3,355,390 (December 31, 2015)
2014 NOI:	$3,396,431 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	89.6% (November 7, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
(4)	The Future Lease reserve is required to be released to borrower if it enters into a new lease by November 7, 2021 for at least 2,700 sq. ft. that were vacant at origination, debt yield is at least 8.5%, and free rent and TI/LC thereunder are paid or reserved for. Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated net of the Future Lease reserve. Including the Future Lease reserve, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are 8.6% and 8.3%, respectively.
(5)	On each payment date during a Lease Sweep Period, the borrower will be required to deposit all excess cash into the lease sweep reserve. A “Lease Sweep Period” commences (a) upon the earlier of (i) the date 12 months prior to expiration of the Cedar Sinai Medical lease (“Cedar Lease”), (ii) upon the date under the Cedar Lease by which the tenant must give notice of exercise of a renewal option (if not so exercised) (b) upon (i) the date that the Cedar Lease is surrendered, cancelled or terminated or the tenant discontinues its business, (ii) during the continuance of a monetary or material, non-monetary event of default under the Cedar Lease, (iii) upon an insolvency proceeding of Cedar Lease tenant or (iv) upon a decline in the credit rating of Cedar Lease tenant (or its parent), to below “BBB-” or equivalent by any rating agency.
(6)	The increase in Underwritten NOI over historical period is primarily driven by (i) the increase of base rent, which accounts for $217,775 of the increase, (ii) the burn off of parking rent abatement for Cedar Sinai Medical, which accounts for $161,101 of the increase, (iii) the underwritten rent steps through July 2018 for non credit tenants, which accounts for $99,172 of the increase, (iv) new Verizon antenna lease which accounts for $59,400 of the increase and (v) straight line average credit tenant rent steps for Cedar Sinai Medical, which accounts for $37,984 of the increase.

TRANSACTION HIGHLIGHTS

●	Property and Tenancy. The property is a three-story, 54,790 sq. ft. office and retail building located in West Hollywood, California, built in 2012. As of November 7, 2017, the property was 89.6% leased to four tenants: Cedar Sinai Medical (dba “Cedars-Sinai”) (63.6% of NRA, 60.6% of U/W Base Rent), Porcelanosa (13.1% of NRA, 19.6% of U/W Base Rent), Christopher Guy (8.3% of NRA, 12.4% of U/W Base Rent), and Poggenpohl (4.6% of NRA, 7.4% of U/W Base Rent). The property is anchored by Cedars-Sinai (rated A1/AA- by Moody’s/Fitch) which has occupied the property since construction; the lease expires November 30, 2024. Cedars-Sinai operates its Los Angeles transplant center at the property, including pre and post operation treatment for lung, heart, liver, kidney, and pancreas transplants. Cedars-Sinai operates an 886-bed, Level 1 trauma center less than a quarter mile from the property with 2,100 physicians, 2,800 nurses and many other healthcare professionals and staff. The weighted average rental rate for the retail tenants at the property is $90.06 PSF with an average lease term of 10.1 years. The property has experienced an average occupancy of 96.9% since it was developed.

●	Market. The property is located on the border of Beverly Hills and West Hollywood on Beverly Boulevard, providing demand drivers for both its retail and medical office components. Beverly Boulevard is an East-West thoroughfare that connects Beverly Hills and West Hollywood, located between the shopping destinations of Rodeo Drive (1.3 miles from the property) and Melrose Avenue (0.4 miles from the property). Beverly Boulevard has historically been associated with furniture and interior design brands and includes retailers that draw high-end shoppers, such as Fendi Casa, Minotti, Mayfair House, Linge Roset, Linea, MASS Beverly, Kohler, and Poliform. The submarket also features medical users such as the Beverly Hills Institute of Plastic Surgery, the Roxbury Institute, University of Southern California Medical, and SoCal Plastic Surgery Center. Based on a market research report, the property is located within the West Hollywood submarket. As of the second quarter of 2017, the retail submarket vacancy rate was 2.4% and asking rents were approximately $64.80 PSF. The Beverly Hills and West Hollywood medical office submarket reported a total vacancy rate of 6.0% and asking rents of approximately $48.79 PSF. Within a one-, three- and five-mile radius the estimated population is 38,167, 269,558, and 799,808, respectively with average household incomes of $118,869, $124,272 and $103,673, respectively.

●	Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors are Jerry Illoulian and Manouchehr Illoulian, on a joint and several basis. Faring Capital, a privately held real estate investment firm, with a business plan focused on high density, urban-filled properties throughout Los Angeles County, is run by members of the lloullian family. The Illoulian family has been investing in real estate for over 45 years and has a current portfolio of over 60 buildings of retail, office, and residential assets located mostly in Los Angeles.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 12 Gateway Net Lease Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,100,000 45.0% 3.54x 14.1%

Mortgage Loan Information
Loan Seller(1):	JPMCB
Loan Purpose:	Acquisition
Borrower Sponsor(2):	ETCL Venture LP
Borrowers:	Various
Original Balance(3):	$42,100,000
Cut-off Date Balance(3):	$42,100,000
% by Initial UPB:	3.6%
Interest Rate(4):	3.56283%
Payment Date:	5th of each month
First Payment Date:	July 5, 2017
Maturity Date:	June 5, 2024
Amortization:	Interest Only
Additional Debt(3):	$310,900,000 Pari Passu Debt; $170,000,000 B-Notes
Call Protection(5):	L(24), YM1(7), D or YM1(49), O(4)
Lockbox / Cash Management(6):	Hard / Springing

Reserves(7)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Ground Lease:	$0	Springing
Earnout:	$10,720,000	$0

Financial Information
	A-Notes(8)	Total Debt(9)
Cut-off Date Balance / Sq. Ft.:	$67	$99
Balloon Balance / Sq. Ft.:	$67	$99
Cut-off Date LTV:	45.0%	66.6%
Balloon LTV:	45.0%	66.6%
Underwritten NOI DSCR:	3.90x	2.26x
Underwritten NCF DSCR:	3.54x	2.04x
Underwritten NOI Debt Yield:	14.1%	9.5%
Underwritten NCF Debt Yield:	12.8%	8.6%
Underwritten NOI Debt Yield at Balloon:	14.1%	9.5%
Underwritten NCF Debt Yield at Balloon:	12.8%	8.6%

(1)	The Gateway Net Lease Portfolio Whole Loan was co-originated by JPMCB and Bank of America, N.A.
(2)	There is no nonrecourse carve-out guarantor or separate environmental indemnitor for the Gateway Net Lease Portfolio Whole Loan.
(3)	The Original Balance and Cut-off Date Balance of $42.1 million represents the non-controlling Note A-1-4 which, together with the remaining six pari passu A-Notes with an aggregate original principal balance of $310.9 million and the 10 B-Notes with an aggregate original principal balance of $170.0 million, comprise the Gateway Net Lease Portfolio whole loan with an aggregate original principal balance of $523.0 million (the “Gateway Net Lease Portfolio Whole Loan”).
(4)	Interest Rate reflects the interest rate with respect to the A-Notes. The Gateway Net Lease Portfolio Whole Loan includes 10 subordinate B-Notes with an aggregate original principal balance of $170.0 million that are coterminous with the Gateway Net Lease Portfolio Loan and accrue interest at a rate of 5.4000%. The B-Notes have been sold to affiliates of Apollo Global Management, LLC.
(5)	After June 5, 2019, the borrowers are permitted to obtain the release of individual properties upon prepayment of a release price and satisfaction of certain other conditions set forth in the loan documents. The borrowers are also permitted to prepay a portion of the Gateway Net Lease Portfolio Whole Loan in order to satisfy certain debt yield requirements, in each case in accordance with the loan documents. Please see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus for additional information.

Property Information
Single Asset / Portfolio:	Portfolio of 41 properties
Property Type:	Various
Collateral(10):	Fee Simple / Leasehold
Location:	Various
Year Built / Renovated:	Various / Various
Total Sq. Ft.:	5,296,943
Property Management:	ElmTree Funds, LLC
Underwritten NOI:	$49,772,586
Underwritten NCF:	$45,081,162
Appraised Value(11):	$785,215,000
Appraisal Date(11):	Various

Historical NOI(12)
Most Recent NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV
2014 NOI:	NAV

Historical Occupancy
Current Occupancy:	100.0% (January 5, 2018)
2016 Occupancy:	NAV
2015 Occupancy:	NAV
2014 Occupancy:	NAV
(6)	In place cash management will be triggered upon (i) an event of default, (ii) any bankruptcy or insolvency action of a borrower or an affiliated property manager or (iii) the date that the debt yield (as calculated in the loan documents based on the Gateway Net Lease Portfolio Whole Loan) based on the trailing three-month period immediately preceding the date of determination is less than 8.5% for one calendar quarter.
(7)	On a monthly basis, during the continuance of a Cash Sweep Period (as defined below), the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, (ii) 1/12 of the estimated annual insurance premiums, (iii) approximately $110,353 into a replacement reserve account (subject to a cap of approximately $2,648,472 ($0.50 per sq. ft.)), (iv) approximately $331,059 into a tenant improvement and leasing commissions reserve account (subject to a cap of approximately $7,945,415 ($1.50 per sq. ft.)) and (v) 1/12 of ground rents (including both base rents and additional rents) due under each ground lease into a ground lease reserve account. Each of the foregoing monthly deposit requirements is waived to the extent (a) no Cash Sweep Period is continuing, (b) provided that no event of default under the loan documents is continuing (and notwithstanding the existence of a Cash Sweep Period that is not caused by such event of default under the loan documents), the borrowers provide to the lender satisfactory evidence that such reserves are being paid directly by one or more tenants and such tenants are not in default under the terms of their respective leases, beyond applicable cure periods or (c) solely with respect to clause (ii) above, the borrowers provide satisfactory evidence that the property is insured under an acceptable blanket policy in accordance with the loan documents. A “Cash Sweep Event” means the occurrence of: (i) an event of default, (ii) any bankruptcy or insolvency action of a borrower or an affiliated property manager or (iii) the date that the debt yield (as calculated in the loan documents based on the Gateway Net Lease Portfolio Whole Loan) based on the trailing three-month period immediately preceding the date of determination is less than 8.5% for one calendar quarter (a “Debt Yield Trigger Event”). A “Cash Sweep Period” means the period during which a Cash Sweep Event is occurring until the occurrence of a cure or repayment or defeasance of the Gateway Net Lease Portfolio Whole Loan in full.
(8)	A-Notes DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the A-Notes, which have an aggregate principal balance of $353.0 million.
(9)	Total Debt DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Gateway Net Lease Portfolio Whole Loan balance of $523.0 million, which includes the $170.0 million B-Notes.
(10)	The following properties are secured by the applicable borrower’s leasehold interest: FedEx (Baltimore), GoDaddy, Sikorsky Aircraft R&D Facility and Hitachi.
(11)	Appraisal Dates are in February and March 2017. The values are based on the “As-Is” appraised value, except with respect to two properties, Baxalta (Barry Pointe) and Baxalta (Casselberry), that were under construction at the time of origination, for which the “As Complete” values were used. These values assumed each property is 100% leased upon completion of the construction. According to the borrower sponsor,construction at each property is now completed; however, the related reserve funds have not been released, and such properties have not been added as collateral. Based on the $769.115 million “As is” value, which excludes Baxalta (Barry Pointe) and Baxalta (Casselberry), both the Cut-off Date LTV and Balloon LTV, are 45.9%.
(12)	The portfolio consists of 41 single tenant properties, many of which are recently constructed build-to-suit projects, each leased on a triple net basis. Due to the underlying structure of each lease as well as the lack of operating history for the majority of properties, no historical financials or historical occupancy information is presented abov

TRANSACTION HIGHLIGHTS

●	Properties. The Gateway Net Lease Portfolio consists of 41 single tenant industrial and office properties totaling approximately 5.3 million sq. ft. The properties are located across 20 states, with the largest concentration in Texas (23.8% of net rentable area), Indiana (12.1%) and Michigan (9.1%). The properties were built between 1960 and 2017, and 24 of the properties (58.3% of net rentable area) were built-to-suit (including the two properties under construction at the time of origination) for the respective tenants. Eight properties were built prior to 2000, with seven having since been renovated. According to the borrowers, approximately $249.9 million has been spent at the build-to-suit properties in additional to the landlord provided tenant improvements.
●	Market. The Gateway Net Lease Portfolio properties are geographically diverse, located in 39 different cities across 20 states. The properties are located in Texas (23.8% of net rentable area), Indiana (12.1%), Michigan (9.1%), Wisconsin (8.3%), Virginia (7.7%), Ohio (5.8%) and Maryland (5.8%) with 27.4% located across 13 other states.
●	Borrower Sponsor. The borrower sponsor, ETCL Venture LP, is a joint venture between China Life Insurance Company Limited (LFC) (“China Life”) and ElmTree Funds, LLC (“ElmTree”). Headquartered in Beijing, China, China Life and its subsidiaries comprise the largest commercial insurance group in mainland China with over 130,000 employees. Ranked number 54 on Fortune’s Global 500 Company list, China Life has approximately $361.6 billion in assets under management as of June 30, 2016. As of May 24, 2017, China Life had a market capitalization of approximately $111.6 billion and is the first insurance company to be triple-listed in New York, Hong Kong and Shanghai. ElmTree is a real estate investment firm led by managing principal and founder James Koman, focusing primarily on commercial real estate net lease, sale-leaseback and build-to-suit opportunities. ElmTree has completed in excess of $4.0 billion in commercial real estate transactions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

250 Lehigh Valley Mall Whitehall, PA 18052	Collateral Asset Summary – Loan No. 13 Lehigh Valley Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$41,884,697 44.8% 2.07x 12.5%

Mortgage Loan Information
Loan Seller(1):	JPMCB
Loan Purpose:	Refinance
Borrower Sponsors:	Simon Property Group, L.P.;Pennsylvania Real Estate Investment Trust
Borrower:	Lehigh Valley Mall, LLC
Original Balance(2):	$42,000,000
Cut-off Date Balance(2):	$41,884,697
% by Initial UPB:	3.6%
Interest Rate:	4.0560%
Payment Date:	1st of each month
First Payment Date:	December 1, 2017
Maturity Date:	November 1, 2027
Amortization:	360 months
Additional Debt(2):	$157,566,242 Pari Passu Debt
Call Protection(3)(4):	L(26), D(87), O(7)
Lockbox / Cash Management(5):	Hard / Springing

Reserves(6)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	$81,785
Outstanding TI/LC:	$443,000	$0
Tenant Rent Holdback:	$208,533	$0
Release Parcel:	$0	Springing

Financial Information(7)
Cut-off Date Balance / Sq. Ft.:	$366
Balloon Balance / Sq. Ft.:	$292
Cut-off Date LTV:	44.8%
Balloon LTV:	35.8%
Underwritten NOI DSCR:	2.16x
Underwritten NCF DSCR:	2.07x
Underwritten NOI Debt Yield:	12.5%
Underwritten NCF Debt Yield:	12.0%
Underwritten NOI Debt Yield at Balloon:	15.7%
Underwritten NCF Debt Yield at Balloon:	15.0%

(1)	The Lehigh Valley Mall Whole Loan was co-originated by JPMCB, Column Financial, Inc. (“Column”) and Cantor Commercial Real Estate Lending, L.P. (“CCRE”).
(2)	The Lehigh Valley Mall whole loan is evidenced by six pari passu notes with an aggregate original principal balance of $200.0 million (the “Lehigh Valley Mall Whole Loan”). The controlling Note A-1-A, with an original principal balance of $42.0 million, will be included in the Benchmark 2018-B1 mortgage trust. The non-controlling note A-1-B, with a balance of $50.0 million was contributed to CSAIL 2017-CX10 and the remaining notes, with an aggregate original principal balance of $108.0 million, are held by JPMCB, Column and CCRE and are expected to be contributed to one or more future securitization trusts. For additional information on the pari passu companion loans, see “Description of the Mortgage Pool – Additional Indebtedness – The Whole Loans” in the Preliminary Prospectus.
(3)	The lockout period will be at least 26 payment dates beginning with, and including, the first payment date of December 1, 2017. The actual lockout period may be longer. Defeasance of the full $200.0 million Lehigh Valley Mall Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) December 1, 2020 (such earlier date, the “Permitted Release Date”). The borrower is also permitted to prepay the Lehigh Valley Mall Whole Loan with the payment of a yield maintenance premium after the occurrence of the Permitted Release Date if the REMIC Prohibition Period has not occurred prior to December 1, 2020.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall
Collateral:	Fee Simple
Location:	Whitehall, PA
Year Built / Renovated:	1976 / 2006
Total Sq. Ft.:	545,233
Property Management:	Simon Management Associates, LLC
Underwritten NOI(8)(9):	$24,932,185
Underwritten NCF:	$23,926,829
Appraised Value:	$445,000,000
Appraisal Date:	September 4, 2017

Historical NOI
Most Recent NOI(8):	$26,376,248 (T-12 August 31, 2017)
2016 NOI:	$27,494,559 (December 31, 2016)
2015 NOI:	$26,642,237 (December 31, 2015)
2014 NOI:	$26,485,779 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy(9):	83.9% (October 12, 2017)
2016 Occupancy:	96.1% (December 31, 2016)
2015 Occupancy:	95.3% (December 31, 2015)
2014 Occupancy:	97.4% (December 31, 2014)
(4)	The borrower may obtain the release of the Macy’s release parcel from the lien of the Lehigh Valley Mall Whole Loan and concurrently transfer the Macy’s release parcel in connection with the exercise by Macy’s of a purchase option in its lease, subject to satisfaction of certain conditions set forth in the loan documents including the partial prepayment or defeasance of the Lehigh Valley Mall Whole Loan in an amount equal to 100% of the gross cash proceeds of the sale (the “Release Parcel Amount”). Please see “Description of the Mortgage Pool— Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus for additional information.
(5)	In place cash management will be triggered upon the occurrence and continuance of a Lockbox Event (as defined below). A “Lockbox Event” means the occurrence of (i) an event of default, (ii) the bankruptcy or insolvency of the borrower, (iii) the bankruptcy or insolvency of the property manager (if the manager is an affiliate and is not replaced within 60 days in accordance with the loan documents), (iv) the debt service coverage ratio (as calculated in the loan documents) based on the trailing four quarter period falling below 1.50x for two consecutive quarters (a “DSCR Trigger Event”), (v) two or more anchor tenants (Boscov’s, JCPenney and Macy’s) closing, ceasing operation, going dark, vacating or abandoning the space operated under their respective leases or reciprocal easement agreement, as applicable (an “Anchor Trigger Event”) or (vi) less than 70% of the gross leasable square footage of in-line space at the Lehigh Valley Mall property being leased (an “Occupancy Trigger Event”).
(6)	The borrower is required to deposit 1/12 of annual estimated real estate taxes (i) during the continuance of an event of default, (ii) during the continuance of a DSCR Reserve Trigger Event (as defined below), (iii) during the continuance of an Occupancy Trigger Event or (iv) if the borrower fails to pay taxes prior to the assessment of any penalty or provide evidence of satisfactory payment of all taxes due. The borrower is required to deposit 1/12 of the annual insurance premiums (i) during the continuance of an event of default or (ii) if a reasonably acceptable blanket insurance policy is no longer in place. The borrower is required to deposit $9,087 into a replacement reserve account during the continuance of (i) an event of default, (ii) a DSCR Reserve Trigger Event or (iii) an Occupancy Trigger Event, subject to a cap of $327,140. The TI/LC reserve account is subject to a cap of $2,994,258. In the event that Macy’s elects to exercise its purchase option and the Macy’s parcel is released in accordance with the loan documents, in lieu of prepaying or partially defeasing the Lehigh Valley Mall Whole Loan, the borrower may deposit 100.0% of the gross cash proceeds with respect to the Macy’s purchase to be held as additional collateral for the Lehigh Valley Mall Whole Loan. A “DSCR Reserve Trigger Event” means the debt service coverage ratio based on the trailing four calendar quarter period immediately preceding the date of such determination is less than 1.65x for two consecutive calendar quarters.
(7)	Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the aggregate Lehigh Valley Mall Whole Loan.
(8)	The decrease in Underwritten NOI from Most Recent NOI is driven by the closure of Babies R Us, Teavana and Freeman Jewelers. Babies R Us’ parent company, Toys R Us, filed for Chapter 11 bankruptcy in September 2017 and the related space has been underwritten as vacant. Teavana’s parent company, Starbucks, announced the closure of all Teavana stores nationwide and the related space has been underwritten as vacant. Additionally, Freeman Jewelers is vacating the Lehigh Valley Mall property and has been underwritten as vacant.
(9)	As of October 12, 2017, the Lehigh Valley Mall property was 92.8% physically occupied. Most Recent Occupancy of 83.9% reflects the underwritten occupancy, which excludes Babies R Us, Teavana, Bath & Body Works, Payless ShoeSource, Freeman Jewelers and Gymboree, each of which has been underwritten as vacant as each tenant has either vacated its space, is expected to vacate its space or has a parent company that has filed for Chapter 11 bankruptcy protection. Additionally, Most Recent Occupancy and U/W NOI includes Bob’s Discount Furniture, which has executed a lease but is not in occupancy. The tenant is expected to take occupancy in April 2018.

TRANSACTION HIGHLIGHTS

●	Property. The Lehigh Valley Mall property is a super regional mall located in Whitehall, Pennsylvania consisting of a traditional two-story enclosed mall and outparcel strip center as well as a more recently constructed, one-story lifestyle center component. The original improvements were constructed in 1976, while the lifestyle center addition was developed in 2006 by the borrower sponsors at a cost of approximately $41.0 million. The property totals approximately 1.2 million sq. ft., of which 545,233 serves as collateral for the Lehigh Valley Mall Whole Loan, and is situated on an approximately 123.8-acre site. As of October 12, 2017, the Lehigh Valley Mall property was 92.8% physically occupied (with 83.9% underwritten occupancy) by a broad mix of 127 national and international brand-name retailers, anchored by Macy’s, JCPenney (non-collateral) and Bob’s Discount Furniture (which is expected to take occupancy in April 2018). Lehigh Valley Mall had August 2017 TTM in-line sales of approximately $564 per sq. ft. and corresponding occupancy cost of 13.0%.

●	Market. The Lehigh Valley Mall property is located in Whitehall, Lehigh County, Pennsylvania, located approximately one hour north of Philadelphia and an hour and a half from New York City. The Lehigh Valley Mall property is also located approximately two miles north of Allentown, the fourth largest city in Pennsylvania and the third largest urbanized area in the state, after Philadelphia and Pittsburgh. Additionally, the Allentown central business district is located approximately two miles south of the Lehigh Valley Mall property. Whitehall is home to approximately 27,500 residents and the largest employers in the area include Walmart, Amazon.com, St. Luke’s Hospital and Lehigh Valley Physician Group. Additionally, the Allentown area is expected to benefit from a $335 million warehouse and logistics hub that FedEx Ground is constructing. The facility is expected to open in 2018 and to employ approximately 700 people.

●	Borrower Sponsors. Simon Property Group, L.P. is an affiliate of Simon Property Group Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3/A by Moody’s and S&P) is an S&P 100 company which currently owns or has an interest in 227 retail properties in North America, Europe and Asia comprising approximately 189.7 million sq. ft. Pennsylvania Real Estate Investment Trust (“PREIT”) is a publicly traded REIT (NYSE: PEI) that is focused on the ownership and management of shopping malls. PREIT is currently headquartered in Philadelphia, Pennsylvania and owns and operates over 22.5 million sq. ft. of retail space in the United States, with a concentration in the Mid-Atlantic region.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Rochester, MN	Collateral Asset Summary – Loan No. 14 Rochester Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 66.7% 1.50x 12.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsors:	Javon R. Bea; Vita E. Bea
Borrowers:	KAH 20 2nd Avenue LLC; KINN 9 3rd Avenue LLC; MAR 1st Avenue SW LLC; RES 441 Center Street LLC
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	3.4%
Interest Rate:	4.7410%
Payment Date:	6th of each month
First Payment Date:	December 6, 2017
Maturity Date:	November 6, 2027
Amortization:	Interest only for first 36 months, 300 months thereafter
Additional Debt(1):	$100,000,000 Pari Passu Debt
Call Protection(2):	L(26), D(89), O(5)
Lockbox / Cash Management(3):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$496,816	$248,408
Insurance:	$335,774	$33,894
FF&E(4):	$0	5.0% of gross revenues
Required Repairs:	$45,563	$0
Seasonality(5):	$300,000	Springing
Renovation(6):	$0	$500,000
PIP (7):	$0	Springing

Financial Information(8)
Cut-off Date Balance / Room(9):	$114,566
Balloon Balance / Room(9):	$95,285
Cut-off Date LTV:	66.7%
Balloon LTV:	55.4%
Underwritten NOI DSCR(10):	1.78x
Underwritten NCF DSCR(10):	1.50x
Underwritten NOI Debt Yield:	12.2%
Underwritten NCF Debt Yield:	10.3%
(1)	The Original Balance and Cut-off Date Balance of $40.0 million represents the non-controlling Note A-2 and Note A-4-A, which, together with the controlling and non-controlling pari passu Notes with an aggregate original principal balance of $100.0 million, comprises the Rochester Hotel Portfolio Whole Loan with an aggregate original principal balance of $140.0 million.
(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of December 6, 2017. Defeasance of the full $140.0 million Rochester Hotel Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 6, 2020. The assumed lockout period of 26 payments is based on the expected Benchmark 2018-B1 securitization closing date in January 2018. The actual lockout period may be longer.
(3)	In place cash management will be triggered upon (i) an event of default under the loan documents, (ii) the occurrence of a Low Debt Yield Period (as defined in the loan documents), (iii) a Franchise Agreement Sweep Period (as defined in the loan documents) or (iv) a Renovation Reserve Sweep Period (as defined in the loan documents) and will continue until a cure of the trigger event in accordance with the loan documents (each a “Trigger Period”).

Property Information
Single Asset / Portfolio:	Portfolio of four properties
Property Type:	Hospitality
Collateral:	Fee Simple
Location:	Rochester, MN
Year Built / Renovated:	Various / Various
Total Rooms(9):	1,222
Property Management:	Richfield Hospitality, Inc.
Underwritten NOI:	$17,020,888
Underwritten NCF:	$14,368,863
Appraised Value:	$210,000,000
Appraisal Date:	November 1, 2017

Historical NOI
Most Recent NOI(11):	$16,830,937 (T-12 October 31, 2017)
2016 NOI(11):	$16,602,150 (December 31, 2016)
2015 NOI:	$18,230,427 (December 31, 2015)
2014 NOI:	$18,034,542 (December 31, 2014)

Historical Occupancy(12)
Most Recent Occupancy(11):	58.4% (October 31, 2017)
2016 Occupancy(11):	57.2% (December 31, 2016)
2015 Occupancy:	60.7% (December 31, 2015)
2014 Occupancy:	64.5% (December 31, 2014)
(4)	On a monthly basis, the borrowers are required to deposit into the FF&E reserve an amount equal to the greater of (i) 5.0% of individual gross revenues of the prior month for each of the Rochester Hotel Portfolio Properties (excluding revenue from the retail leases) as set forth in the most recent approved annual budget, (ii) the then-current amount required by the management agreement for approved capital expenditures and the repair and replacement of the FF&E, and (iii) the sum of (a) the then-current amount required by the franchise agreement for approved capital expenditures and the repair and replacement of the FF&E and (b) 5.0% of the individual gross revenues of the prior month (excluding revenue from the retail leases) of each of the Kahler Grand Property and the Kahler Inn & Suites Property as set forth in the most recent approved annual budget; provided, however through and including the May 2020 payment date (i.e. the first 30 monthly payment dates), FF&E reserve funds for the Kahler Grand Property and Kahler Inn & Suites Property (“Kahler Renovation FF&E Funds”) are required to instead be deposited into the Renovation Reserve Account.
(5)	On each monthly payment date in June, July, August, September, October, and November, the borrowers are required to deposit $50,000 into a seasonality reserve for potential shortfalls in the payment of the monthly interest payment amount, monthly debt service payment amount, other amounts payable under the loan documents and other operating expenses on each monthly payment date in January, February and March (provided, if no Trigger Period exists, lender is required to disburse available funds in an amount equal to $100,000 to the borrowers on each such monthly payment date). The seasonality reserve is subject to a cap of $300,000.
(6)	On each of the first 30 monthly payment dates, the borrowers are required to deposit $500,000 (the “Renovation Reserve Fixed Payment Amount”) plus the Kahler Renovation FF&E Funds into the renovation reserve. The monthly renovation reserve deposits may be reduced by a proportionate amount if the borrowers deposit an amount in excess of the Renovation Reserve Fixed Payment Amount in a prior month.
(7)	During a Franchise Agreement Sweep Period (as defined in the loan documents), excess cash flow on deposit in the clearing account is required to be swept on each monthly payment date into a PIP reserve account until such funds equal the greater of (i) $1,800,000 (which may be reduced by the lender in its sole discretion to 110% of the costs required to comply with all PIP requirements under any replacement franchise agreement or renewal or extension of any existing franchise agreement, if less than $1,800,000) and (ii) in the lender’s reasonable discretion, 110% of the anticipated costs required to comply with all PIP requirements under any replacement franchise agreement or renewal or extension of any existing franchise agreement.
(8)	DSCR, LTV, Debt Yield and Balance/Room calculations are based on the Rochester Hotel Portfolio Whole Loan, which has an aggregate principal balance of $140.0 million.
(9)	The total number of rooms is projected to decrease by 100 rooms by June 2022 following the conversion of 184 small rooms at the Kahler Grand property to 84 larger rooms.
(10)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.53x and 2.14x, respectively.
(11)	The Mayo Civic Center, a demand generator for the Rochester Hotel Portfolio Properties, was renovated during March 2015 through April 2017, thereby impacting in part the Most Recent NOI, and 2016 NOI as well as Most Recent Occupancy and 2016 Occupancy.
(12)	Historical Occupancy is based on the aggregate weighted averages of the four hospitality properties that comprise the Rochester Hotel Portfolio Properties.

TRANSACTION HIGHLIGHTS

●	Portfolio. The Rochester Hotel Portfolio includes four hotels totaling 1,222 rooms in downtown Rochester, Minnesota. All are connected to the Mayo Clinic (Aa2/AA by Moody’s/S&P) via climate controlled pedestrian tunnels and are within a three-block radius. The portfolio consists of the Kahler Grand, Rochester Marriott, Kahler Inn & Suites and the Residence Inn Rochester. The 660-room Kahler Grand (54.0% of portfolio rooms, 34.7% of annual U/W NCF) is an 11-story, full service hotel with approximately 62,200 sq. ft. of retail space within the underground walkway and first floor, constructed between 1926 and 1968 on a 1.90-acre site. From 2003 - 2012, prior ownership spent approximately $30.2 million ($45,745 per room) on capital improvements. The 202-room Rochester Marriott (16.5% of portfolio rooms, 37.4% of annual U/W NCF) is a 10-story, full service hotel with approximately 16,351 sq. ft. of space for 16 retail and office tenants within the underground walkway and first floor, developed in 1989 on a 0.85-acre site. From 2003 - 2012, prior ownership spent approximately $15.3 million ($75,800 per room) on capital improvements. The 271-room Kahler Inn & Suites (22.2% of portfolio rooms, 21.2% of annual U/W NCF) is a nine-story, select service hotel with approximately 3,562 sq. ft. of retail space constructed in 1968, and expanded in 1974 on a 1.00-acre site. From 2003 - 2012, prior ownership spent approximately $11.3 million ($41,861 per room) on capital improvements. The 89-room Residence Inn Rochester (7.3% of portfolio rooms, 10.1% of annual U/W NCF) is a seven-story extended-stay hotel constructed in 2004 on a 0.36 acre site. From 2003 - 2012, prior ownership spent approximately $12.5 million ($139,952 per room) on capital improvements. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” with respect to certain anticipated renovations at the Kahler Grand and Kahler Inn & Suites, to be funded by future deposits to the renovation reserve. See “Description of the Mortgage Pool—Litigation and Other Considerations” as to cases involving the properties that were filed with the National Labor Relations Board. For the trailing 12 months ended October 30, 2017, occupancy, ADR and RevPar penetration (per hospitality research report) was (i) 71.8%, 94.8% and 68.1% for Kahler Grand, (ii) 97.7%, 163.8% and 160.1% for Rochester Marriott, (iii) 96.3%, 93.4% and 90.0% for Kahler Inn & Suites and (iv) 95.7%, 136.1% and 130.2% for Residence Inn Rochester.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 Pavilion Parkway Midland, TX 79705	Collateral Asset Summary – Loan No. 15 Oasis at Pavilion Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 60.0% 2.73x 11.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Borrower Sponsor:	BH Equities, L.L.C.
Borrower:	Midland Oasis Owner LLC
Original Balance:	$36,000,000
Cut-off Date Balance:	$36,000,000
% by Initial UPB:	3.1%
Interest Rate:	3.9990%
Payment Date:	6th of each month
First Payment Date:	February 6, 2018
Maturity Date:	January 6, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(1):	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$56,120
Insurance(2):	$0	Springing
Replacement:	$0	$7,000

Financial Information
Cut-off Date Balance / Unit:	$107,143
Balloon Balance / Unit:	$107,143
Cut-off Date LTV:	60.0%
Balloon LTV:	60.0%
Underwritten NOI DSCR:	2.79x
Underwritten NCF DSCR:	2.73x
Underwritten NOI Debt Yield:	11.3%
Underwritten NCF Debt Yield:	11.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Midland, TX
Year Built / Renovated:	2016 / NAP
Total Units:	336
Property Management:	BH Management Services, LLC
Underwritten NOI(3):	$4,065,482
Underwritten NCF:	$3,981,482
Appraised Value:	$60,030,000
Appraisal Date:	November 14, 2017

Historical NOI(4)
Most Recent NOI(3):	$2,713,764 (T-12 September 30, 2017)
2016 NOI:	$179,689 (December 31, 2016)
2015 NOI:	NAP
2014 NOI:	NAP

Historical Occupancy(4)
Most Recent Occupancy:	92.0% (December 10, 2017)
2016 Occupancy:	NAP
2015 Occupancy:	NAP
2014 Occupancy:	NAP
(1)	In place cash management will be triggered (i) upon an event of default or (ii) if the debt service coverage ratio falls below 1.20x as of the end of any calendar quarter until such time that the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters at the end of any calendar quarter.
(2)	On a monthly basis, the borrower will be required to deposit 1/12 of the annual insurance premiums into an insurance reserve account if an acceptable blanket policy is no longer in place.
(3)	The increase in Underwritten NOI from Most Recent NOI is primarily due to the leaseup of the Oasis at Pavilion Park property which increased in occupancy from 83.6% to 92.0% from September 30 to the underwritten rent roll dated December 10 and a reduction of concessions offered at the property.
(4)	The Oasis at Pavilion Park property was completed in February of 2016. As a result, Historical NOI and Occupancy are limited or not available. The Oasis at Pavilion Park property began its lease-up stage in July of 2016.

TRANSACTION HIGHLIGHTS

●	Property. The property is a garden-style multifamily complex which consists of 336 units across 15 three-story residential buildings and one single-story leasing office. The property was built in 2016 and includes amenities such as a leasing center/clubhouse, fitness center, swimming pool, hot tub, putting green, yoga lawn, outdoor game area, pergola with grill area, outdoor game area, outdoor fireplace with covered sitting area and a dog park. Unit amenities include granite countertops, ceiling fans, a stainless steel appliance package including microwave ovens, dishwashers, disposals, frost-free refrigerator with icemaker. In addition, washer/dryer appliances are provided in each unit and select units have patios/balconies, oversized garden tubs and separate showers. The unit mix includes 168 one-bedroom, one-bathroom units ranging in size from 652 to 808 sq. ft., 144 two-bedroom, two-bathroom units ranging in size from 1,045 to 1,124 sq. ft., and 24 three-bedroom, two-bathroom units with 1,318 sq. ft.

Market. The property is located in a suburban location north of the Midland Central Business District. Primary access to the property is provided by State Highway Loop 250, Interstate Highway Business 20 and West Texas 158. State Highway Loop 250 is a four-lane full access-controlled freeway encircling the city of Midland and serving as the northern and western boundary of the subject neighborhood. Interstate Highway Business 20 and State Highway 158 are the main carriers providing access between Midland and Odessa, which is approximately 30 miles away. The Midland International Airport is approximately 16 miles from the property. As of 2017, the population within a one, three and five-mile radius was approximately 1,355, 29,342 and 94,633, respectively. The average household income within a one, three and five-mile radius is $142,923, $90,020 and $93,166. respectively. According to the appraisal, the property is located in the Midland/Odessa market, which featured a vacancy rate of 5.7% of as the third quarter of 2017 and asking rents of $969 per unit. The vacancy rate of 5.7% represented a 480 basis point decrease from the third quarter of 2016 and average asking rents increased $52 per unit or approximately 5.7% in the same time period. According to the appraisal, there were 13 apartment developments (not including the subject property) that were built from 2014 to 2017 within a 10-mile radius. Further, two apartments totaling 566 units were recently completed in 2017 in the market and are currently in lease-up. The Midland/Odessa market is the regional hub of the Permian Basin, the vast section of West Texas and eastern New Mexico known for its prolific oil and gas production. Overall, the Permian Basin is approximately 200 miles in diameter and covers 15 counties. More than 60.0% of Texas oil production occurs in the Permian Basin, which is also home to approximately 16.0% to 20.0% of the United States’ oil reserves. There are more than 2,300 separate firms in the two-county Midland/Odessa metropolitan statistical area that are directly related to oil and gas operations. Demand for apartments in the area is subject to fluctuations in the oil and gas industry and has declined during downturns in that industry.

●	Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor for the transaction is BH Equities, L.L.C., a division of BH Companies. BH Companies is comprised of three divisions including BH Equities, BH Management Services, LLP and BH Construction Services. BH Companies was founded in 1993 and focuses on the acquisition, improvement and management of apartment communities. BH Companies has approximately 1,500 employees and owns or manages 254 communities across 21 states in the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Academy Securities, Inc. or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the Benchmark 2018-B1 Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the "Offering Document").  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

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